Dated ____ September 2021 SAFE BULKERS, INC. as Original Borrower and ENIADEFHI SHIPPING CORPORATION MAXDODEKA SHIPPING CORPORATION GLOVERFOUR SHIPPING CORPORATION GLOVERFIVE SHIPPING CORPORATION YOUNGONE SHIPPING CORPORATION as Collateral Owners and DNB (UK) LIMITED as Mandated Lead Arranger and DNB BANK ASA as Agent and DNB BANK ASA as Swap Provider and DNB BANK ASA as Security Agent and DNB BANK ASA as Sustainability Agent DEED OF AMENDMENT, RESTATEMENT, RELEASE AND CONFIRMATION relating to a loan facility of (originally) up to US$210,000,000 27

EUROPE/69253884v3 Index Clause Page 1 Interpretation .............................................................................................................................. 2 2 Agreement of all parties to the Amendments of the Loan Agreement and the other Finance Documents ............................................................................................................................................... 4 3 Conditions ................................................................................................................................... 5 4 Representations and Warranties ................................................................................................ 6 5 Release & Discharge .................................................................................................................... 7 6 Amendment and Restatement of Loan Agreement and other Finance Documents .................. 7 7 Further Assurances ...................................................................................................................... 9 8 Expenses ....................................................................................................................................10 9 Notices .......................................................................................................................................10 10 Supplemental ............................................................................................................................10 11 Law and Jurisdiction ..................................................................................................................10 Schedules Schedule 1 The Parties ..........................................................................................................................11 Part A The Obligors ................................................................................................................................. 11 Part B The Original Lenders ..................................................................................................................... 12 Part C The Servicing Parties .................................................................................................................... 12 Schedule 2 Released Security Documents.............................................................................................14 Schedule 3 Notices of Reassignment ....................................................................................................15 Part A ...................................................................................................................................................... 15 Part B ....................................................................................................................................................... 16 Execution Execution Pages ......................................................................................................................................17 Appendices Appendix 1 Form of Amended and Restated Loan Agreement marked to indicate amendments to the Loan Agreement

EUROPE/69253884v3 THIS DEED is made on ____ September 2021 PARTIES (1) SAFE BULKERS, INC., a corporation incorporated in the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 as borrower (the "Borrower") (2) ENIADEFHI SHIPPING CORPORATION ("Eniadefhi") and MAXDODEKA SHIPPING CORPORATION ("Maxdodeka"), each a corporation incorporated in the Republic of Liberia whose registered address is at 80 Broad Street, Monrovia, Liberia, GLOVERFOUR SHIPPING CORPRORATION ("Gloverfour"), GLOVERFIVE SHIPPING CORPORATION ("Gloverfive"), and YOUNGONE SHIPPING CORPORATION ("Youngone") each a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960 as collateral owners (together, the "Collateral Owners") (3) THE FINANCIAL INSTITUTIONS listed in 0 (The Parties) as lenders (the "Original Lenders"), each acting through its Facility Office (4) DNB (UK) LIMITED, acting as mandated lead arranger through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the "Mandated Lead Arranger") (5) DNB BANK ASA, acting as agent through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the "Agent") (6) DNB BANK ASA, acting as swap provider through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the "Swap Provider") (7) DNB BANK ASA, acting as security agent through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the "Security Agent") (8) DNB BANK ASA, acting as sustainability agent through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the "Sustainability Agent") BACKGROUND (A) By a loan agreement made on 22 September 2014 (as amended by supplemental agreements dated 20 February 2015 and 15 December 2015, as further amended and restated by an amending and restating agreement dated 22 February 2016, as further amended by supplemental agreements dated 1 June 2016 and 8 December 2016, as further amended and restated by an amending and restating agreement dated 26 July 2017, as further amended and restated by a deed of amendment, restatement, release and confirmation dated 3 October 2018, as further amended and restated by a deed of amendment and restated dated 28 March 2019 and as further supplemented by a supplemental agreement dated 30 May 2020 (together, the "Loan Agreement")) originally made between (i) the Borrower as borrower, (ii) the Original Lenders as lenders (iii) the Agent, (iv) the Mandated Lead Arranger, (v) the Swap Provider and (vi) the Security Agent, the Original Lenders agreed to make available to the Borrower a loan facility of (originally) up to $210,000,000. 27

2 EUROPE/69253884v3 (B) The Borrower, the other Security Parties and the Finance Parties have agreed to, amongst other things, further amend and restate the Loan Agreement pursuant to this Deed for the purpose of, amongst other things, effecting the following amendments: (i) refinancing part of the Existing Indebtedness and to provide capital for general corporate purposes of the Group by way of: (1) a term loan facility; and (2) a reducing revolving facility in a maximum of six drawings at any one time; (ii) extending the maturity date of the Loan and accordingly amending the repayment schedule of the Loan; (iii) amending the Applicable Margin; (iv) releasing the Subject Security Parties from their respective obligations under the Released Security Documents; and (v) any consequential amendments to be made to the Finance Documents, (such consequential amendments together with the amendments set out above, the "Amendments"). (C) As of the date of this Deed, the outstanding principal amount of the Loan is $71,139,000 (the "Existing Indebtedness") (prior to the prepayment set out in Clause 3.2(i)(ii)). (D) This Deed sets out the terms and conditions on which the parties agree, with effect on and from the Effective Date, to the Amendments. OPERATIVE PROVISIONS 1 INTERPRETATION 1.1 Defined expressions Words and expressions defined in the Amended and Restated Loan Agreement shall have the same meanings when used in this Deed (including, for the avoidance of doubt, the Recitals and the Schedules) unless the context otherwise requires. 1.2 Definitions In this Deed, unless the contrary intention appears: "Amended and Restated Loan Agreement" means the Loan Agreement as amended and restated by this Deed in the form set out in Appendix 1. "Effective Date" means the date on which the Agent notifies each of the parties to this Deed and the Finance Parties that the conditions precedent in Clause 3.2 (Condition Precedent) have been fulfilled or waived. "Existing Indebtedness" has the meaning given to it in Recital (B). "Fee" means the amendment fee stated in the Fee Letter.

3 EUROPE/69253884v3 "Fee Letter" means the letter between, inter alios, the Agent and the Borrower setting out the fees to be paid by the Borrower to the Agent in connection with the amendments set out in the Amended and Restated Loan Agreement. "Loan Agreement" means the loan agreement referred to in Recital (A). "New Security Documents" means, together, each Second Mortgage, each Supplemental General Assignment, each Supplemental Account Security Deed and each Supplemental Master Agreement Security and, in the singular, means any of them. "Released General Assignment" means the first priority general assignment in relation to the Released Vessel, as set out in detail in 0 and shall be released pursuant to Clause 5 (Release and Discharge). "Released Manager's Undertaking" means the manager's undertakings in relation to the Released Vessel, as set out in detail in 0 and shall be released pursuant to Clause 5 (Release and Discharge). "Released Mortgage" means the first priority Cypriot mortgages, together with a deed of covenants collateral thereto, over the Released Vessel, as set out in detail in 0 and shall be discharged pursuant to Clause 5 (Release and Discharge). "Released Security Documents" means the documents listed in 0, which shall be released pursuant to Clause 5 (Release and Discharge). "Released Vessel" means the following dry bulk carrier vessel, currently registered under the laws and flag of the Republic of Cyprus in the ownership of Shikokuexi as set out below: Name of Vessel Dwt IMO number Year of build TROODOS AIR 80,000 9698226 2016 "SBM" means Safe Bulkers Management Limited of the Republic of Cyprus, with registration number HE 341369 and whose registered office is at Panteli Katelari 16, Diagoras House, 7th Floor, 1097 Nicosia, Cyprus. "Second Mortgage" means, in relation to a Vessel, a second priority Cypriot statutory mortgage over that Vessel together with a collateral deed of covenants to be granted by the Collateral Owner owning that Vessel in favour of the Security Agent in agreed form. "Shikokuexi" means Shikokuexi Shipping Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960. "Subject Security Parties" means Shikokuexi and SBM. "Supplemental Account Security Deed" means, in relation to each Earnings Account, the account security deed supplementing the first priority Account Security Deed in relation to that Earnings Account in agreed form.

4 EUROPE/69253884v3 "Supplemental General Assignment" means, in relation to each Vessel, the general assignment supplementing the first priority General Assignment in relation to that Vessel in agreed form. "Supplemental Master Agreement Charge" means, in relation to each Master Agreement, the master agreement charge supplementing the first priority Master Agreement Charge under that Master Agreement in agreed form. "Term Loan Facility" means the term loan facility described in sub-paragraph (i)(1) of Recital (B). "Vessels" means the following dry bulk carrier vessels with the deadweight tonnage and IMO numbers set out below and built in the year set out below and everything now or in the future belonging to them on board and ashore, each currently registered under the laws and flag of the Republic of Cyprus in the ownership of the respective Collateral Owners set out below and "Vessel" means any one of them: Name of Vessel Collateral Owner Defined as Dwt IMO number Year of build MARTINE Eniadefhi "Vessel A" 87,000 9411537 2009 ANDREAS K Maxdodeka "Vessel B" 91,800 9438121 2009 KYPROS BRAVERY Gloverfour "Vessel C" 77,078 9694490 2015 KYPROS LOYALTY Gloverfive "Vessel D" 77,078 9717424 2015 PEDHOULAS CHERRY Youngone "Vessel E" 82,000 9738040 2015 1.3 Application of construction and interpretation provisions of Loan Agreement Clause 1.2 (Construction) of the Amended and Restated Loan Agreement applies, with any necessary modifications, to this Deed. 1.4 Agreed forms of new, and supplements to, Finance Documents References in Clause 1.2 (Definitions) to any document being in "agreed form" are to that document in any form agreed in writing between the Borrower and the Agent acting with the authorisation of the Majority Lenders. 1.5 Designation as a Finance Document The Borrower and the Agent designate this Deed as a Finance Document. 2 AGREEMENT OF ALL PARTIES TO THE AMENDMENTS OF THE LOAN AGREEMENT AND THE OTHER FINANCE DOCUMENTS (a) For good and valuable consideration (the receipt of which is hereby acknowledged), the parties to this Deed agree, subject to and upon the terms and conditions of this Deed, to:

5 EUROPE/69253884v3 (i) the amendment and restatement of the Loan Agreement pursuant to Clause 6.1 (Amendments to Loan Agreement); (ii) the amendment to the other Finance Documents pursuant to Clause 6.2 (Amendments to Finance Documents); and (iii) the release and discharge of the Subject Security Parties' obligations pursuant to Clause 5 (Release and Discharge). (b) The agreement of the parties to this Deed contained in this Clause 2 (Agreement of the Parties) shall have effect on and from the Effective Date. 3 CONDITIONS 3.1 General The agreement of the parties to this Deed contained in Clause 2 (Agreement of the Parties) is subject to the fulfilment of the conditions precedent in Clause 3.2(Conditions precedent). 3.2 Conditions precedent The conditions referred to in Clause2 (Agreement of the Parties) are that the Agent shall have received: (a) an original of this Deed duly executed by the parties to it and counter-signed by the Managers; (b) an original of each New Security Document executed by the parties to it, together with all other documents required by any of them, including, without limitation, all other notices of assignment and/or charge duly executed and registered (where applicable) and evidence that those notices will be duly acknowledged by the recipients; (c) a certificate from an officer of the Borrower and each Collateral Owner (i) confirming the names of all its officers and directors and in the case of the Collateral Owners its shareholders and (ii) attaching copies of its constitutional documents; (d) true and complete copies of the resolutions passed at separate meetings of all the directors and shareholders of each Collateral Owner and the directors of the Borrower approving the execution of this Deed and the New Security Documents to which each is party (as applicable); (e) the original of any power of attorney issued by the Borrower and each Collateral Owner pursuant to such resolutions aforesaid; (f) evidence satisfactory to the Agent that the Borrower, each Collateral Owner and SBM are currently existing in goodstanding in the relevant jurisdiction of its incorporation; (g) a transcript of register (or equivalent) issued by the Registrar of Ships (or equivalent official) of the Approved Flag confirming that each Vessel is permanently registered under that flag in the ownership of the relevant Collateral Owner, each Second Mortgage has been registered with second priority against each Vessel and there are no further Encumbrances registered against any Vessel and a clean transcript of register in respect of the Released Vessel confirming that the Released Mortgage registered over the Released Vessel has been discharged from the Cyprus Ships Registry and that there are no Encumbrances registered over the Released Vessel;

6 EUROPE/69253884v3 (h) one valuation of each Vessel, each prepared pursuant to clause 17.11 (Market Value Determination) of the Amended and Restated Loan Agreement and stated to be for the purposes of this Deed and/or the Amended and Restated Loan Agreement; (i) evidence satisfactory to the Agent that the Borrower has paid in full: (i) the Fee; and (ii) an amount of $11,139,000, representing part of the principal amount of the Loan which is not to be refinanced by way of the Term Loan Facility or the Reducing Revolving Facility; (j) documentary evidence that the agent for service of process has accepted its appointment under this Deed and the New Security Documents (where applicable); (k) favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of England and Wales, Cyprus, the Marshall Islands, Liberia and such other relevant jurisdiction as the Agent may require; (l) such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary "know your customer" or similar identification procedures in relation to the transactions contemplated in the Finance Documents, including any specimen signatures required by Agent; and (m) copies of any consents or other document, opinions or assurance which the Agent considers is necessary in connection with the entry and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document. 3.3 Waiver of conditions precedent If the Agent, at its discretion, confirms that the Effective Date has taken place before certain of the conditions referred to in Clause 3.2 (Conditions precedent) are satisfied, the Borrower shall ensure that those conditions are satisfied within a maximum of 5 Business Days after the date of the Effective Date. 4 REPRESENTATIONS AND WARRANTIES 4.1 Repetition of Loan Agreement representations and warranties The Borrower represents and warrants to the Agent that the representations and warranties in clause 19 (Representations) of the Amended and Restated Loan Agreement and updated with appropriate modifications to refer to this Deed and, where appropriate, each other Finance Document which is being amended by this Deed, remain true and not misleading on the date of this Deed with reference to the circumstances now existing on the date of this Deed and on the Effective Date. 4.2 Finance Document representations The Borrower and each Security Party makes the representations and warranties set out in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and restated and/or supplemented by this Deed and updated with appropriate modifications to refer to this Deed by reference to the circumstances then existing on the date of this Deed and on the Effective Date.

7 EUROPE/69253884v3 5 RELEASE & DISCHARGE With effect on and from the Effective Date: (a) without prejudice to the obligations of the Borrower and other Security Parties under the Loan Agreement and the Security Documents to which each is a party (other than, in relation to the Subject Security Parties, the Released Security Documents) all of which shall remain in full force and effect, the Finance Parties hereby release and discharge the Subject Security Parties from their respective obligations under the Released Security Documents with the exception of any indemnities contained in any of the Released Security Documents which are intended to survive; (b) the Security Agent, without any warranty, representation, covenant or other recourse, hereby reassigns to: (i) Shikokuexi, all rights and interests of every kind which the Security Agent now has to, in, or in connection with the Assigned Property (as such term is defined in the Released General Assignment); and (ii) SBM, all rights and interests of every kind which the Security Agent now has to, in, or in connection with the Insurances under the Released Manager's Undertaking executed in respect of each Released Vessel; and (c) the Security Agent shall execute and deliver to each of Shikokuexi and SBM executed notices of reassignment of Insurances in the form set out in Part A and Part B of 0 (Notice of Reassignment). 6 AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS 6.1 Amendments to Loan Agreement (a) With effect on and subject to the occurrence of the Effective Date, the Loan Agreement shall be, and shall be deemed by this Deed to be, amended and restated in the form of the Amended and Restated Loan Agreement; and (b) as so amended and restated pursuant to (a) above, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms so amended and restated. 6.2 Amendments to Finance Documents With effect on and from the Effective Date, each of the Finance Documents (other than the Loan Agreement) shall be, and shall be deemed by this Deed to be, amended as follows: (a) the definition of, and references throughout each of the Finance Documents to the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and restated or supplemented by this Deed; and (b) by construing references throughout each of the Finance Documents to "this Deed", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Deed.

8 EUROPE/69253884v3 6.3 Security Party Confirmation On the Restatement Date, each Security Party (other than the Managers), through its execution of this Deed: (a) confirms its acceptance of the Amended and Restated Loan Agreement; (b) agrees that it is bound as a Security Party (as defined in the Amended and Restated Loan Agreement); (c) confirms that the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and restated or supplemented by this Deed; (d) (if it is a Guarantor) confirms that its guarantee and indemnity: (i) continues to have full force and effect on the terms of the Amended and Restated Loan Agreement; and (ii) extends to the obligations of the relevant Security Parties under the Finance Documents as amended or amended and restated by this Deed and shall continue to stand as security for the Loan Agreement as amended and restated by this Deed. 6.4 Security confirmation On the Effective Date, each Security Party confirms that: (a) any Security created by it under the Finance Documents extends to the obligations of the relevant Security Parties under the Finance Documents as amended and restated or supplemented by this Deed; (b) the obligations of the relevant Security Parties under the Finance Documents, as amended and restated or supplemented by this Deed, are included in the Secured Liabilities (as defined in the Security Documents to which it is a party); and (c) the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents. 6.5 Finance Documents to remain in full force and effect The Finance Documents shall remain in full force and effect and, from the Effective Date: (a) in the case of the Loan Agreement as amended and restated pursuant to Clause 6.1 (Amendments to Loan Agreement); (b) in the case of each other Finance Document as amended and supplemented pursuant to Clause 6.2 (Amendments to Finance Documents); (c) the Loan Agreement and the applicable provisions of this Deed will be read and construed as one document; and (d) each Finance Document (other than the Loan Agreement) and the applicable provisions of this Deed will be read and construed as one document; and

9 EUROPE/69253884v3 (e) except to the extent expressly waived by the amendments effected by this Deed, no waiver is given by this Deed and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other Default under the Finance Documents. 7 FURTHER ASSURANCES 7.1 Borrower's and Collateral Owners' obligations to execute further documents etc. The Borrower and each Collateral Owner shall: (a) execute and deliver to the Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Agent may, in any particular case, specify; and (b) effect any registration or notarisation, give any notice or take any other step, which the Agent may require for any of the purposes described in Clause 6.2 (Amendments to Finance Documents) or for any similar or related purpose. 7.2 Purposes of further assurances Those purposes are: (a) validly and effectively to create any security for any Indebtedness or right of any kind which the Agent intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and restated or supplemented by this Deed; and (b) implementing the terms and provisions of this Deed. 7.3 Terms of further assurances The Agent may specify the terms of any document to be executed by the Borrower, or, as the case may be, a Collateral Owner, and those terms may include any covenants, powers and provisions which the Agent considers appropriate to protect its interests. 7.4 Additional corporate action At the same time as the Borrower or a Collateral Owner delivers to the Agent any document executed under Clause 7.1(a), the Borrower or, as the case may be, any Collateral Owner shall also deliver to the Agent a certificate signed by an officer of the Borrower or, as the case may be, that Collateral Owner which shall: (a) set out the text of a resolution of the Borrower's or that Collateral Owner's governing body specifically authorising the execution of the document specified by the Agent unless the execution of the relevant document is authorised by the existing resolutions and general power of attorney of the Borrower or, as the case maybe, that Collateral Owner; and (b) state that either the resolution was duly passed at a meeting of the directors of the Borrower or that Collateral Owner validly convened and held throughout for which a quorum of directors to vote on the resolution was present, or that the resolution has been signed by all directors and is valid under that Security Party's articles of incorporation or other constitutional documents.

10 EUROPE/69253884v3 8 EXPENSES 8.1 Reimbursement of expenses The Borrower shall reimburse to the Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Agent or any other Finance Party in connection with the negotiation, preparation and execution of each of this Deed and the Amended and Restated Loan Agreement. 9 NOTICES 9.1 General The provisions of clause 31 (Notices) of the Amended and Restated Loan Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications. 10 SUPPLEMENTAL 10.1 Counterparts This Deed may be executed in any number of counterparts. 10.2 Third party rights Other than a Finance Party, no person who is not a party to this Deed has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed. 11 LAW AND JURISDICTION 11.1 Governing law This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law. 11.2 Incorporation of the Loan Agreement provisions The provisions of clause 40 (enforcement) of the Amended and Restated Loan Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications. THIS DEED has been duly executed as a deed on the date stated at the beginning of this Deed.

11 EUROPE/69253884v3 SCHEDULE 1 THE PARTIES PART A THE OBLIGORS Name of Borrower Place of Incorporation Address for Communication SAFE BULKERS, INC. Republic of the Marshall Islands c/o Safe Bulkers Management Limited 1 Aghias Fylaxeos Limassol, Cyprus Fax no.: +357 25887220 Name of Collateral Owner Place of Incorporation Address for Communication ENIADEFHI SHIPPING CORPORATION Republic of Liberia c/o Safe Bulkers Management Limited 1 Aghias Fylaxeos Limassol, Cyprus Fax no.: +357 25887220 MAXDODEKA SHIPPING CORPORATION Republic of Liberia c/o Safe Bulkers Management Limited 1 Aghias Fylaxeos Limassol, Cyprus Fax no.: +357 25887220 GLOVERFOUR SHIPPING CORPORATION Republic of the Marshall Islands c/o Safe Bulkers Management Limited 1 Aghias Fylaxeos Limassol, Cyprus Fax no.: +357 25887220 GLOVERFIVE SHIPPING CORPORATION Republic of the Marshall Islands c/o Safe Bulkers Management Limited 1 Aghias Fylaxeos Limassol, Cyprus Fax no.: +357 25887220

12 EUROPE/69253884v3 YOUNGONE SHIPPING CORPORATION Republic of the Marshall Islands c/o Safe Bulkers Management Limited 1 Aghias Fylaxeos Limassol, Cyprus Fax no.: +357 25887220 PART B THE ORIGINAL LENDERS Name of Original Lender Address for Communication DNB (UK) LIMITED 8th Floor, The Walbrook Building 25 Walbrook London EC4N 8AF England Fax no.: +44 207 626 5956 PART C THE SERVICING PARTIES Name of Agent Address for Communication DNB BANK ASA 8th Floor, The Walbrook Building 25 Walbrook London EC4N 8AF England Fax no.: +44 207 626 5956 Name of Security Agent Address for Communication DNB BANK ASA 8th Floor, The Walbrook Building 25 Walbrook London EC4N 8AF England Fax no.: +44 207 626 5956

13 EUROPE/69253884v3 Name of Swap Provider Address for Communication DNB BANK ASA 8th Floor, The Walbrook Building 25 Walbrook London EC4N 8AF England Fax no.: +44 207 626 5956 Name of Mandated Lead Arranger Address for Communication DNB BANK ASA 8th Floor, The Walbrook Building 25 Walbrook London EC4N 8AF England Fax no.: +44 207 626 5956

14 EUROPE/69253884v3 SCHEDULE 2 RELEASED SECURITY DOCUMENTS 1 a guarantee and indemnity dated 23 February 2016 and granted by Shikokuexi in favour of the Security Agent; 2 a first priority Cyprus mortgage over m.v. 'TROODOS AIR' and a deed of covenants collateral thereto both dated 29 March 2019 granted by Shikokuexi in favour of the Security Agent; 3 a first priority general assignment over the Assigned Property (as defined therein) in relation to m.v. 'TROODOS AIR' dated 30 March 2016 and granted by Shikokuexi in favour of the Security Agent; 4 a deed of pledge in relation to Shikokuexi's Earnings Account dated 30 March 2016 and granted by Shikokuexi in favour of Security Agent; 5 an undertaking by SBM, including an assignment of Insurances, in relation to m.v. 'TROODOS AIR' dated 30 March 2016.

15 EUROPE/69253884v3 SCHEDULE 3 NOTICES OF REASSIGNMENT PART A m.v. "TROODOS AIR" (the "Vessel") We, DNB BANK ASA, the assignee of all rights and interest of every kind which SHIKOKUEXI SHIPPING INC. (the "Assignor") has to, in or in connection with all policies and contracts of insurance in respect of the Vessel, its earnings or otherwise (including entries of the Vessel in any protection and indemnity or war risks association) (the "Insurances") pursuant to a first priority assignment dated 30 March 2016 (the "Assignment") GIVE NOTICE that we have reassigned to the Assignor all of the rights and interest of every kind to the Insurances assigned to us by the Assignment and, with effect from the date of this Notice, we have no further rights or interest in the Insurances. ______________________ for and on behalf of DNB BANK ASA Date: [●] 2021

16 EUROPE/69253884v3 PART B m.v. "TROODOS AIR" (the "Vessel") We, DNB BANK ASA, the assignee of all rights and interest of every kind which SAFE BULKERS MANAGEMENT LIMITED (the "Assignor") has to, in or in connection with all policies and contracts of insurance in respect of the Vessel, its earnings or otherwise (including entries of the Vessel in any protection and indemnity or war risks association) (the "Insurances") pursuant to a first priority assignment dated 30 March 2016 (the "Assignment") GIVE NOTICE that we have reassigned to the Assignor all of the rights and interest of every kind to the Insurances assigned to us by the Assignment and, with effect from the date of this Notice, we have no further rights or interest in the Insurances. ______________________ for and on behalf of DNB BANK ASA Date: [●] 2021

22 EUROPE/69253884v3 APPENDIX 1 FORM OF AMENDED AND RESTATED LOAN AGREEMENT MARKED TO INDICATE AMENDMENTS TO THE LOAN AGREEMENT Amendments are indicated as follows: 6 additions are indicated by underlined text; and 7 deletions are shown by the relevant text being struck out.

Dated 22 September 2014 as amended by supplemental agreements dated 20 February 2015 and 15 December 2015 as amended and restated on 22 February 2016 as further amended by supplemental agreements dated 1 June 2016 and 8 December 2016 ,as further amended and restated on 26 July 2017, as further amended and restated on 3 October 2018and as further amended and restated on 28 March 2019 as amended by a supplemental agreement dated 30 May 2020 and as further amended and restated on ____ September 2021 SAFE BULKERS, INC. as Borrower and THE FINANCIAL INSTITUTIONS listed in Schedule 1 as Original Lenders and DNB BANK ASA(UK) LIMITED as Mandated Lead Arranger and DNB BANK ASA as Agent and Sustainability Agent and DNB BANK ASA as Swap Provider and DNB BANK ASA as Security Agent AMENDED AND RESTATED LOAN AGREEMENT relating to a $94,250,000 30,000,000 term loan facility and a $10,000,000 30,000,000 reducing revolving facility 27

EUROPE/63971951v4 EUROPE/69253930v4 Index Clause Page Section 1 Interpretation .........................................................................................................................23 1 Definitions and Interpretation ..................................................................................................23 Section 2 The Loan ............................................................................................................................ 2832 2 The Loan ............................................................................................................................... 2832 3 Purposes ............................................................................................................................... 2832 4 Conditions of Utilisation ....................................................................................................... 2832 Section 3 Utilisation........................................................................................................................... 3135 5 Advance ................................................................................................................................ 3135 Section 4 Repayment, Prepayment and Cancellation ....................................................................... 3236 6 Repayment ........................................................................................................................... 3236 7 Illegality, Prepayment and Cancellation ............................................................................... 3236 Section 5 Costs of Utilisation ............................................................................................................. 3842 8 Interest ................................................................................................................................. 3842 9 Interest Periods .................................................................................................................... 3943 10 Changes to the Calculation of Interest ................................................................................. 3944 11 Fees ...................................................................................................................................... 4046 Section 6 Additional Payment Obligations ........................................................................................ 4248 12 Tax Gross Up and Indemnities .............................................................................................. 4248 13 Increased Costs .................................................................................................................... 5057 14 Other Indemnities ................................................................................................................ 5158 15 Mitigation by the Lenders .................................................................................................... 5360 16 Costs and Expenses .............................................................................................................. 5361 Section 7 Security and Application of Moneys .................................................................................. 5563 17 Security Documents and Application of Moneys ................................................................. 5563 Section 8 Representations, Undertakings and Events of Default ..................................................... 6068 18 Representations ................................................................................................................... 6068 19 Information Undertakings .................................................................................................... 6573 20 Financial Covenants .............................................................................................................. 6876 21 General Undertakings .......................................................................................................... 6877 22 Events of Default .................................................................................................................. 7585 Section 9 Changes to Parties ............................................................................................................. 8190 23 Changes to the Lenders ........................................................................................................ 8190 24 Changes to the Security Parties............................................................................................ 8494 Section 10 The Finance Parties .......................................................................................................... 8595 25 Role of the Agent, the Security Agent , the Sustainability Agent and the Arranger ............ 8595 26 Conduct of Business by the Finance Parties ....................................................................... 95105 27 Sharing among the Finance Parties .................................................................................... 95105 Section 11 Administration ............................................................................................................... 97108 28 Payment Mechanics ........................................................................................................... 97108 29 Set-Off .............................................................................................................................. 101112 30 Notices .............................................................................................................................. 101112 31 Calculations and Certificates ............................................................................................ 104115 32 Partial Invalidity ................................................................................................................ 104115 33 Remedies and Waivers ..................................................................................................... 104115 34 Amendments and Waivers ............................................................................................... 105116 35 Confidentiality .................................................................................................................. 108120 36 Disclosure of Lender Details by Agent.............................................................................. 111124

EUROPE/63971951v4 EUROPE/69253930v4 37 Counterparts .................................................................................................................... 113125 Section 12 Governing Law and Enforcement ................................................................................ 114126 38 Governing Law .................................................................................................................. 114126 39 Enforcement ..................................................................................................................... 114126 40 Bail-In ................................................................................................................................ 114126 Schedules Schedule 1 The Original Lenders ................................................................................................... 116128 Schedule 2 ..................................................................................................................................... 117129 Part A Conditions Precedent ............................................................................................ 117129 Part B Conditions Subsequent .......................................................................................... 122134 Part C Delivery Conditions Precedent .................................................................................... 123 Part D Delivery Conditions Subsequent ................................................................................. 126 Schedule 3 Drawdown Request .................................................................................................... 127135 Schedule 4 Form of Transfer Certificate........................................................................................ 128136 Schedule 5 Form of Assignment Agreement ................................................................................. 131139 Schedule 6 Form of Compliance Certificate .................................................................................. 134142 Schedule 7 136Reducing Revolcing Facility ..........................................................................................144 Schedule 8 Form of Sustainability Certificate ......................................................................................145 Schedule 9 Details of the Ships ............................................................................................................146 Execution Execution Page .............................................................................................................................. 136147

EUROPE/69253930v1 EUROPE/69253930v4 THIS AGREEMENT is made on 22 September 2014 as amended by supplemental agreements dated 20 February 2015 and 15 December 2015, as further amended and restated by an amending and restating agreement dated 22 February 2016, as further amended by supplemental agreements dated 1 June 2016 and 8 December 2016, as further amended and restated by an amending and restating agreement dated 26 July 2017, as further amended and restated by an amending and restating agreement dated 3 October 2018 and is , as further amended and restated by the Deed of Amendment and Restatementan amending and restating agreement dated 28 March 2019, as further amended by a supplemental agreement dated 30 May 2020 and amended and restated pursuant to the terms of the deed of amendment, restatement, release and confirmation dated ____ September 2021. PARTIES (1) SAFE BULKERS, INC., a corporation incorporated under the law laws of the Republic of the Marshall Islands, with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the "Borrower") (2) The Financial Institutions listed in Schedule 1 (The Original Lenders), each acting through its Facility Office (together the "Original Lenders" and each an "Original Lender") (3) DNB BANK ASA(UK) LIMITED, incorporated under the laws of England, acting as mandated lead arranger through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the "Arranger") (4) DNB BANK ASA, incorporated under the laws of Norway, acting as agent through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the "Agent") (5) DNB BANK ASA, incorporated under the laws of Norway, acting as swap provider through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the "Swap Provider") (6) DNB BANK ASA, incorporated under the laws of Norway, acting as security agent through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the "Security Agent") (7) DNB BANK ASA, incorporated under the laws of Norway, acting as agent through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England (in that capacity, the "Sustainability Agent") BACKGROUND (A) Each Collateral Owner is a wholly owned subsidiary of the Borrower and is the registered owner of the relevant Vessel and has registered that Vessel under an Approved Flag. (B) Each of the Original Lenders had has agreed to advance to the Borrower (i) a secured term loan of originally up to $210,000,000 to provide post-delivery financing facility of up to $30,000,000 and (ii) a reducing revolving credit facility of up to the Maximum Available Amount which when aggregated shall not exceed the lesser of (1) the Total Commitments and (2) 50 per cent. of the aggregate Market Values of the Vessels, to refinance part of the Existing Indebtedness in respect of the Vessels and to provide capital for general corporate purposes, of which an amount of $94,250,000 remains outstanding as at the date of the Deed of Amendment and Restatement of the Group. 27

2 EUROPE/69253930v1EUROPE/69253930v4 (C)By the Deed of Amendment and Restatement, the Borrower, the other Security Parties and the Finance Parties agreed, amongst other things, to further make available to the Borrower a reducing revolver credit of up to $10,000,000 for the purpose of financing part of the Retrofitting Costs of the Scrubber Vessels and for general corporate purposes. (C) (D)This Agreement sets out the terms and conditions of the Loan Agreement as amended and restated by the Deed of Amendment and Restatement.on which the Lenders have agreed to make available to the Borrower: (i) a term loan facility not exceeding $30,000,000; and (ii) a reducing revolving credit facility not exceeding $30,000,000. OPERATIVE PROVISIONS

3 EUROPE/69253930v1EUROPE/69253930v4 SECTION 1 INTERPRETATION 1 DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: "Acceptable Bank" means a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of A- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency. "Acceptable Charter" means, in respect of a Vessel or any other Group Vessel: (a) each Existing Charter Provided that: (i) it has an unexpired term of at least three (3) months' duration; (ii) it remains secured by the Existing Charter Performance Guarantee relevant thereto; (iii) in the opinion of the Agent (at its absolute discretion) the financial condition of the charterer who is a party thereto has not deteriorated; and (iv) it has not been terminated, repudiated, cancelled, suspended, rescinded, revoked or otherwise ceases to remain in full force and effect other than by effluxion of time; and (b) any other time charter or other contract of employment which: (i) has an unexpired term of at least three (3) months' duration; and (ii) has been entered into by and between the respective Collateral Owner or the respective owner of any other Group Vessel (as the case may be) and a charterer which has a minimum credit rating of "BBB-" or better according to Standard and Poor's or "Baa3" or better according to Moody's; and/or (iii) has not been terminated, repudiated, cancelled, suspended, rescinded, revoked or otherwise ceases to remain in full force and effect, at any time during the Facility Period, or any other charter acceptable to the Agent. "Account Holder" means DNB Bank ASA, acting through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, England or any other bank or financial institution which at any time, with the Security Agent's prior written consent (such consent not to be unreasonably withheld or delayed), holds the Earnings Accounts.

4 EUROPE/69253930v1EUROPE/69253930v4 "Accounting Information" means the annual financial statements and/or quarterly financial statements to be provided by the Borrower to the Agent in accordance with Clause 19.1 (Financial statements). "Account Security Deed" means the account security deed referred to in Clause 17.1(d) (Security Documents). "AER" means, in relation to an AER Reference Vessel for a preceding calendar year, the efficiency ratio of that AER Reference Vessel using the parameters of fuel consumption, distance travelled and deadweight at maximum summer draught, reported in unit grams of CO2 per tonne per mile and calculated as follows: where: (a) Ci is based on fuel consumption multiplied by the relevant CO2 factor (3.114 for Heavy Fuel Oil (HFO), 3.15104 for Low Fuel Oil (LFO), 3.206 for Marine Diesel Oil (MDO) and the relevant CO2 factor for biofuel) per departure voyage i; (b) dwt is the deadweight at maximum summer draught of the relevant AER Reference Vessel; (c) Di is the distance travelled on the voyage; and (d) such calculation is based on all voyages performed by that AER Reference Vessel during that calendar year. "AER Delta Average" means, in relation to a calendar year, the aggregated AER Vessel Delta for the AER Reference Vessels for that calendar year. "AER Reference Vessels" means all vessels owned by any member of the Group. "AER Trajectory Values" means, in relation to an AER Reference Vessel, in relevant the value defined in the following Poseidon Principles reporting guidance sheet for each respective year and vessel size relevant to that AER Reference Vessel - https://www.poseidonprinciples.org/wp-content/uploads/2020/06/Poseidon-Principles- Reporting-and-Trajectories-Guidance-Sheet.pdf. "AER Vessel Delta" means, in relation to an AER Reference Vessel, the difference between the AER and the AER Trajectory Value in respect of that AER Reference Vessel. "Administration" has the meaning given to it in paragraph 1.1.3 of the ISM Code. "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. "Amendment Date" has the meaning given to the term "Effective Date" in the Deed of Amendment, Restatement, Release and Confirmation.

5 EUROPE/69253930v1EUROPE/69253930v4 "Annex VI" means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified in by the Protocol of 1978 and 1997).relating thereto. "Applicable Margin" means, in relation to a Facility: (a) the Initial Margin for that Facility; or (b) on and from 1 January 2022 and at any time thereafter at which it falls to be determined, the Initial Margin for that Facility as reduced or increased by the Sustainable Margin Adjustment, as determined in accordance with Clause 8.5 (Margin Adjustment). "Approved Classification Society" means, in relation to a Ship, as at the date of this Agreement, the classification in relation to that Vessel specified in Schedule 9 (Details of the Ships) or the equivalent classification with another Approved Classification Society. "Approved Flag" means the flag of the Republic of Cyprus, the Republic of the Marshall Islands or any , in relation to a Ship, as at the date of this Agreement, the flag specified in relation to that Vessel in Schedule 9 (Details of the Ships) or, at any other times, such other flag acceptable to the Agent in its absolute discretion (such acceptance not to be unreasonably withheld or delayed). "Approved Shipbroker" means each of Arrow Chartering (UK), Braemar Seascope Group, Clarksons PLC and Fearnleys and any other reputable, independent and first class firm of ship brokers requested by the Borrower and accepted by the Agent in its absolute discretion (such acceptance not to be unreasonably withheld or delayed). "Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. "Assignments" means all the forms of assignment referred to in Clause 17.1(b) (Security Documents). "Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee. "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. "Availability Period" means , in relation to: (a) the Term Loan Facility, the period which ended on 8 February 2016from and including the Amendment Date to and including 30 September 2021; and (b) the Reducing Revolving Facility, the period commencing on the Effective Date and ending on from and including the Amendment Date to the date falling three months prior to the Termination Date applicable to the Reducing Revolving Facility. "Bail-In Action" means the exercise of any Write-down and Conversion Powers.

6 EUROPE/69253930v1EUROPE/69253930v4 "Bail-In Legislation" means:, in relation to: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firmsBRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) in relation to any other stateany state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.; and (c) the United Kingdom, the UK Bail-In Legislation. "Balloon Instalment" has the meaning ascribed to it in Clause 6.1 (Repayment of Term Loan Facility). "Break Costs" means the amount (if any) by which: (a) the interest (excluding the Applicable Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in relation to the Loan, the relevant part of the Loan or an Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. "Builder" means the person specified as such in the definition of "Newbuilding Vessel" below. "Building Contract" means the memorandum of agreement in respect of the Newbuilding Vessel dated 7 December 2011 (as amended and/or supplemented) on the terms and subject to the conditions of which the Seller has agreed to sell and deliver the Newbuilding Vessel to be constructed by the Builder to Shikokuexi. "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in New York, Athens and London. "Cash" means, at any time, cash credited to a bank account in the name of any of the Borrower, the Collateral Owners or a member of the Group and to which the Borrower, the Collateral Owners or a member of the Group are beneficially entitled to. "Charged Property" means all of the assets of the Security Parties which from time to time are, or are expressed to be, the subject of the Security Documents. "Charter" means, in respect of a Vessel, any charter or contract of employment of a duration which is equal to or exceeds or (inclusive of any extension option) is capable of exceeding

7 EUROPE/69253930v1EUROPE/69253930v4 twelve (12) months on the terms and subject to the conditions of which a Collateral Owner has chartered or will charter its Vessel to a charterer. "Code" means the US Internal Revenue Code of 1986. "Collateral Owners" means together Eniadefhi Shipping Corporation ("Eniadefhi"), and Maxdodeka Shipping Corporation ("Maxdodeka"), each a corporation incorporated under the laws of the Republic of Liberia whose registered address is at 80 Broad Street, Monrovia, Liberia, Gloverfour Shipping Corporation ("Gloverfour"), Gloverfive Shipping Corporation ("Gloverfive") and Shikokuexi Shipping Inc. ("Shikokuexi"), Youngone Shipping Corporation ("Youngone"), each a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 and "Collateral Owner" means each one of them. "Commitment" means :a Term Commitment or a Revolving Commitment. in relation to an Original Lender, the amount set opposite its name under the heading "Commitment"(a) in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Commitment Fee" means the commitment fee paid or to be paid by the Borrower to the Agent under Clause 11.2 (Commitment Fee). "Compliance Certificate" means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate). "Confidential Information" means all information relating to any Security Party, the Finance Documents or the Loan of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Loan from either: (a) any Security Party or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Security Party or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (i) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 35 (Confidentiality); or (ii) is identified in writing at the time of delivery as non-confidential by any Security Party or any of its advisers; or

8 EUROPE/69253930v1EUROPE/69253930v4 (iii) is known by that Finance Party before the date the information is disclosed to it in accordance with (a) or (b) or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Security Party and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the Loan Market Association at the relevant time. "Confirmation" means a Confirmation exchanged or deemed to be exchanged between the Swap Provider and the Borrower as contemplated by the Master Agreement. "Consolidated Group Leverage" means at any relevant time Consolidated Total Liabilities divided by Consolidated Total Assets. "Consolidated Total Assets" means, at any date, the aggregate of: (a) the then current Market Values of all Group Vessels (in the case of a Vessel and any Group Vessel, the Market Value shall be conclusively determined by reference only to the most recent valuation(s) of such Vessel and such Group Vessel (as the case may be)); (b) the then current aggregate amount of Cash, Marketable Securities (but excluding Marketable Securities accounted for in the definition of Consolidated Total Liabilities below) and receivables due to the Group (less provision for bad and doubtful debts) as shown in the latest financial statements of the Borrower; and (c) the book values of all other assets (other than the assets referred to in sub-paragraphs (a) and (b) hereof) excluding amounts classified as "Accrued revenue resulting from varying charter rates" as shown in the latest financial statements of the Borrower. "Consolidated Total Liabilities" means, at the relevant date and for a particular period, the aggregate of the consolidated Financial Indebtedness of the Group shown in the latest consolidated financial statements for the Group (excluding (i) amounts classified as "Deferred revenue resulting from varying charter rates" as shown in the latest relevant financial statements and (ii) liabilities to its shareholders, provided that they are subordinated on terms acceptable to the Agent in its discretion). "Credit Support Document" means any document described as such in the Master Agreement and any other document referred to in any such document which has the effect of creating security in favour of any of the Finance Parties. "Credit Support Provider" means any person (other than the Borrower) described as such in the Master Agreement. "Current Shareholders" has the meaning given in the Side Letter. "CTA" means the Corporation Tax Act 2009. "Debt" means the aggregate (as of the date of calculation) of all obligations of the Group then outstanding for the payment or repayment of Financial Indebtedness as stated in the

9 EUROPE/69253930v1EUROPE/69253930v4 Accounting Information then most recently required to be delivered pursuant to Clause 19.1 (Financial statements) including, without limitation: (a) any amounts payable by the Group under leases, including, but not limited to, time chartering contracts, or similar arrangements over their respective periods; (b) any credit to the Group from a supplier of goods or under any instalment purchase or other similar arrangement; (c) the aggregate amount then outstanding of liabilities and obligations of third parties to the extent that they are guaranteed by the Group; (d) any contingent liabilities (including any taxes or other payments under dispute or arbitration) which have been or, under GAAP, should be recorded in the notes to the Group's financial statements; and (e) any deferred tax liabilities. "Deed of Covenants" means the deed of covenants referred to in Clause 17.1(a) (Security Documents). "Deed of Amendment and Restatement" means the deed of amendment, restatement, release and confirmation dated 28 March 2019 and made between, among others, (i) the Borrower, (ii) the Collateral Owners and Shikokuexi Shipping Inc., (iii) the Original Lender, (iv) the Arranger, (v) the Agent, (vi) the Swap Provider and (vii) the Security Agent. "Deed of Amendment and Restatement " means the deed of amendment and restatement dated 28 March 2019 "Deed of Amendment, Restatement, Release and Confirmation" means the deed of amendment, restatement, release and confirmation dated ____ September 2021 and made between (i) the Borrower, (ii) the Collateral Owners, (iii) the Original Lender, (iv) the Mandated Lead Arranger, (v) the Agent, (vi) the Swap Provider and (vii) the Security Agent setting out the terms and conditions upon which this Agreement and certain other Finance Documents have been amended, restated and/or supplemented. "Deed of Covenants" means the deed of covenants referred to in Clause 17.1(a) (Security Documents). "Default" means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. "Defaulting Lender" means any Lender: (a) which has failed to make its participation in a Drawing available (or has notified the Agent or the Borrower (which has notified the Agent) that it will not make its participation in a Drawing available) by the relevant Drawdown Date in accordance with Clause 5.3 (Lenders' participation); (b) which has otherwise rescinded or repudiated a Finance Document; or (c) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of (a):

10 EUROPE/69253930v1EUROPE/69253930v4 (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within three Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question. "Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent. "Disruption Event" means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. "DOC" means, in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration under paragraph 13.2 of the ISM Code. "Drawdown Date" means the date on which a Drawing is advanced under Clause 5 (Advance). "Drawdown Request" means a notice substantially in the form set out in Schedule 3 (Drawdown Request). "Drawing" means any one amount advanced or to be advanced pursuant to a Drawdown Request or, where the context permits, the amount advanced and for the time being outstanding and "Drawings" means more than one of them. "EBITDA" means, as of the last day of each semi-annual period ending on 30 June or 31 December, the consolidated net pre-taxation profits of the Group ending on such day, as stated in the then most recent and relevant Accounting Information, as such profits are adjusted by: (a) adding back Interest Expense; (b) taking no account of any exceptional or extraordinary item;

11 EUROPE/69253930v1EUROPE/69253930v4 (c) adding back depreciation and amortisation; (d) deducting any non-cash income and non-cash gains; and (e) taking no account of any revaluation of an asset or any loss or gain over book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by a member of the Group. "Earnings" means (i) all hires, freights, pool income and other sums payable to or for the account of a Collateral Owner in respect of a Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of a Vessel. "Earnings Accounts" means: (a) a bank account opened in the name of Eniadefhi with the Account Holder and designated "Eniadefhi Shipping Corporation - Earnings Account" with account number 63646001; (b) a bank account opened in the name of Maxdodeka with the Account Holder and designated "Maxdodeka Shipping Corporation - Earnings Account" with account number 63940001; (c) a bank account opened or to be opened in the name of Gloverfour with the Account Holder and designated "Gloverfour Shipping Corporation - Earnings Account" with account number 65422001; (d) a bank account opened or to be opened in the name of Gloverfive with the Account Holder and designated "Gloverfive Shipping Corporation - Earnings Account" with account number 65423001; and (e) a bank account opened or to be opened in the name of Shikokuexi with the Account Holder and designated "Shikokuexi Shipping Inc. - Earnings Account" with account number 65846001; and (e) (f)a bank account opened in the name of Youngone with the Account Holder and designated "Youngone Shipping Corporation - Earnings Account" with account number 66491001, and "Earnings Account", means any one of them. "EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway. "Effective Date" means the date on which the Agent confirms in writing to the Borrower that the conditions precedent listed in clause 3.2 of the Deed of Amendment and Restatement have been satisfied. "Effective Date" has the meaning given to it in the Deed of Amendment, Restatement, Release and Confirmation.

12 EUROPE/69253930v1EUROPE/69253930v4 "Encumbrance" means a mortgage, charge, assignment, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. "Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws. "Environmental Claim" means any claim, proceeding, formal notice or investigation by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset. "Environmental Incident" means: (a) any release, emission, spill or discharge into a Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from a Vessel; or (b) any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than a Vessel and which involves a collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Vessel and/or any Security Party and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or (c) any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Vessel and in connection with which a Vessel is actually or potentially liable to be arrested and/or where any Security Party and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval. "Environmental Law" means any present or future law or regulation relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material. "Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous. "EU Bail-In Legislation Schedule" means the document described as such and published by the LMA from time to time.

13 EUROPE/69253930v1EUROPE/69253930v4 "EU Ship Recycling Regulation" means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC (Text with EEA relevance). "Event of Default" means any event or circumstance specified as such in Clause 22 (Events of Default). "Existing Charter" means, in respect of: (a) m.v. "KANARIS", a capesize bulk carrier vessel registered in the ownership of Maxpente Shipping Corporation (the "Kanaris Owner") under the laws and flag of the Marshall Islands, a time charter dated 7 February 2008 as amended and/or supplemented from time to time and made between the Kanaris Owner as owner and Energy Eastern Pte. Ltd. as charterer for a daily charter hire of $25,928 with a termination date not earlier than June 2031; and (b) m.v. "PELOPIDAS", a capesize bulk carrier vessel registered in the ownership of Eptaprohi Shipping Corporation (the "Pelopidas Owner") under the laws and flag of the Marshall Islands, a time charter dated 25 June 2008 as amended and/or supplemented from time to time and made between the Pelopidas Owner as owner and Global Chartering Limited as charterer for a daily charter hire of $38,000 with a termination date not earlier than December 2021; and, (c) m.v. "LAKE DESPINA", a capesize bulk carrier vessel registered in the ownership of Maxtessera Shipping Corporation (the "Lake Despina Owner") under the laws and flag of Cyprus, a time charter dated 23 November 2010 as amended and/or supplemented from time to time and made between the Lake Despina Owner as owner and Louis Dreyfus as charterer for a daily charter hire of $24,810 with a termination date not earlier than January 2024, and, in the plural, means all of them. "Existing Charter Performance Guarantee" means, in respect of each Existing Charter, the guarantee of the obligations of the charterer who is a party thereto granted by the parent company of such charterer in favour of the relevant owner. "Existing Indebtedness" means the outstanding Loan under this Agreement as at the Amendment Date. "Facility" means each of the Term Loan Facility and the Reducing Revolving Facility and in the plural means both of them. "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement. "Facility Period" means the period beginning on the date of this Agreement and ending on the date when the whole of the Indebtedness has been paid in full and the Security Parties have ceased to be under any further actual or contingent liability to the Finance Parties under or in connection with the Finance Documents. "FATCA" means:

14 EUROPE/69253930v1EUROPE/69253930v4 (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in (a)paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. "FATCA Application Date" means:, in relation to: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or (b) (c)in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) or (b), 1 January 2019above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement. "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA. "FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction. "Fee Letter" means any letter or letters between the Arranger and the Borrower (or the Agent and the Borrower or the Security Agent and the Borrower) setting out any of the fees referred to in Clause 11 (Fees). "Finance Documents" means this Agreement, the Deed of Amendment and Restatement, the Deed of Amendment, Restatement, Release and Confirmation, the Master Agreement, the Security Documents, any Fee Letter and any other document designated as such by the Agent and the Borrower together and "Finance Document" means any one of them. "Finance Parties" means the Arranger, the Agent, the Security Agent, the Sustainability Agent the Swap Provider and the Lenders and "Finance Party" means any one of them. "Financial Indebtedness" means any indebtedness for or in respect of: (a) moneys borrowed and debit balances at banks or other financial institutions; (b) any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

15 EUROPE/69253930v1EUROPE/69253930v4 (c) any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any finance or capital lease; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) any actual amount which is due as a result of the termination or close-out of any Treasury Transaction; (g) any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a Security Party or a member of the Group which liability would fall within one of the other sections of this definition or (ii) any liabilities of any Security Party or any other member of the Group relating to any post-retirement benefit scheme; (h) any amount classified as borrowings under GAAP; (i) any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 120 days after the date of supply; (j) any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and (k) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in (a) to (j). "First Revolver Drawing" means the first Drawing to take place under the Reducing Revolving Facility. "GAAP" means generally accepted accounting principles in the United States of America. "Group" means the Borrower and its Subsidiaries for the time being, including without limitation the Collateral Owners. "Group Lender" means each lender that is party to a Group Loan Agreement, and in the plural means all of them. "Group Loan Agreement" means each loan agreement entered into between a Group Lender and the Borrower and/ or any Subsidiaries of the Borrower, and in the plural means all of them. "Group Obligor" means each of the Borrower and any other direct or indirect Subsidiaries of the Borrower who have given security to any Group Lender in respect of any financial indebtedness of the Borrower or any of its subsidiaries; "Group Vessel" means any vessel owned by, leased by under a financial lease or constructed for (in the case of a newbuilding under construction) the account of any member of the Group.

16 EUROPE/69253930v1EUROPE/69253930v4 "Guarantee" means the guarantee and indemnity of each Guarantor referred to in Clause 17.1(c) (Security Documents). "Guarantor" means each Collateral Owner and/or (where the context permits) any other person who shall at any time during the Facility Period give to the Lenders or to the Security Agent on their behalf a guarantee and/or indemnity for the payment of all or part of the Indebtedness. "Hadjioannou Family" means the members outlined in paragraphs (b) and (c) of the definition of the "Current Shareholders". "Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary. "IAPPC" means a valid international air pollution prevention certificate for a Vessel issued under Annex VI. "Impaired Agent" means the Agent at any time when: (a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment; (b) the Agent otherwise rescinds or repudiates a Finance Document; (c) (if the Agent is also a Lender) it is a Defaulting Lender under (a) or (b) of the definition of "Defaulting Lender"; or (d) an Insolvency Event has occurred and is continuing with respect to the Agent; unless, in the case of (a): (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within three Business Days of its due date; or (ii) the Agent is disputing in good faith whether it is contractually obliged to make the payment in question. "Indebtedness" means the aggregate from time to time of: the amount of the Loan outstanding; all accrued and unpaid interest on the Loan; and all other sums of any nature (together with all accrued and unpaid interest on any of those sums) payable to any of the Finance Parties under all or any of the Finance Documents. "Initial Margin" means, in relation to: (a) the Term Loan Facility, 1.85 per cent. per annum; and (b) the Reducing Revolving Facility, 2.30 per cent. per annum. "Insolvency Event" in relation to an entity means that the entity:

17 EUROPE/69253930v1EUROPE/69253930v4 (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in (d) and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (f) has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009; (g) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (h) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in (d)); (i) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (j) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in (a) to (i); or

18 EUROPE/69253930v1EUROPE/69253930v4 takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the events specified in (a) to (j). "Insurances" means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with a Vessel or her increased value or the Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium. "Interest Expense" means all paid or payable interest, charges and expenses in the nature of interest (whether paid, payable or capitalised) incurred by the Group and as stated in the financial statements then most recently required to be delivered pursuant to Clause 19.1 (Financial statements). "Interest Payment Date" means each date for the payment of interest in accordance with Clause 8.2 (Payment of interest). "Interest Period" means , in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest). "Interpolated Screen Rate" means, in relation to the Loan or any part of the Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than that Interest Period of the Loan or any part of the Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds that Interest Period of the Loan or any part of the Loan, each as of 11.00 a.m. (London time) on the Quotation Day for the currency of the Loan; "Inventory of Hazardous Material" means, in relation to a Vessel, a statement of compliance issued by the relevant classification society/shipyard which includes a list of any and all materials known to be potentially hazardous utilised in the construction of that Vessel. "ISM Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention. "ISM Company" means, at any given time, the company responsible for each Vessel's compliance with the ISM Code under paragraph 1.1.2 of the ISM Code. "ISPS Code" means the International Ship and Port Facility Security Code. "ISSC" means a valid international ship security certificate for each Vessel issued under the ISPS Code. "ITA" means the Income Tax Act 2007. "Joint Venture" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

19 EUROPE/69253930v1EUROPE/69253930v4 "Legal Opinion" means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 4.4(Conditions (Conditions subsequent). "Legal Reservations" means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; (c) similar principles, rights and defences under the laws of any Relevant Jurisdiction; and (d) any qualifications contained in any Legal Opinion. "Lender" means: (a) any Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 23 (Changes to the Lenders), which in each case has not ceased to be a Lender in accordance with the terms of this Agreement. "LIBOR" means, in relation to the Loan or any part of the Loan: (a) the applicable Screen Rate for dollars as of 11:00 a.m. (London time) on the Quotation Day;or (b) (if (i) no Screen Rate is available for the currency of the Loan or (ii) no Screen Rate is available for the relevant Interest Period) the Reference Bank Rate,that Interest Period), the Interpolated Screen Rate; or (c) if: (i) no Screen Rate is available for dollars; or (ii) no Screen Rate is available for that Interest Period and it is not possible to calculate an Interpolated Screen Rate, the Reference Bank Rate as of 11.00 a.m12:00 p.m. (London time) on the Quotation Day for dollars and , in each case for a period equal in length to the relevant that Interest Period and, if that any such rate is less than below zero, LIBOR shall will be deemed to be zero. "Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984. "LMA" means the Loan Market Association or any successor organisation. "Loan" means , in relation to:

20 EUROPE/69253930v1EUROPE/69253930v4 (a) the Term Loan Facility, the loan made or to be made available under that Facility; orand (b) the Reducing Revolving Facility, the Drawings made or to be made available under that Facility, or, as the context may require, the aggregate principal amount outstanding for the time being of the borrowings under the both Facilities and a "part of the Loan" means any other part of the Loan as the context may require. "Majority Lenders" means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction). "Management Agreements" means, the agreements for the commercial and/or technical management of the Vessels between the Collateral Owners and the Managers and "Management Agreement" means any one of them. "Managers" means either (i) Safety Management Overseas S.A. ("SMO"), of the Republic of Panama, whose registered office is at Edificio Torre Universal, Piso 12, Avenida Federico Boyd, P.O. Box 8807, Panama, Republic of Panama or (ii) Safe Bulkers Management Limited ("SBM"), of the Republic of Cyprus, with registration number HE 341369 and whose registered office is at Panteli Katelari 16, Diagoras House, 7th Floor, 1097 Nicosia, Cyprus or (iii) such other commercial and/or technical managers of the Vessels nominated by a Collateral Owner respectively as the Agent may approve (such approval not to be unreasonably withheld or delayed). "Managers' Undertakings" means the written undertakings of the Managers whereby, throughout the Facility Period unless otherwise agreed by the Agent: (a) they will remain the commercial or technical managers of each Vessel (as the case may be); (b) they will not, without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed, subcontract or delegate the commercial or technical management of each Vessel (as the case may be) to any third party; (c) the interests of the Managers in the Insurances will be assigned to the Security Agent with first priority; and (d) (following the occurrence of an Event of Default) all claims of the Managers against the relevant Collateral Owner shall be subordinated to the claims of the Finance Parties under the Finance Documents. "Margin" means in relation to: (a) the Term Loan Facility : (i) 2.10 per cent. (2.10%) per annum, for the period commencing on 2 October 2018 and ending on 30 March 2022; and (ii) 2.30 per cent. (2.30%) per annum, for the period commencing on 31 March 2022 and throughout the remainder of the Facility Period; and

21 EUROPE/69253930v1EUROPE/69253930v4 (b) the Reducing Revolving Facility, 2.20 per cent. (2.20%) per annum. "Market Disruption Event" means that, before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed fifty per cent (50%) of the Loan) that the cost to it of funding its participation in the Loan from whatever source it may reasonably select would be in excess of LIBOR. "Market Value" means the value of a Vessel or any other Group Vessel conclusively determined in accordance with clause 17.11 (Market Value Determination). "Marketable Securities" means any bonds, stocks, notes or bills payable in a freely convertible and transferable currency and which are listed on a stock exchange acceptable to the Agent. "Master Agreement" means the Novated Master Agreement and any ISDA Master Agreement (or any other form of master agreement relating to interest or currency exchange transactions) entered into between the Swap Provider and the Borrower during the Facility Period, including each Schedule to any Master Agreement and each Confirmation exchanged under any Master Agreement. "Master Agreement Benefits" means all benefits whatsoever of the Borrower under or in connection with the Master Agreement including, without limitation, all moneys payable to the Borrower under the Master Agreement and all claims for damages in respect of any breach by the Swap Provider of the Master Agreement. "Master Agreement Charge" means the deed of charge referred to in Clause 17.1(d17.1(e) (Security Documents). "Material Adverse Effect" means in the reasonable opinion of the Majority Lenders a material adverse effect on: (a) the business and the financial condition of the Group taken as a whole; or (b) the ability of any Security Party to perform its obligations under any Finance Document; or (c) the validity or enforceability of, or the effectiveness or ranking of any Encumbrance granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents. "Maximum Available Amount" means, in relation to:on the Amendment Date, an amount not exceeding $30,000,000, as such amount shall be reduced on each Reduction Date or otherwise cancelled or reduced under this Agreement. (a) the First Revolver Drawing, an amount not exceeding the lesser of: (i) $10,000,000, as such amount shall be reduced on each Reduction Date or otherwise cancelled or reduced (other than amounts repaid or prepaid) under this Agreement; (ii) an amount which when aggregated with the Term Loan Facility, shall not exceed 70 per cent. of the Revolver Market Value of the Vessels and solely in

22 EUROPE/69253930v1EUROPE/69253930v4 relation to the Scrubber Vessels taking into account the benefit of the Retrofitting as if it has been completed on the Scrubber Vessels; and (iii) an amount which when aggregated with the Term Loan Facility, shall not exceed 75 per cent. of the Revolver Market Value of the Vessels, excluding, for the avoidance of doubt, the benefit of the Retrofitting (if any) which has not been completed; (b) a Subsequent Revolver Drawing, an amount not exceeding the lesser of: (i) $10,000,000, as such amount shall be reduced on each Reduction Date or otherwise cancelled or reduced (other than amounts repaid or prepaid) under this Agreement; and (ii) an amount which when aggregated with the Loan, shall not exceed 70 per cent. of the Revolver Market Value of the Vessels. "Mortgage" means the first preferred or priority statutory mortgage referred to in Clause 17.1(a) (Security Documents), together with the Deed of Covenants, if applicable. "Mortgagees' Insurances" means all policies and contracts of mortgagees' interest insurance, mortgagees' additional perils (oil pollution) insurance and, in the event that an Event of Default has occurred, any other insurance from time to time taken out by the Security Agent in relation to a Vessel. "MVC" means, in respect of each Group Loan Agreement, the minimum security cover ratio required to be maintained under the terms of that Group Loan Agreement pursuant to provisions equivalent to the terms of Clause 17.10. "Net Worth" means Consolidated Total Assets less Consolidated Total Liabilities. "New Lender" has the meaning given to that term in Clause 23.1 (Assignments and transfers by the Lenders). "Novated Master Agreement" means the master agreement (on the ISDA 1992 form) and schedule thereto both dated 27 December 2012 made between each of Eniadefhi, Maxdodeka, Eniaprohi Shipping Corporation ("Eniaprohi"), Pelea Shipping Ltd. ("Pelea"), Avstes Shipping Corporation ("Avstes") and Marindou Shipping Corporation ("Marindou)" (as joint and several co-obligors) and the Swap Provider (as swap provider), as amended, supplemented and novated pursuant to a novation agreement dated 4 November 2014 and made between Eniadefhi, Maxdodeka, Eniaprohi, Pelea, Avstes and Marindou (as transferor), the Borrower (as transferee) and the Swap Provider (as remaining party), pursuant to which each of Avstes , Eniadefhi, Maxdodeka, Eniaprohi, Pelea and Marindou novated their rights and obligations thereunder to the Borrower on the terms and subject to the conditions contained therein. "Original Financial Statements" means the audited consolidated financial statements of the Borrower for the financial year ended 31 December 2013. "Original Jurisdiction" means, in relation to a Security Party, the jurisdiction under whose laws that Security Party is incorporated as at the date of this Agreement. "Party" means a party to this Agreement.

23 EUROPE/69253930v1EUROPE/69253930v4 "Permitted Disposal" means any sale, lease, licence, transfer or other disposal which, except in the case of (b), is on arm's length terms: (a) of trading stock or cash made by any Security Party; (b) of any asset by any Security Party (the "Disposing Company") to any other Security Party (the "Acquiring Company"), but if: (i) the Disposing Company had given any Encumbrance over the asset, the Acquiring Company must give an equivalent Encumbrance over that asset; and (ii) the Disposing Company is a Guarantor, the Acquiring Company must guarantee at all times an amount no less than that guaranteed by the Disposing Company; (c) of assets in exchange for other assets comparable or superior as to type, value and quality; (d) of obsolete or redundant vehicles, plant and equipment for cash or asset s in accordance with (c); (e) arising as a result of any Permitted Encumbrance; and (f) of assets (other than shares) for cash where the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under (a) to (f) or as a Permitted Transaction) does not exceed $3,000,000 (or its equivalent) in total during the term of this Agreement and does not exceed $500,000 (or its equivalent) in any financial year of the Borrower. "Permitted Encumbrance" means: (a) any Encumbrance which has the prior written approval of the Agent; (b) any Encumbrance arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by a Security Party; (c) any Quasi-Security arising as a result of a disposal which is a Permitted Disposal; or (d) any liens for current crews' wages and salvage and liens incurred in the ordinary course of trading the Vessel up to an aggregate amount at any time no more than 30 days overdue. "Permitted Transaction" means: (a) any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Encumbrance or Quasi-Security given, or other transaction arising, under the Finance Documents; or (b) transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of any Encumbrance or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm's length terms.

24 EUROPE/69253930v1EUROPE/69253930v4 "Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced from time to time. "Quasi-Security" has the meaning given to that term in Clause 21.9 (Negative pledge). "Quotation Day" means, in relation to any period for which an interest rate is to be determined , two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market, London interbank market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market London interbank market (and if quotations would normally be given by leading banks in the Relevant Interbank Market London interbank market on more than one day, the Quotation Day will be the last of those days). "Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property. "Recognised Organisation" means, in respect of a Vessel, an organisation representing that Vessel's flag state and, for the purposes of Clause 21.35 (Poseidon Principles), duly authorised to determine whether the relevant Borrower has complied with regulation 22A of Annex VI. "Reducing Revolving Facility" means the reducing revolving facility made or to be made available under this Agreement as described in paragraph (ba) of Clause 2.1 (Amount). "Reduction Amount" means each amount for reduction of the Maximum Available Amount under the Reducing Revolving Facility referred to in Schedule 7 (Reducing Revolving Facility). "Reduction Date" means the dates on which the Maximum Available Amount shall be reduced as stipulated in Schedule 7.Clause 6.2 (Reducing Revolving Facility). "Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks, in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market and in dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in dollars and for that period. "Reference Banks" means, in relation to LIBOR, the principal London office of DNB Bank ASA or such other bank or banks as may be appointed by the Agent in prior consultation and agreement with the Borrower. "Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. "Relevant Documents" means the Finance Documents and the Management Agreements. "Relevant Interbank Market" means the London interbank market. "Relevant Jurisdiction" means, in relation to a Security Party:

25 EUROPE/69253930v1EUROPE/69253930v4 (a) its Original Jurisdiction; (b) any jurisdiction where any asset subject to or intended to be subject to a Security Document to be executed by it is situated; (c) any jurisdiction where it conducts its business; and (d) the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it. "Relevant Percentage" means, in respect of each Group Loan Agreement, a fraction (expressed as a percentage) where (a) the numerator is the market value of any additional security or the amount of the prepayment provided to a Group Lender and (b) the denominator is the principal amount of the loan outstanding under that Group Loan Agreement immediately prior to the application of any prepayment or provision of additional security under paragraph (a). "Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. "Repayment Date" means the date for payment of any Repayment Instalment in accordance with Clause 6 (Repayment). "Repayment Instalment" means any instalment of the Term Loan Facility to be repaid by the Borrower under Clause 6.1 (Repayment of Term Loan Facility), including for the avoidance of doubt, the Balloon Instalment (Repayment). "Repeating Representations" means each of the representations set out in Clause 18.1 (Representations) (other than Clauses 18.1(g), 18.1(i), 18.1(j), 18.1(l), 18.1(l)(v), 18.1(n), 18.1(o), 18.1(p), 18.1(q)). "Replacement Benchmark" means a benchmark rate which is: (a) formally designated, nominated or recommended as the replacement for a Screen Rate by: (i) the administrator of that Screen Rate; or (ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above; (b) in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or (c) in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate. "Replacement Collateral Owner" means a company within the direct or indirect ownership and control of the Borrower which shall be acceptable to the Agent subject to receipt by the

26 EUROPE/69253930v1EUROPE/69253930v4 Agent beforehand of a satisfactory legal opinion provided by the Agent's legal counsel in the country of incorporation of that Replacement Collateral Owner confirming its due incorporation, capacity and its continuing existence. "Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. "Requisition Compensation" means all compensation or other money which may from time to time be payable to a Collateral Owner as a result of a Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire). "Restricted Cash Account" means a bank account opened in the name of Borrower with the Account Holder and designated "Safe Bulkers, Inc. - Restricted Cash Account" with account number 63666022. "Restricted Party" means a person: (a) that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person); (b) that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws; or (c) that is directly or indirectly owned or controlled by a person referred to in (a) and/or (b) above; or (d) with which any Lender is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws. "Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers. "Retrofitting" means, in relation to a Vessel, the procurement and installation of a scrubber and/or a ballast water treatment system on that Vessel, procurement of spare parts, issuance of relevant class certificates and the completion of a CAP1 Survey. "Retrofitting Cost" means, in relation to a Vessel, the aggregate of the costs incurred by the Borrower or the Collateral Owner owning that Vessel in relation to the Retrofitting of that Vessel. "Revolver Market Value" means the Market Value of the Vessels calculated in accordance with the valuations relative thereto referred to in paragraph 4.3(c) (Drawing under the Reducing Revolving Facility). "Revolving Commitment" means, in relation to: (a) an Original Lender, the amount set opposite its name under the heading "Revolving Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Revolving Commitment transferred to it under this Agreement; and (b) any other Lender, the amount of any Revolving Commitment transferred to it under this Agreement,

27 EUROPE/69253930v1EUROPE/69253930v4 to the extent not cancelled, reduced or transferred by it under this Agreement. "Restricted Party" means a person: (a) that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person); (b) that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws; or (c) that is directly or indirectly owned or controlled by a person referred to in (a) and/or (b) above; or (d) with which any Lender is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws. "Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers. "Sanctions Authority" means the Norwegian State, the United Nations, the United Kingdom, the European Union, the member states of the European Union, and the United States of America, the Monetary Authority of Singapore and the Hong Kong Monetary Authority and any authority acting on behalf of any of them in connection with Sanctions Laws. "Sanctions Laws" means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, Executive Orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority. "Sanctions List" means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority. "Screen Rate" means, in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or the service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. "Screen Rate Contingency Period" means 10 Business Days. "Screen Rate Replacement Event" means, in relation to a Screen Rate: (a) the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders, and the Borrower materially changed; (b) (i) (A) the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

28 EUROPE/69253930v1EUROPE/69253930v4 (B) information is published in any order, decree, notice, petition or filing, however described, or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate; (ii) the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate; (iii) the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or (iv) the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or (v) the supervisor of the administrator of that Screen Rate makes a public announcement or publishes information: (A) stating that that Screen Rate is no longer or, as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); and (B) with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication; or (c) the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or (ii) that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than the Screen Rate Contingency Period; or (d) in the opinion of the Majority Lenders and the Borrower, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. "Scrubber Vessel" means each of Vessel A, Vessel B, Vessel E and Vessel FE. "Secured Parties" means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

29 EUROPE/69253930v1EUROPE/69253930v4 "Security Documents" means the Mortgage, the Assignments, the Supplemental General Assignments, each Guarantee, the Account Security Deed, the Supplemental Account Security Deed, the Managers' Undertakings, the Master Agreement Charge, the Supplemental Master Agreement Charge and any other Credit Support Documents or (where the context permits) any one or more of them, and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness and "Security Document" means any one of them. "Security Parties" means the Borrower, the Guarantors, the Managers, any other Credit Support Provider, and any other person who may at any time during the Facility Period be liable for, or provide security for, all or any part of the Indebtedness, and "Security Party" means any one of them. "Side Letter" means the side letter evidencing the Current Shareholders of the Borrower on the Effective Date issued by the Borrower in favour of the Agent in such form as the Agent may require. "SMC" means a valid safety management certificate issued for a Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code. "Subsequent Revolver Drawing" means any Drawing to take place under the Reducing Revolving Facility, other than the First Revolver Drawing. "Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI. "Subsidiary" means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006. "Subordinated Debt Security" means a security over Financial Indebtedness of a Collateral Owner entered into or to be entered into by the relevant member of the Group in favour of the Security Agent in an agreed form. "Supplemental Account Security Deed" means the account security deed supplementing the Account Security Deed. "Supplemental General Assignment" means each general assignment supplementing the Assignments. "Supplemental Master Agreement Charge" means the master agreement charge supplementing the Account Security Deed. "Sustainability Certificate" means, in relation to a calendar year, a certificate addressed to the Agent and the Sustainability Agent and in the form set out in Schedule 8 (Form of Sustainability Certificate) or any other form agreed between the Borrower and the Substantiality Agent. "Sustainable Margin Adjustment" means an adjustment to the Applicable Margin subject to and in accordance with Clause 8.5 (Margin Adjustment). "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

30 EUROPE/69253930v1EUROPE/69253930v4 "Term Commitment" means, in relation to: (a) an Original Lender, the amount set opposite its name under the heading "Term Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Term Commitment transferred to it under this Agreement; and (b) any other Lender, the amount of any Term Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Term Loan Facility" means, the term loan facility made or to be made available under this Agreement as described in paragraph (a)of Clause 2.1 (Amount). "Termination Date" means, in relation to:the earlier of: (a) the Term Loan Facility, 30 September 2024; and (b) the Reducing Revolving Facility, the date falling on the earlier of: (i) 31 March 2022; and (a) (ii)the date falling of the third anniversary of the First Revolver Drawing.60 months after the Amendment Date; and (b) 30 September 2026. "Total Revolving Commitments" means the aggregate of all the Revolving Commitments, being $30,000,000 at the Amendment Date. "Total Term Commitments" means the aggregate of the Term Commitments, being $30,000,000 at the Amendment Date. "Total Commitments" means the aggregate of the Total Revolving Commitments and the Total Term Commitments, being $60,000,000 at the Amendment Date. "Total Loss" means: (a) an actual, constructive, arranged, agreed or compromised total loss of a Vessel; or (b) the requisition for title or compulsory acquisition of a Vessel by any government or other competent authority (other than by way of requisition for hire); or (c) the capture, seizure, arrest, detention, hijacking, piracy, theft, condemnation as prize, confiscation or forfeiture of a Vessel (not falling within (b)), unless the Vessel in question is released and returned to the possession of the relevant Collateral Owner within 1 month (but in the case of piracy one hundred and eighty (180) days) after the capture, seizure, arrest, detention, hijacking, piracy, theft, condemnation as prize, confiscation or forfeiture in question. "Transaction" means a transaction entered into between the Swap Provider and the Borrower governed by the Master Agreement.

31 EUROPE/69253930v1EUROPE/69253930v4 "Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower. "Transfer Date" means, in relation to an assignment or a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and (b) the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate. "Treasury Transactions" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price. "Trust Property" means: (a) all benefits derived by the Security Agent from Clause 17 (Security Documents and Application of Moneys); and (b) all benefits arising under (including, without limitation, all proceeds of the enforcement of) each of the Security Documents, with the exception of any benefits arising solely for the benefit of the Security Agent. "UK Bail-In Legislation" means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). "Unpaid Sum" means any sum due and payable but unpaid by any Security Party under the Finance Documents. "US" means the United States of America. "US Tax Obligor" means: (a) a Security Party which is resident for tax purposes in the US; or (b) a Security Party some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes. "VAT" means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) (a)any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) (b)any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in (a)paragraph (a) or (b) above, or imposed elsewhere. "Vessels" means the following dry bulk carrier vessels with the deadweight tonnage and IMO numbers set out below and built in the year set out below and everything now or in the future

32 EUROPE/69253930v1EUROPE/69253930v4 belonging to them on board and ashore, each currently registered under the laws and flag of the Republic of Cyprus in the ownership of the respective Collateral Owners Owner set out below and "Vessel" means any one of them: Name of Vessel Collateral Owner Defined as Dwt IMO number Year of build MARTINE Eniadefhi "Vessel A" 87,000 9411537 2009 ANDREAS K Maxdodeka "Vessel B" 91,800 9438121 2009 KYPROS BRAVERY Gloverfour "Vessel C" 77,078 9694490 2015 KYPROS LOYALTY Gloverfive "Vessel D" 77,078 9717424 2015 TROODOS AIR Shikokuexi "Vessel E" 84,000 9698226 2016 PEDHOULAS CHERRY Youngone "Vessel FE" 82,000 9738040 2015 "VTL Coverage" has the meaning given to it in Clause 17.10 (Additional security). "Write-down and Conversion Powers" means:, in relation to: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and (b) in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation.; and (c) the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the

33 EUROPE/69253930v1EUROPE/69253930v4 powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Construction Unless a contrary indication appears, any reference in this Agreement to: (a) any "Lender", the "Borrower", any "Security Party" the "Arranger", the "Agent", the "Swap Provider", any "Secured Party", the "Security Agent", the "Sustainability Agent", any "Finance Party" or any "Party" shall be construed so as to include its successors in title, permitted assignees and permitted transferees; (b) a document in "agreed form" is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent; (c) "assets" includes present and future properties, revenues and rights of every description; (d) a "Finance Document", a "Security Document", a "Relevant Document" or any other document is a reference to that Finance Document, Security Document, Relevant Document or other document as amended, novated, supplemented, extended or restated from time to time in accordance with its terms; (e) a "group of Lenders" includes all the Lenders; (f) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (g) "month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (i) (subject to paragraph (c)below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will only apply to the last month of any period. (h) (g)a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality); (i) (h)a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but which the Finance Party applying the same is required to comply with) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

34 EUROPE/69253930v1EUROPE/69253930v4 (j) (i)a provision of law is a reference to that provision as amended or re-enacted from time to time; and (k) (j)a time of day (unless otherwise specified) is a reference to London time. 1.3 Headings Section, Clause and Schedule headings are for ease of reference only. 1.4 Defined terms Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. 1.5 Default A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived. 1.6 Currency symbols and definitions "$", "USD" and "dollars" Denote the lawful currency of the United States of America. 1.7 Third party rights A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement. 1.8 Offer letter This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between any Finance Party and the Borrower or their respective representatives before the date of this Agreement.

35 EUROPE/69253930v1EUROPE/69253930v4 SECTION 2 THE LOAN 2 THE LOAN 2.1 Amount Subject to the terms of this Agreement, the Lenders agree to: make available to the Borrower: (a) a secured term loan facility in an amount not exceeding the Total Term Commitments; and (a) continue to make available to the Borrower a secured term loan in an aggregate amount not exceeding $94,250,000 at any one time; and (b) to make available to the Borrower a reducing revolving credit facility not exceeding the Maximum Available Amount at any one time. 2.2 Finance Parties' rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Security Party shall be a separate and independent debt. (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents. 3 PURPOSES 3.1 Purposes The Borrower has applied or, as the case may be, shall apply the Loan for the purposes referred to in Preliminary (B) and (CBackground (B). 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed under this Agreement. 4 CONDITIONS OF UTILISATION 4.1 Initial conditions precedent (a) The Lenders will only be obliged to comply with Clause 5.3 (Lenders' participation) in relation to the advance of a Drawing if on or before the relevant Drawdown Date, the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

36 EUROPE/69253930v1EUROPE/69253930v4 (b) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 4.1(a), the Lenders authorise the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.2 Further conditions precedent The Lenders will only be obliged to advance a Drawing if on the date of the relevant Drawdown Request and on the proposed Drawdown Date: (a) no Event of Default is continuing and no notice has been issued pursuant to Clause 22.2 (Acceleration) in respect thereof; and (b) the representations made by the Borrower under Clause 18 (Representations) are true. 4.3 Drawling limit (a) 4.3The Lenders will only be obliged to advance one Drawing under the Reducing Revolving Term Loan Facility. (b) The Lenders will only be obliged to advance a Drawing under the Reducing Revolving Facility if: (i) (a)no other Drawing has been made on the same Business Day; (ii) (b)that Drawing will not result in there being more than five (5) six Drawings in total; (iii) that Drawing is in a minimum amount of $1,000,000 (or integral multiples of such amount); (iv) (c)the Agent has received two, or as the case may be, three valuations that Drawing will not result in the VTL Coverage (to be calculated in accordance with Clause 17.11 (Market Value Determination) for the purpose of determining the Market Value of the Vessels and each such valuation shall be dated not earlier than 30 and provided in each case within 15 days of the relevant Drawdown Date) being less than 135 per cent. of the aggregate of the amount of the Loan immediately following that Drawing; and (v) (d)that Drawing will not exceed increase the outstanding amount of the Reducing Revolving Facility to a sum in excess of the Maximum Available Amount. (c) The aggregate amount of all Drawings shall be an amount which is the lesser of: (i) the Total Commitments; and (ii) 50 per cent. of the aggregate Market Value of the Vessels. 4.4 Conditions subsequent The Borrower undertakes to deliver or to cause to be delivered to the Agent within 7 days after the first Drawdown Date the additional documents and other evidence listed in Part B of Schedule 2 (Conditions Subsequent).

37 EUROPE/69253930v1EUROPE/69253930v4 4.5 No waiver (a) If the Lenders in their sole discretion agree to advance a Drawing to the Borrower before all of the documents and evidence required by Clause 4.1 (Initial conditions precedent) have been delivered to or to the order of the Agent, the Borrower undertakes to deliver all outstanding documents and evidence to or to the order of the Agent no later than 21 days after the relevant Drawdown Date or such other date specified by the Agent (acting on the instructions of all the Lenders). (b) The advance of a Drawing under this Clause 4.5 (No waiver) shall not be taken as a waiver of the Lenders' right to require production of all the documents and evidence required by Clauses 4.1 (Initial conditions precedent) and 4.4 (Conditions (Conditions subsequent). 4.6 Form and content All documents and evidence delivered to the Agent under this Clause shall: (a) be in form and substance acceptable to the Agent; and (b) if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

38 EUROPE/69253930v1EUROPE/69253930v4 SECTION 3 UTILISATION 5 ADVANCE 5.1 Delivery of a Drawdown Request (a) The Borrower may request a Drawing to be advanced by delivery to the Agent of a duly completed Drawdown Request not more than ten and not fewer than two three Business Days before the proposed Drawdown Date. (b) Only one Drawdown Request may be delivered in respect of the Term Loan Facility. 5.2 Completion of a Drawdown Request A Drawdown Request is irrevocable and will not be regarded as having been duly completed unless: (a) it is signed by an authorised signatory of the Borrower; (b) the proposed Drawdown Date is a Business Day within the Availability Period; and (c) the proposed Interest Period complies with Clause 9 (Interest Periods).; and (d) the amount of the proposed Drawing complies with Clause 4.3 (Drawing Limit). 5.3 Lenders' participation (a) Subject to Clauses 2 (The Loan), 3 (Purposes) and 4 (Conditions of Utilisation), each Lender shall make its participation in any Drawing available by the relevant Drawdown Date through its Facility Office. (b) The amount of each Lender's participation in any Drawing will be equal to the proportion borne by its Commitment to the Total Commitments. 5.4 Cancellation of Commitment (a) The whole or any part of the Total Term Commitments shall be cancelled which are unutilised at the end of the Availability Period to the extent that they are unutilised at that time.for the Term Loan Facility shall then be cancelled. (b) The Revolving Commitments which are unutilised at the end of the Availability Period for the Reducing Revolving Facility shall then be cancelled.

39 EUROPE/69253930v1EUROPE/69253930v4 SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION 6 REPAYMENT 6.1 Repayment of Term Loan Facility Save as previously repaid or prepaid, the The Borrower agrees to repay the Term Loan Facility to the Agent for the account of the Lenders by 12 in 20 equal consecutive semi-annual quarterly instalments each in an amount equal to $3,873,0001,500,000 (each a "Repayment Instalment"), the first instalment falling due on 29 March 2019the date falling three calendar months after the Drawdown Date of the Term Loan Facility, and each subsequent instalment falling due at consecutive at three monthly intervals of six calendar months thereafter, and the final instalment falling due, together with a balloon instalment (the "Balloon Instalment") in the amount of $47,774,000, on the Termination Date applicable to , provided that, if the amount of the Term Loan Facility actually advanced is less than $30,000,000, the aggregate amount of the Repayment Instalments shall be reduced on a pro rata basis by an amount equal to such undrawn amount. 6.2 Reducing Revolving Facility The Borrower shall on each Reduction Date pay the amount required so that the amount of the Reducing Revolving Facility as at that Reduction Date does not exceed the Maximum Available Amount (as reduced by the relevant Reduction Amount applicable to that Reduction Date) as set out in Schedule 7 (Reducing Revolving Facility). 6.3 Termination Date On the Termination Date applicable to the Term Loan Facility, the Borrower shall additionally pay to the Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents. 6.4 Reborrowing (a) The Borrower may not reborrow any part of the Term Loan Facility which is repaid or prepaid. (b) Amounts under the Reducing Revolving Facility which are repaid or prepaid shall be available for reborrowing in accordance with Clause 4 (Conditions of Utilisation) prior to the end of the relevant Availability Period applicable to the Reducing Revolving Facilityin accordance with the terms of this Agreement. 7 ILLEGALITY, PREPAYMENT AND CANCELLATION 7.1 Illegality If it becomes unlawful in any jurisdiction (other than by reason of Sanctions Laws) for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

40 EUROPE/69253930v1EUROPE/69253930v4 (a) without limitation to the Agent's right under Clause 7.1(b) to cancel immediately, that Lender shall promptly notify the Agent upon becoming aware of that event and shall use its reasonable endeavours to change its lending office within ten (10) Business Days from the date thereof; (b) upon the expiry of ten (10) Business Days from the time the Agent is notified by the Lender of the relevant Illegality illegality and provided the Lender has been unable to change its lending office and/or otherwise to remedy such Illegalityillegality, the Agent shall notify the Borrower in writing that the Commitment of that Lender will be immediately cancelled; and (c) the Borrower shall repay that Lender's participation in the Loan on the last day of its current Interest Period or, if earlier, the date specified by that Lender in the notice delivered to the Agent and notified by the Agent to the Borrower (being no earlier than the last day of any applicable grace period permitted by law) and the Maximum Available Amount shall be reduced by the amount of that Lender's Commitment in the Reducing Revolving Facility. 7.2 Voluntary cancellation The Borrower may, if it gives the Agent on not less than three (3) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of one million dollars ($1,000,000) of the undrawn amount of the Reducing Revolving Facility. Any cancellation under this Clause 7.2 (Voluntary cancellation) shall reduce the Commitments of the Lenders rateably. The Maximum Available Amount will be permanently reduced by any cancelled amount of the Reducing Revolving Facility and each Reduction Amount falling due after the date of such cancellation will be reduced pro rataof a Facility (but, if in part, being a minimum amount of $1,000,000). 7.3 Voluntary prepayment of Loan (a) The Borrower may , on not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice prepay the whole or any part of the Term Loan Facility (but, if in part, being an amount that reduces the Term Loan Facility by an amount which is an integral multiple of one million dollars ($1,000,000)) subject to giving the Agent not less than five (5) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice. (b) Any prepayment under this Clause 7.3 (Voluntary prepayment of Loan) made in relation to the Term Loan Facility, shall reduce (at the selection of the Borrower), in inverse chronological the amount of each Repayment Instalment in direct order of maturity or in direct chronological order or pro rata, the amount of the Repayment Instalments for each Repayment Date falling after that repayment or prepayment. 7.4 Right of cancellation and prepayment in relation to a single Lender (a) If: (i) any sum payable to any Lender by the Borrower is required to be increased under Clause 12.2(b) (Tax gross-up); or (ii) any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs), the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that

41 EUROPE/69253930v1EUROPE/69253930v4 Lender ("Cancellation Notice") and/or its intention to procure the repayment of that Lender's participation in the Loan ("Repayment Notice"). (b) On receipt of a cancellation notice referred to in Clause 7.4(a) in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero. (c) On the last day of the Interest Period in respect of the Loan which ends after the Borrower has given a repayment notice under Clause 7.4(a) in relation to a Lender (or, if earlier, the date specified by the Borrower in that repayment notice), the Borrower shall repay that Lender's participation in the Loan together with all interest and other amounts accrued under the Finance Documents. (d) For the avoidance of doubt, the Borrower has the right to send its Cancellation Notice and its Repayment Notice in one notice. 7.5 Mandatory prepayment on sale or Total Loss (a) If a Vessel is sold by a Collateral Owner (subject to Clause 7.6 (Vessel Substitution Option)) or becomes a Total Loss, the Borrower shall, simultaneously with any such sale (the "Sale Mandatory Prepayment Date") or on the earlier of the date falling 150 days after any such Total Loss and the date on which the proceeds of any such Total Loss are realised (the "Total Loss Prepayment Date") prepay the Loan in an amount equal to the higher of: (i) an amount which equals the Market Value of that Vessel, divided by the aggregate Market Value of all Vessels multiplied by the Loan; and (ii) an amount which when applied against the Loan results in the VTL Coverage being at least equal to 120 per cent., (the "Prepayment Amount"). (b) The Prepayment Amount or, as the case may be, the Deposit (if the same is not released in accordance with the terms of Clause 7.6(a) 7.5 (a)(Vessel Substitution Option)) shall be applied proportionately against the Repayment Instalmentsfirstly pro rata between each Facility and thereafter against the Repayment Instalments and Reduction Amounts (as applicable) in direct order of maturity. The Maximum Available Amount will be permanently reduced by the amount of the prepayment applied against the outstanding Reduction Amounts. The calculation of the Market Value of a Vessel for the purpose of this Clause will be based on valuations not older than 30 days prior to the date of such prepayment (to be calculated in accordance with Clause 17.11 (Market Value Determination)). (c) Following such prepayment, the Collateral Owner which owns that Vessel, at the cost of and on the request of the Borrower, will be released from its obligations under the Loan this Agreement and the Security Documents to which it is a party, unless an Event of Default has occurred and is continuing. 7.6 Vessel Substitution Option (a) As an alternative to paying the Prepayment Amount if a Vessel is sold by a Collateral Owner, the Borrower may, on the Sale Mandatory Prepayment Date, transfer to the Restricted Cash Account an amount equal to the Prepayment Amount (a "Deposit"). The Deposit shall be released to the Borrower on the date on which the Agent is satisfied that the conditions in Clause 7.6(b) (Vessel Substitution Option) have been met (so long as this occurs during the

42 EUROPE/69253930v1EUROPE/69253930v4 Substitution Period). If the Deposit has not been released by the last day (inclusive) of the Substitution Period, it shall be applied in prepayment of the Loan in accordance with Clause 7.4 7.5 (Mandatory Prepayment on sale or Total Loss). (b) If a Vessel is sold by a Collateral Owner (and the Borrower has opted to pay a Deposit in accordance with Clause 7.6(a7.5(a)) (Mandatory prepayment on sale of Total Loss) or becomes a Total Loss (the "Disposed Vessel"), the Borrower may (and, if the Borrower decides to provide a Replacement Vessel, it shall procure that the Replacement Collateral Owner and each other Security Party shall) on the date falling no later than 150 days after any such sale or, in the case of a Total Loss, the Total Loss Prepayment Date (the "Substitution Period"): (i) replace the Disposed Vessel with a Replacement Vessel; (ii) promptly do all such acts or execute all such documents (including agreements, assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent); and (iii) provide to the Agent such applicable documents and other evidence listed in Schedule 2 in relation to that Replacement Collateral Owner, each in form and substance reasonably satisfactory to the Agent; and (iv) the Replacement Vessel must be a vessel registered under an Approved Flag in the ownership of a Replacement Collateral Owner, acceptable to the Agent in its absolute discretion (each, a "Replacement Vessel") having a Market Value which, when aggregated with the Market Value of the other Collateral Vessels and any additional security provided by the Borrower, including without limitation, any part of the Deposit referred to in Clause 7.6(a) 7.5(a)(and taking into account any prepayment made pursuant to Clause 7.5(b)) results in the VTL Coverage being at least equal to the VTL Coverage maintained immediately prior to the sale or Total Loss of the Disposed Vessel. 7.7 Ownership and control (a) If: (i)If the Borrower's shares are quoted on the New York Stock Exchange or Nasdaq National Market in New York or any other internationally recognised stock exchange acceptable to the Lenders: (i) (A)the Current Shareholders: (A) (1)hold directly or indirectly own less than thirty per cent . (30%) of the voting and ownership rights in the shares of in the Borrower; or (B) (2)own or Control less shares in the Borrower than any other person or group of persons, acting alone or in consent, without the prior written concent consent of the Majority Lenders;and (B) Mr. Polys Hadjioannou beneficially holds directly or indirectly less than twenty per cent (20%) of the voting and ownership rights in the shares of the Borrower; and/or

43 EUROPE/69253930v1EUROPE/69253930v4 (ii) Mr. Polys Hadjioannou or any other member of the Hadijoannou Family appointed by the Current Shareholders cease to hold the position of the chairman or chief executive officer of the Borrower; and/or (iii) any person or group of persons, other than the Current Shareholders, acting alone or in concert gains Control of the Borrower; and/or (iv) the Borrower's shares are quoted on the New York Stock Exchange or Nasdaq National Market in New York or any other internationally recognised stock exchange acceptable to the Lenders and Mr. Polys Hadjioannou owns less than 20 per cent. of the issued and fully paid share capital of the Borrower; and/or (v) (ii)If the Borrower's shares cease to be quoted on the New York Stock Exchange or Nasdaq National Market in New York or any other internationally recognised stock exchange acceptable to the LenderLenders and: (A) Mr. Polys Hadjioannou beneficially holds, directly or indirectly, less than fifty one per cent (51%) of the voting and ownership rights in the shares of the Borrower; and (B) subject to paragraph (A)above, the total share capital of the Borrower is not beneficially held directly or indirectly by: (1) the Current Shareholders; or (2) such shareholders as may be approved by the Agent pursuant to the terms of a shareholders' agreement on terms acceptable to the Agent (at its absolute discretion); and/or (iii) any person or group of persons, other than the Current Shareholders, acting alone or in concert gains Control of the Borrower; and/or (iv)Mr. Polys Hadjioannou or any other member of the Hadjioannou Family appointed by the Current Shareholders ceases to be the chief executive officer (CEO) or Chairman of the Borrower, (vi) the Borrower ceases to directly or indirectly own and control 100 per cent. of any Guarantor, the Borrower shall promptly notify the Agent upon becoming aware of that event and if the Majority Lenders so require, the Agent shall, by not less than 5 days10 Business Days' notice to the Borrower, cancel the Term Loan each Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Term Loan each Facility will be cancelled and the Loan and all such outstanding interest and other amounts will become immediately due and payable. (b) For the purpose of this Clause: "acting in concert" means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition (directly or indirectly) of shares in the Borrower by any of them, either directly or indirectly, to obtain or consolidate Control of the GuarantorBorrower.

44 EUROPE/69253930v1EUROPE/69253930v4 "Control" means, in relation to the Borrower: (a) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to: (i) cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of the Borrower; or (ii) appoint or remove all, or the majority, of the directors or other equivalent officers of the Borrower; or (iii) give directions with respect to the operating and financial policies of the Borrower; and/or (b) the holding beneficially of more than 50 per cent. of the issued share capital of the Borrower (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital). 7.8 Right of cancellation in relation to a Defaulting Lender If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 5 Business Days' notice of cancellation of the Commitment of that Lender. On that notice becoming effective, the Commitment of the Defaulting Lender shall immediately be reduced to zero. The Agent shall as soon as practicable after receipt of that notice notify all the Lenders. 7.9 Mandatory prepayment of Reducing Revolving Facility for non-completed Retrofitting In the event that the Retrofitting has not been completed for any of Vessel A, Vessel B and Vessel F, by not later than 30 July 2019 (the "Retrofitting Test Date"), the Borrower shall on the Retrofitting Test Date prepay the Reducing Revolving Facility (a) iin an amount which would result in the aggregate Market Value of the Vessels being equal to 70 per cent. of the aggregate of the amount of the Loan then outstanding and the amount certified by the Swap Provider to be the negative mark-to-market at the time for any derivative products entered into by the Borrower with the Swap Provider. (b)For the avoidance of doubt, the Market Value under paragraph (a) above, shall be calculated on the basis the most recent valuations delivered to the Agent pursuant to Clause 17.11 (Market Value Determination) and Clause 17.12 (Cost of valuation). 7.9 7.10Restrictions (a) Any notice of prepayment or cancellation given under this Clause 7 (Illegality, Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment or cancellation is to be made and the amount of that prepayment or cancellation. (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty. (c) The Borrower shall not repay, prepay or cancel all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement.

45 EUROPE/69253930v1EUROPE/69253930v4 (d) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. (e) If the Agent receives a notice under this Clause 7 (Illegality, Prepayment and Cancellation) it shall promptly forward a copy of that notice to the Borrower or the affected Lender, as appropriate.

46 EUROPE/69253930v1EUROPE/69253930v4 SECTION 5 COSTS OF UTILISATION 8 INTEREST 8.1 Calculation of interest The rate of interest on each the Loan or any part of the Loan for each Interest Period in respect of that Loan is the percentage rate per annum which is the aggregate of the applicable:: (a) the Applicable Margin; and (b) LIBOR. 8.2 Payment of interest The Borrower shall pay accrued interest on each the Loan on the last day of each Interest Period (and, if the Interest Period is longer than six three months, on the dates falling at six three monthly intervals after the first day of the Interest Period). 8.3 Default interest (a) If the Borrower fails to pay any amount payable by it under a Finance Document other than a Master Agreement on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Borrower on demand by the Agent. (b) Without prejudice to the rights of the Finance Parties under Clause 22.2 (Acceleration), if the Agent (acting on the instructions of the Majority Lenders) gives written notice to the Borrower of the occurrence of an Event of Default (other than an Event of Default referred to in Clause 22.1(a) (Non-payment)) and demands payment of interest under this paragraph (b) of Clause 8.3 (Default interest), interest shall accrue on the amount of the Loan from the date of such notice up to the date on which the Agent (acting on the instructions of the Majority Lenders) gives notice to the Borrower that such Event of Default is no longer continuing. Interest shall accrue at a rate which is 2 per cent per annum higher than the applicable rate for each part of the Loan. (b) If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan: (i) the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and (ii) the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

47 EUROPE/69253930v1EUROPE/69253930v4 (c) Default interest (if unpaid) arising on an Unpaid Sum or, in the case of paragraph (b), the Loan will be compounded with the Unpaid Sum or, as the case may be, the Loan at the end of each Interest Period applicable to that Unpaid Sum or, as the case may be, the Loan but will remain immediately due and payable. 8.4 Notification of rates of interest (a) The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement. (b) The Agent shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.each Funding rate relating to the Loan, any part of the Loan or any Unpaid Sum. 8.5 Margin Adjustment (a) If, on and from 1 January 2022: (i) the AER Delta Average for the preceding year in respect of the AER Reference Vessels is less than or equal to zero, as evidenced by the Sustainability Certificate delivered to the Sustainability Agent in accordance with Clause 19.2 (Compliance Certificate and Sustainability Certificate), the Applicable Margin shall be: (A) 1.80 per cent per annum in respect of the Term Loan Facility; and (B) 2.25 per cent. per annum in respect of the Reducing Revolving Facility, until the earlier of: (1) the date of delivery of the next Sustainability Certificate; and (2) the date falling 121 days after the end of the then current financial year of the Borrower; (ii) the AER Delta Average for the preceding year in respect of the AER Reference Vessels is greater than zero as evidenced by the Sustainability Certificate delivered to the Sustainability Agent in accordance with Clause 19.2 (Compliance Certificate and Sustainability Certificate), or if the Guarantor has failed to provide the relevant Sustainability Certificate, the Applicable Margin shall be: (A) 1.85 per cent. per annum in respect of the Term Loan Facility; and (B) 2.30 per cent. per annum in respect of the Reducing Revolving Facility, until the earlier of: (1) the date of delivery of the next Sustainability Certificate; and (2) the date falling 121 days after the end of the then current financial year of the Borrower. (b) In determining the Applicable Margin for a calendar year, any Sustainable Margin Adjustment determined by reference to a particular calendar year applies from the date on which the Sustainability Agent confirms receipt of the Compliance Certificate in form and substance

48 EUROPE/69253930v1EUROPE/69253930v4 satisfactory to the Sustainability Agent and in accordance with Clause 19.2 (Compliance Certificate and Sustainability Certificate) relating to that calendar year. 9 INTEREST PERIODS 9.1 Selection of Interest Periods The Borrower may select in a written notice to the Agent the duration of the Interest Period for each the Loan subject as follows: (a) each notice is irrevocable and must be delivered to the Agent by the Borrower not later than 11.00 a.m. on the Quotation Day; (b) if the Borrower fails to give a notice in accordance with Clause 9.1(a), the relevant Interest Period will, subject to Clause 9.2 (Non-Business Days) and Clause 9.3 (Interest Periods to meet Repayment Dates), be three months; (c) subject to this Clause 9 (Interest Periods), the Borrower may select an Interest Period of 3, 6 or 12 or 6 months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders); (d) an Interest Period shall not extend beyond the Termination Date; and (e) each Interest Period shall start on the Drawdown Date in respect of the first Drawing and end on the date which numerically corresponds to the Drawdown Date in the relevant calendar month except that, if there is no numerically corresponding date in that calendar month, the Interest Period shall end on the last Business Day in that month. 9.2 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 9.3 Interest Periods to meet Repayment Dates or Reduction Dates If an Interest Period will expire after the next Repayment Date or, as the case may be, the Reduction Date, there shall be a separate Interest Period for a part of that Loan equal to the Repayment Instalment or, as the case may be the amount due and payable on the next Repayment Date or, as the case may be, the Reduction Date, and that separate Interest Period shall expire on that next Repayment Date or, as the case may be, the Reduction Date. 10 CHANGES TO THE CALCULATION OF INTEREST 10.1 Absence of quotations 10.1 Unavailability of Reference Bank Rate If LIBOR is to be determined on the basis of a Reference Bank Rate but no Reference Bank Rate is available for dollars or for the relevant Interest Period there shall be no LIBOR for the Loan or that part of the Loan (as applicable) and Clause 10.4 (Costs of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

49 EUROPE/69253930v1EUROPE/69253930v4 10.2 Calculation of Reference Bank rate (a) Subject to Clause 10.2 (Market disruption)paragraph (b)below, if LIBOR is to be determined by reference to on the basis of a Reference Banks Bank Rate but a Reference Bank does not supply a quotation by 11.:00 am (London time) on the Quotation Day, the applicable LIBOR Reference Bank Rate shall be determined calculated on the basis of the quotations of the remaining Reference Banks. (b) If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period. 10.3 10.2Market disruption If a Market Disruption Event occurs for any , then Clause 10.4 (Costs of funds) shall apply to the Loan or any the relevant part of the Loan (as applicable) for the relevant Interest Period, then the rate of interest on each Lender's share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:. 10.4 Costs of funds (a) If this Clause 10.4 (Cost of funds), the rate of interest on each Lender's share of the Loan or that part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (i) (a)the Applicable Margin; and (ii) (b)the rate notified to the Agent by that Lender as soon as practicable, and in any event by close of business on the date falling three Business Days after the Quotation Day (or, if earlier, on the date falling three Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select. In this Agreement "Market Disruption Event" means: (i) at or about noon on the Quotation Day for the relevant Interest Period LIBOR is to be determined by reference to the Reference Banks and none of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars and the relevant Interest Period; or (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed fifty per cent (50%) of the Loan) that the cost to it of funding its participation in the Loan from whatever source it may reasonably select would be in excess of LIBOR. 10.3 Alternative basis of interest or funding (b) (a)If a Market Disruption Event occurs If this Clause 10.4 (Cost of funds) applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

50 EUROPE/69253930v1EUROPE/69253930v4 (c) (b)Any Subject to Clause 34.6 (Replacement of Screen Rate), any alternative basis agreed pursuant to Clause 10.3(aparagraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties. (d) If paragraph (e) below does not apply and any rate notified to the Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero. (e) If this Clause 10.4 (Costs of funds) applies pursuant to Clause 10.3 (Market disruption) and: (i) a Lender's Funding Rate is less than LIBOR; or (ii) a Lender does not notify a rate to the Agent by the time specified in sub-paragraph (ii) of paragraph (a) above, that Lender's cost of funds relating to its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR. (f) If this Clause 10.4(Cost of Funds) applies, the Agent shall, as soon as practicable, notify the Borrower. 10.5 10.4Break Costs (a) The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue in reasonable detail. 11 FEES 11.1 Upfront Fee The Borrower has or, as the case may be, shall pay an upfront fee in the amount and at the times agreed in a Fee Letter. 11.2 Commitment Fee The Borrower shall pay paid to the Agent (for the account of the Lenders in proportion to their Commitments) a fee computed at the rate of zero point eighty eight per cent (0.88%, and corresponding to 40 per cent. of the Margin applicable to the Reducing Revolving Facility) per annum on the undrawn amount of the Reducing Revolving Facility for the period commencing on 22 March 2019 and ending on the last day of the Availability Period applicable to the Reducing Revolving Facility.: (a) in respect of the Term Loan Facility: (i) computed at the rate of 40 per cent. of the Applicable Margin in relation to the Term Loan Facility on the undrawn and uncancelled amount of the Term Loan Facility;

51 EUROPE/69253930v1EUROPE/69253930v4 (ii) for the period commencing on the Amendment Date and ending on the earlier of the Drawdown Date of the Term Loan Facility and the end of the Availability Period in relation to the Term Loan Facility; and (iii) The accrued commitment fee is payable on the last day of each successive period of three months which ends during the Availability Period in relation to the Term Loan Facility, on the last day of the Availability Period in relation to the Term Loan Facility and (on the cancelled amount of the relevant Lender's Term Commitment) at the time the cancellation is effective; (b) in respect of the Reducing Revolving Facility: (i) computed at the rate of 40 per cent. of the Applicable Margin in relation to the Reducing Revolving Facility on the undrawn and uncancelled amount of the Reducing Revolving Facility; (ii) for the period commencing on the Amendment Date and ending on the end of the Availability Period in relation to the Reducing Revolving Facility; and (iii) on the last day of each successive period of three months which ends during the Availability Period in relation to the Reducing Revolving Facility, on the last day of the Availability Period in relation to the Reducing Revolving Facility and (on the cancelled amount of the relevant Lender's Revolving Commitment) at the time the cancellation is effective. 11.3 Structuring fee The Borrower has paid to the Arranger a structuring fee in the amount and at the times agreed in a Fee Letter. 11.4 Agency fee The Borrower has paid to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. 11.5 Amendment fee The Borrower has paid to the Agent (for its own account) an amendment fee in the amount and at the times agreed in a Fee Letter. 11.6 Flat fee The Borrower shall pay to the Agent (for its own account) a flat in the amount and at the times agreed in a Fee Letter.

52 EUROPE/69253930v1EUROPE/69253930v4 SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS 12 TAX GROSS UP AND INDEMNITIES 12.1 Definitions In this Agreement: "Borrower DTTP Filing" means an HM Revenue & Customs' Form DTTP2 duly completed and filed by the Borrower, which: (a) where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Part A of Schedule 1 (The Original Lenders) , andis filed with HM Revenue & Customs within 30 days of the date of this Agreement; or (i) where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or (ii) where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which the Borrower becomes an Additional Borrower; or (b) where it relates to a Treaty Lender that is a New not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Transfer Certificate or Assignment Agreement, and is filed with HM Revenue & Customs within 30 days of that Transfer Date.documentation which it executes on becoming a Party as Lender, and (i) where the Borrower is a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of that date; or (ii) where the Borrower is not a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender is filed with HM Revenue & Customs within 30 days of the date on which the Borrower becomes an Additional Borrower. "Protected Party" means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. "Qualifying Lender" means : (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is: (i) a Lender:

53 EUROPE/69253930v1EUROPE/69253930v4 (A) (a)which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or (B) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) (i)a company resident in the United Kingdom for United Kingdom tax purposes; (B) (ii)a partnership each member of which is: (1) (A)a company so resident in the United Kingdom; or (2) (B)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;or (C) (iii)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or (iii) (c)which is a Treaty Lender.; or (b) a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document. "Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of

54 EUROPE/69253930v1EUROPE/69253930v4 section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. "Tax Credit" means a credit against, relief or remission for, or repayment of , any Tax. "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. "Tax Payment" means either the increase in a payment made by a Security Party to a Finance Party under Clause 12.2 (Tax gross-up) or a payment by the Borrower under Clause 12.3 (Tax indemnity). "Treaty Lender" means a Lender which: (a) is treated as a resident of a Treaty State for the purposes of the Treaty; and (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected. "Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest. "UK Non-Bank Lender" means: (a) where a Lender becomes a Party on the day on which this Agreement is entered into, a an original Lender listed in Part B of Schedule 1 (The (The Original Lenders); and (b) where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender a Lender which is not an Original Lender and which gives a Tax Confirmation in the Transfer Certificate documentation which it executes on becoming a Party as a Lender. Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination. 12.2 12.2Tax gross-up (a) The Borrower shall (and shall procure that each other Security Party shall) make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law, subject as follows:. (b) (a)the The Borrower shall promptly upon becoming aware that it or any other Security Party must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent

55 EUROPE/69253930v1EUROPE/69253930v4 receives such notification from a Lender it shall notify the Borrower and any such other Security Party;. (c) (b)if If a Tax Deduction is required by law to be made by the Borrower or any other Security Party, the amount of the payment due from the Borrower or that other Security Party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required;. (d) (c)a A payment shall not be increased under Clause 12.2(bparagraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or (ii) the relevant Lender is a Qualifying Lender solely by virtue of sub-paragraph (a)b(ii) of the definition of "Qualifying Lender " and: (A) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the ITA which relates to the payment and that Lender has received from the Borrower or from the other Security Party making the payment a certified copy of that Direction; and (B) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or (iii) the relevant Lender is a Qualifying Lender solely by virtue of sub-paragraph (a)b(ii) of the definition of "Qualifying Lender " and: (A) the relevant Lender has not given a Tax Confirmation to the Borrower; and (B) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrower, on the basis that the Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or (iv) the relevant Lender is a Treaty Lender and the Borrower or the other Security Party making the payment is able to demonstrate that the payment could have been made to that the Lender without the Tax Deduction had that Lender complied with its obligations under Clause 12.2(f) or Clause 12.2(gparagraph (g) or (h) (as applicable); below. (e) (d)if If the Borrower or any other Security Party is required to make a Tax Deduction, the Borrower shall (and shall procure that such other Security Party shall) make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law;.

56 EUROPE/69253930v1EUROPE/69253930v4 (f) (e)within 30 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall (and shall procure that such other Security Party shall) deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority;. (g) (f) (i) Subject to (ii)sub-paragraph (ii) below, a Treaty Lender and the Borrower shall co- operate (and the Borrower shall procure that each other Security Party which makes a payment to which that Treaty Lender is entitled shall co-operate) in completing any procedural formalities necessary for the Borrower or that other Security Party to obtain authorisation to make that payment without a Tax Deduction. (ii) (A) A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part A of Schedule 1 (The Original Lenders); and (B) a New Lender that is a A Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate or Assignment Agreement documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to (i)sub- paragraph (i) above. (h) (g)If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Clause 12.2(f)sub-paragraph (ii) of paragraph (g) above and: (i) the a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or (ii) the a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but: (A) that the Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (B) HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing,; or (C) HM Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or expired,

57 EUROPE/69253930v1EUROPE/69253930v4 and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for the Borrower to obtain authorisation to make that payment without a Tax Deduction. (i) (h)If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Clause 12.2(f)(ii)sub-paragraph (ii) of paragraph (g) above, the Borrower shall not make a the Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment(s) or its participation in the Loan unless the Lender otherwise agrees. (j) (i)The Borrower shall, promptly on making a the Borrower DTTP Filing, deliver a copy of that the Borrower DTTP Filing to the Agent for delivery to the relevant Lender. (k) (j)A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into is an Original Lender gives a Tax Confirmation to the Borrower by entering into this Agreement. (l) (k)A UK Non-Bank Lender shall promptly notify the Borrower and the Agent if there is any change in the position from that set out in the Tax Confirmation. 12.3 12.3Tax indemnity (a) The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Clause 12.3(aParagraph (a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or (B) would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2(c) (Tax gross-up) applied; or (C) relates to a FATCA Deduction required to be made by a Party.

58 EUROPE/69253930v1EUROPE/69253930v4 (c) A Protected Party making, or intending to make a claim under Clause 12.3(aparagraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower. (d) A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.3 (Tax indemnity), notify the Agent. 12.4 12.4Tax Credit If the Borrower or any other Security Party makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) that Finance Party has obtained and utilised that Tax Credit, that Finance Party shall pay an amount to the Borrower or to that other Security Party which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower or that other Security Party. 12.5 12.5Lender status confirmation Each Lender which becomes a Party to this Agreement after the date of this Agreement is not an Original Lender shall indicate, in the Transfer Certificate or Assignment Agreement documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Security Party, which of the following categories it falls in: (a) not a Qualifying Lender; (b) a Qualifying Lender (other than a Treaty Lender); or (c) a Treaty Lender. If a New such a Lender fails to indicate its status in accordance with this Clause 12.5 (Lender status confirmation) then such New that Lender shall be treated for the purposes of this Agreement (including by each Security Party) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, a Transfer Certificate or Assignment Agreement the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 12.5 (Lender status confirmation). 12.6 12.6Stamp taxes The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

59 EUROPE/69253930v1EUROPE/69253930v4 12.7 12.7VAT (a) All amounts expressed to be payable under a Finance Document by any Party or any Security Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 12.7(b)paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party or any Security Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party or Security Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to the Borrower). (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Clause 12.7(b)paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (d) Any reference in this Clause 12.7 (VAT) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994). (e) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

60 EUROPE/69253930v1EUROPE/69253930v4 12.8 12.8FATCA information (a) Subject to Clause 12.8(c)paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to Clause 12.3(b)(i)(Asub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Clause 12.8(aParagraph (a) above shall not oblige any Finance Party to do anything, and Clause 12.8(a)sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.8(a)sub- paragraph (i) orClause 12.8(a) (ii) of paragraph (a) above (including, for the avoidance of doubt, where Clause 12.8(cparagraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. (e) If the Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of: (i) where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement; (ii) where the Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date; (iii) the date a new US Tax Obligor accedes as a Borrower; or

61 EUROPE/69253930v1EUROPE/69253930v4 (iv) where the Borrower is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent: (A) a withholding certificate on Form W-8, Form W-9 or any other relevant form; or (B) any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation. (f) The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower. (g) If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower. (h) The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above. 12.9 12.9FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) , notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties. 13 INCREASED COSTS 13.1 Increased costs (a) Subject to Clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay to the Agent for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation or any request from or requirement of any central bank or other fiscal, monetary or other authority, in each case, made after the date of this Agreement (including Basel III (as defined in Clause 13.3 (Exceptions)) and any other which relates to capital adequacy or liquidity controls or which affects the manner in which that Finance Party allocates capital resources to obligations under this Agreement and/or the

62 EUROPE/69253930v1EUROPE/69253930v4 Master Agreement) or (iii) any change in the risk weight allocated by that Finance Party to the Borrower after the date of this Agreement. (b) In this Agreement : "Increased Costs" means: (a) a reduction in the rate of return from the Loan or on a Finance Party's (or its Affiliate's) overall capital; (b) an additional or increased cost; or (c) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document. 13.2 Increased cost claims (a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower. (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs in reasonable detail, provided that the relevant Finance Party shall be under no obligation to disclose any information which it in its absolute discretion deems to be confidential to its business. 13.3 Exceptions (a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is: (i) (a)attributable to a Tax Deduction required by law to be made by the Borrower; (ii) (b)attributable to a FATCA Deduction required to be made by a Party; (iii) (c)compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 12.3 (Tax indemnity) applied); (iv) (d)attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or (v) (e)attributable to an election made by the relevant Finance Party voluntarily. (b) In this Clause 13.3 (Exceptions): "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions). "Basel III" means: (a) In this Clause 13.3 (Exceptions), a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions) and "Basel III" means (a) the

63 EUROPE/69253930v1EUROPE/69253930v4 agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated, (b) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011 and (c) ; (b) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011; and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III". 14 OTHER INDEMNITIES 14.1 Currency indemnity If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of: (a) making or filing a claim or proof against the Borrower, or (b) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to that Finance Party at the time of its receipt of that Sum. The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 14.2 Other indemnities (a) The Borrower shall, within three Business Days of demand, indemnify each Finance Party against any documented cost, loss or liability incurred by that Finance Party as a result of: (i) the occurrence of any Event of Default; (ii) a failure by the Borrower to pay any amount due under a Finance Document on its due date( (after taking into account any applicable grace period), including without

64 EUROPE/69253930v1EUROPE/69253930v4 limitation, any documented cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties); (iii) funding, or making arrangements to fund, a Drawing following delivery by the Borrower of a Drawdown Request but that Drawing not being advanced by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by a Finance Party alone); or (iv) the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower. (b) The Borrower shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an "Indemnified Person") against any documented cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Encumbrance constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, a Vessel, unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person. (c) Subject to any limitations set out in Clause 14.2(b), the indemnity in that Clause shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction: (i) arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions Laws; or (ii) in connection with any Environmental Claim. 14.3 Indemnity to the Agent The Borrower shall promptly indemnify the Agent against: (a) Any documented cost, loss or liability incurred by the Agent (acting reasonably) as a result of: (i) investigating any event which it reasonably believes is a Default; or (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (iii) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and (b) any documented cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent reasonably (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.12 (Disruption to payment systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

65 EUROPE/69253930v1EUROPE/69253930v4 14.4 Indemnity to the Security Agent The Borrower shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of: (a) any failure by the Borrower to comply with its obligations under Clause 16 (Costs and Expenses); (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (c) the taking, holding, protection or enforcement of the Security Documents; (d) the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; (e) any default by any Security Party in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or (f) acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct). 14.5 Indemnity survival The indemnities contained in this Agreement shall survive repayment of the Loan. 15 MITIGATION BY THE LENDERS 15.1 Mitigation Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in all or any part of the Loan ceasing to be available or any amount becoming payable under or pursuant to any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. The above does not in any way limit the obligations of any Security Party under the Finance Documents. 15.2 Limitation of liability The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation). A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in its opinion (acting reasonably), to do so might be prejudicial to it. 16 COSTS AND EXPENSES 16.1 Transaction expenses The Borrower, whether or not the Loan (or any part thereof) has been advanced to the Borrower, shall promptly on demand pay the Agent, the Security Agent, the Sustainability Agent and the Arranger the amount of all documented costs and expenses (including, but not

66 EUROPE/69253930v1EUROPE/69253930v4 limited to external legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with: (a) the negotiation, preparation, printing, execution and perfection of this Agreement and any other documents referred to in this Agreement; (b) the negotiation, preparation, printing, execution and perfection of any other Finance Documents executed after the date of this Agreement and any amendments to the Finance Documents; (c) any other document which may at any time be required by a Finance Party to give effect to any Finance Document or which a Finance Party is entitled to call for or obtain under any Finance Document (including, without limitation, any valuation of a Vessel and , all premiums and other sums from time to time payable by the Security Agent in relation to the Mortgagee's Insurances and, if required by a Lender, any costs for obtaining a report from an independent marine insurance broker as to the adequacy of the Insurances effected or proposed to be effected); and (d) any discharge, release or reassignment of any of the Security Documents. 16.2 Amendment costs If Subject to Clause 16.5 (Replacement of Screen Rate costs), if (a) a Security Party requests an amendment, waiver or consent or (b) an amendment is required under Clause 28.11 (Change of currency), the Borrower shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement. 16.3 Enforcement and preservation costs The Borrower shall, promptly upon demand, pay to each Finance Party and each other Secured Party the amount of all documented costs and expenses (including, but not limited to external legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Security Documents or enforcing those rights including (without limitation) any losses, costs and expenses which that Finance Party or other Secured Party may from time to time sustain, incur or become liable for by reason of that Finance Party or other Secured Party being mortgagee of a Vessel and/or a lender to the Borrower, or by reason of that Finance Party or other Secured Party being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of a Vessel. 16.4 Other costs The Borrower shall, within three Business Days of demand, pay to each Finance Party and each other Secured Party the amount of all sums which that Finance Party or other Secured Party may pay or become actually or contingently liable for on account of the Borrower in connection with a Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which that Finance Party or other Secured Party may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by that Finance Party or other Secured Party in connection with the maintenance or repair of a Vessel

67 EUROPE/69253930v1EUROPE/69253930v4 or in discharging any lien, bond or other claim relating in any way to a Vessel, and any sums which that Finance Party or other Secured Party may pay or guarantees which it may give to procure the release of a Vessel from arrest or detention. 16.5 Replacement of Screen Rate costs The Borrower shall on demand reimburse each of the Agent and the Security Agent for the amount of all documented costs and expenses (including legal fees and VAT) reasonably incurred by each Secured Party in connection with any amendment, waiver or consent relating to any change arising as a result of an amendment required under Clause 34.6 (Replacement of Screen Rate).

68 EUROPE/69253930v1EUROPE/69253930v4 SECTION 7 SECURITY AND APPLICATION OF MONEYS 17 SECURITY DOCUMENTS AND APPLICATION OF MONEYS 17.1 Security Documents As security for the payment of the Indebtedness, the Borrower shall execute and deliver to the Security Agent or cause to be executed and delivered to the Security Agent the following documents in such forms agreed form and containing such terms and conditions as the Security Agent shall require: (a) in relation to each Vessel, a first and second preferred or priority statutory mortgage over each Vessel together with a collateral deed of covenants (if applicable); (b) in relation to each Vessel a first priority deed or deeds of assignment of the Insurances, Earnings and Requisition Compensation of each Vessel; and the first priority assignment of Insurances from the Managers contained in the Managers' Undertakings;: (i) a first priority deed or deeds of assignment of the Insurances, Earnings, Requisition Compensation and any Charter of that Vessel (as supplemented by the Supplemental General Assignment); and (ii) a first priority assignment of Insurances from the Managers contained in the Managers' Undertakings; (c) a guarantee and indemnity from each Guarantor; (d) a first priority account security deed in respect of all amounts from time to time standing to the credit of the Earnings Accounts; and (e) a first priority deed of charge over the Master Agreement Benefits. 17.2 Earnings Accounts The Borrower shall procure that each Collateral Owner maintains its Earnings Account with the Account Holder for the duration of the Facility Period, (unless the relevant Collateral Owner is released earlier in accordance with Clause 7.5 (Mandatory prepayment on sale or Total Loss) or in accordance with the other terms of Agreement or in accordance with any terms of the Security Documents), free of Encumbrances and rights of set off other than those created by or under the Finance Documents or the standard terms of the Account Holder or any Permitted Encumbrance. 17.3 Earnings The Borrower shall procure that all Earnings and any Requisition Compensation are credited to the Earnings Account. 17.4 Relocation of Accounts At any time following the occurrence and during the continuation of a Default, the Security Agent may without the consent of the Collateral Owners instruct the Account Holder to

69 EUROPE/69253930v1EUROPE/69253930v4 relocate any or all of the Earnings Accounts to any other branch of the Account Holder, without prejudice to the continued application of this Clause 17 (Security Documents and Application of Moneys) and the rights of the Finance Parties under the Finance Documents. 17.5 Access to information The Borrower agrees and shall procure that each Collateral Owner agrees that the Security Agent (and its nominees) may from time to time during the Facility Period review the records held by the Account Holder (whether in written or electronic form) in relation to the Earnings Accounts and irrevocably waives any right of confidentiality which may exist in relation to those records. 17.6 Statements Without prejudice to the rights of the Security Agent under Clause 17.5 (Access to information), the Borrower shall procure that the Account Holder provides to the Security Agent, no less frequently than each calendar month during the Facility Period, written statements of account showing all entries made to the credit and debit of any of the Earnings Accounts during the immediately preceding calendar month. 17.7 Application after acceleration From and after the giving of notice to the Borrower by the Agent under Clause 22.2 (Acceleration), the Borrower shall procure that all sums from time to time standing to the credit of any of the Earnings Accounts are immediately transferred to the Security Agent or any Receiver or Delegate for application in accordance with Clause 17.8 (Application of moneys by Security Agent) and the Borrower irrevocably authorises the Security Agent to instruct the Account Holder to make those transfers. 17.8 Application of moneys by Security Agent The Borrower and the Finance Parties irrevocably authorise the Security Agent or any Receiver or Delegate to apply all moneys which it receives and is entitled to receive: (a) pursuant to a sale or other disposition of a Vessel or any right, title or interest in a Vessel; or (b) by way of payment of any sum in respect of the Insurances, Earnings or Requisition Compensation; or (c) by way of transfer of any sum from any of the Earnings Accounts; or (d) otherwise under or in connection with any Security Document, in or towards satisfaction of the Indebtedness in the following order: (e) first, any unpaid fees, costs, expenses and default interest due to the Agent and the Security Agent (and, in the case of the Security Agent, to any Receiver or Delegate) under all or any of the Finance Documents, such application to be apportioned between the Agent and the Security Agent pro rata to the aggregate amount of such items due to each of them; (f) second, any unpaid fees, costs, expenses (including any sums paid by the Lenders under Clause 25.11 (Lenders' indemnity to the Agent)) of the Lenders due under this Agreement, such

70 EUROPE/69253930v1EUROPE/69253930v4 application to be apportioned between the Lenders pro rata to the aggregate amount of such items due to each of them; (g) third, any accrued but unpaid default interest due to the Lenders under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such default interest due to each of them; (h) fourth, any other accrued but unpaid interest due to the Lenders under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such interest due to each of them; (i) fifth, any principal of the Term Loan Facility due and payable but unpaid under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such principal due to each of them; (j) sixth, any outstanding principal of the Reducing Revolving Facility under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such principal due to each of them and a respective reduction of the Maximum Available Amount applicable at such time, such reduction to be apportioned between the Lenders' Commitment pro rata; (k) seventh, any other sum due and payable to any Finance Party but unpaid under all or any of the Finance Documents, such application to be apportioned between the Finance Parties pro rata to the aggregate amount of any such sum due to each of them; Provided that any part of the Indebtedness arising out of the Master Agreement shall be satisfied on a pari passu basis with any repayment of the principal of the Loan; and Provided that the balance (if any) of the moneys received shall be paid to the Security Parties from whom or from whose assets those sums were received or recovered or to any other person entitled to them. 17.9 Retention on account Moneys to be applied by the Security Agent or any Receiver or Delegate under Clause 17.8 (Application of moneys by Security Agent) shall be applied as soon as practicable after the relevant moneys are received by it, or otherwise become available to it, save that (without prejudice to any other provisions contained in any of the Security Documents) the Security Agent or any Receiver or Delegate may retain any such moneys by crediting them to a suspense account for so long and in such manner as the Security Agent or such Receiver or Delegate may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of the Indebtedness (or any relevant part) against the Borrower or any other person liable. 17.10 Additional security (a) If at any time the aggregate of the Market Value of the Vessels and the value of any additional security (such value to be the face amount of the deposit (in the case of cash) and determined conclusively by appropriate advisers appointed by the Agent, in the case of other additional security provided under Clause 17.10(b)), for the time being provided to the Security Agent under this Clause 17.10 (Additional security) is less than 120% 135 per cent. of the aggregate of the amount of the Loan then outstanding and the amount certified by the Swap Provider to be the negative mark-to-market at the time for any derivative products entered into by the

71 EUROPE/69253930v1EUROPE/69253930v4 Borrower with the Swap Provider (the "VTL Coverage"), the Borrower shall, within 30 days of the Agent's request, at the Borrower's option do one or more of the following: (i) (a)make a cash deposit to the Restricted Cash Account secured in favour of the Security Agent as additional security for the payment of the Indebtedness; or (ii) (b)give to the Security Agent other additional security in amount and form acceptable to the Security Agent in its discretion; or (iii) (c)prepay the Loan, to the extent required to eliminate the shortfall. (b) Clause 7.10 7.9 (Restrictions) shall apply, mutatis mutandis, to any prepayment made under this Clause 17.10 (Additional security). (c) Any prepayment made under this Clause 17.10 (Additional security), shall be applied against the Repayment Instalments in order of maturity. (d) If, at any time after the Borrower has provided additional security in accordance with the Agent's request under this Clause 17.10 (Additional security) and the Agent has determined, when testing compliance with the VTL Coverage, that all or any part of that additional security may be released without resulting in a shortfall in the VTL Coverage (after the Agent has tested such VTL Coverage compliance by excluding such additional security from such calculation), and provided that such compliance has been sustained continuously for a period of three months, then the Security Agent shall effect a release of all or any part of that additional security in accordance with the Agent's instructions, but this shall be without prejudice to the Agent's right to make a further request under this Clause 17.10 (Additional security) should the value of the remaining security subsequently merit it. 17.11 2.2Market Value Determination (a) For the purpose of the Security Documents, the aggregate The Market Value of the Vessels a Vessel or, as the context may require, a Group Vessel, shall be the average value certified by two Approved Shipbrokersof two valuations dated no later than 30 days previously and each obtained from an Approved Shipbroker. (b) If there is a difference between the two valuations obtained either pursuant to sub-paragraph (a) or (b) above in excess of ten per cent . of the lowest valuation, then the Agent shall select a third firm of Approved Shipbrokers Shipbroker and the Market Value of a that Vessel or a that Group Vessel shall be determined by the average of the three valuations. (c) Each Approved Shipbroker appointed under this Agreement shall report directly to the Agent (on behalf of the Lenders) and shall be appointed by the Borrower not later than five (5) days after the Agent's request for the Borrower to appoint such Approved Shipbrokers. In the event that the Borrower fails to appoint such Approved Shipbrokers within five (5) days after the Agent's request to do so or if a broker appointed by the Borrower is not approved by the Agent and the Borrower fails to appoint an alternative broker who is approved by the Agent within such five (5) day period, the Borrower irrevocably authorises the Agent to appoint brokers in its discretion to conduct such valuations, with such brokers to be subsequently considered as Approved Shipbrokers.

72 EUROPE/69253930v1EUROPE/69253930v4 (d) All valuations pursuant to this Clause 17.11 (Market Value Determination) shall be made for the purposes of Clause 17.10 (Additional security) on the basis of a sale of a Vessel or a Group Vessel (as applicable) for prompt delivery for cash at arm's length on normal commercial terms by a willing seller to a willing buyer free of the value of any existing charter or of any other contract of employment and, for the avoidance of doubt, following the completion of a Retrofitting, taking into account the value of such Retrofitting. (e) For the purposes of assessing compliance with the Financial Covenants of financial covenants set out in Clause 20 (Financial Covenants), the valuations of a Vessel or a Group Vessel shall be on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms by a willing seller to a willing buyer and shall include the value of an Acceptable Charter, if an Acceptable Charter is in full force and effect at the relevant time and provided that evidence thereof is provided to the Agent upon such Acceptable Charter coming in to force and in form and substance acceptable to the Agent. If an Acceptable Charter is not in force, any valuations for the purposes of Clause 20 (Financial Covenants) shall be made on a charter-free basis. (f) For the purpose of the Security Documents, the The Borrower irrevocably and unconditionally agrees to accept any and all valuations determining the market value of a Vessel or any other Group Vessel obtained pursuant to this Clause 17.11 (Market Value Determination) and such determination shall be conclusive evidence of a Vessel's or any other Group Vessel's (as the case may be) market value at the date of such valuation. 17.12 2.3Cost of valuation The Borrower shall be liable for all costs and expenses incurred by the Agent in obtaining (a) semi-annual valuations throughout the Facility Period, as of 28 September and 28 March of each calendar year required for the purposes of determining the Market Value of the Vessels pursuant to Clause 17.11 (Market (Market Value Determination), (b) any and all valuations required for the purposes of Clause 17.10(b) (Additional security), if the additional security comprises security over a Vessel, (c) any valuations required pursuant to Schedule 2, Part A ClauseSchedule 22.5 and Part C and (d(c) any additional valuations required by the Agent in its discretion following the occurrence and during the continuation of an Event of Default. All such valuations issued in respect of the Vessels shall be addressed to, and obtained by, the Agent (on behalf of the Lenders). Valuations issued in respect of a Group Vessel which is encumbered with a mortgage, shall be addressed to the mortgagee or relevant lender of that Group Vessel, and in respect of a Group Vessel which is not encumbered with a mortgage, shall be addressed to the relevant owner or managers of that Group Vessel.

73 EUROPE/69253930v1EUROPE/69253930v4 SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT 18 REPRESENTATIONS 18.1 Representations Subject to the Legal Reservations, the Borrower makes the representations and warranties set out in this Clause 18 (Representations) to each Finance Party. (a) Status Each of the Security Parties: (i) is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation; and (ii) has the power to own its assets and carry on its business as it is being conducted. (b) Binding obligations (i) the obligations expressed to be assumed by each of the Security Parties in each of the Relevant Documents to which it is a party are legal, valid, binding and enforceable obligations; and (ii) (without limiting the generality of Clause 18.1(b)(i)), each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective. (c) Non-conflict with other obligations The entry into and performance by each of the Security Parties of, and the transactions contemplated by, the Relevant Documents do not conflict with: (i) any law or regulation applicable to such Security Party; (ii) the constitutional documents of such Security Party; or (iii) any agreement or instrument binding upon such Security Party or any of such Security Party's assets or constitute a default or termination event (however described) under any such agreement or instrument. (d) Power and authority (i) Each of the Security Parties has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Relevant Documents to which it is or will be a party and the transactions contemplated by those Relevant Documents. (ii) No limit on the powers of any Security Party will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Relevant Documents to which it is a party.

74 EUROPE/69253930v1EUROPE/69253930v4 (e) Validity and admissibility in evidence All Authorisations required or desirable: (i) to enable each of the Security Parties lawfully to enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party or to enable each Finance Party to enforce and exercise all its rights under the Relevant Documents; and (ii) to make the Relevant Documents to which any Security Party is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect, with the exception only of the registrations referred to in Part II of Schedule 2 (Conditions Subsequent). (f) Governing law and enforcement (i) The choice of governing law of any Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Security Party. (ii) Any judgment obtained in relation to any Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Security Party. (g) Insolvency No corporate action, legal proceeding or other procedure or step described in Clause 22.1(g) (Insolvency proceedings) or creditors' process described in Clause 22.1(h) (Creditors' process) has been taken or, to the knowledge of the Borrower, threatened in relation to a Security Party; and none of the circumstances described in Clause 22.1(f) (Insolvency) applies to a Security Party. (h) No filing or stamp taxes Under the laws of the Relevant Jurisdictions of each relevant Security Party it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in any of those jurisdictions or that any stamp, registration, notarial or similar tax or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except registration of each Mortgage at the Ships Registry where title to the relevant Vessel is registered in the ownership of the relevant Collateral Owner and payment of associated fees, which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Document. (i) Deduction of Tax None of the Security Parties is required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is: (i) a Qualifying Lender falling within (a) of the definition of Qualifying Lender; or, except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, a Qualifying Lender falling within (b) of the definition of Qualifying Lender; or

75 EUROPE/69253930v1EUROPE/69253930v4 (ii) a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488). (j) No default On the date of this Agreement and on any Drawdown Date, no Event of Default is continuing or would result from the advance of the Loan (or any part thereof) or from the entry into, the performance of, or any transaction contemplated by, any of the Relevant Documents. (k) No misleading information Save as disclosed in writing to the Agent and the Arranger prior to the date of this Agreement: (i) all material information provided to a Finance Party by or on behalf of any of the Security Parties on or before the date of this Agreement and not superseded before that date is accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and (ii) all other written information provided by any of the Security Parties (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect. (l) Financial statements (i) The Original Financial Statements were prepared in accordance with GAAP consistently applied. (ii) The Original Financial Statements and the unaudited quarterly financial statements provided under Clause 19.1 (Financial statements) fairly represent the Group's financial condition and results of operations for the relevant financial quarter. (iii) The Original Financial Statements give a true and fair view of the Group's financial condition and results of operations during the relevant financial year. (iv) There has been no material adverse change in the financial condition or consolidated financial condition of the Group since the date of the Original Financial Statements. (v) Each Security Party's (other than the a Manager) most recent financial statements delivered pursuant to Clause 19.1 (Financial statements): (A) have been prepared in accordance with GAAP as applied to the Original Financial Statements; and (B) give a true and fair view of (if audited) or fairly represent (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate. (vi) Since the date of the most recent financial statements delivered pursuant to Clause 19.1 (Financial statements) there has been no material adverse change in the business, assets or financial condition of any of the Security Parties.

76 EUROPE/69253930v1EUROPE/69253930v4 (m) No proceedings pending or threatened No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, are to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against any of the Security Parties or any other member of the Group. (n) No breach of laws None of the Security Parties or any other member of the Group has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect. (o) Environmental laws (i) Each of the Security Parties and each other member of the Group is in compliance with Clause 21.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect. (ii) No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any of the Security Parties or any other member of the Group where that claim has or is reasonably likely, if determined against that Security Party or other member of the Group, to have a Material Adverse Effect. (p) Taxation (i) None of the Security Parties nor any other member of the Group is materially overdue in the filing of any Tax returns or is overdue in the payment of any amount in respect of Tax which may have a Material Adverse Effect. (ii) No claims or investigations are being, or are reasonably likely to be, made or conducted against any of the Security Parties or any other member of the Group with respect to Taxes such that a liability of, or claim against, any of the Security Parties or any other member of the Group which may have a Material Adverse Effect. (iii) Each of the Security Parties and each other member of the Group is resident for Tax purposes outside its Original Jurisdiction. (q) Anti-corruption law Each of the Security Parties and each other member of the Group and each Affiliate of any of them has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. (r) No Encumbrance or Financial Indebtedness (i) No Encumbrance exists over all or any of the present or future assets of any of the Security Parties (other than the Borrower or the a Manager).

77 EUROPE/69253930v1EUROPE/69253930v4 (ii) None of the Security Parties (other than the Borrower or the a Manager) has any Financial Indebtedness outstanding other than as permitted by this Agreement. (s) Pari passu ranking The payment obligations of each of the Security Parties under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. (t) Disclosure of material facts The Borrower is not aware of any material facts or circumstances in relation to a Security Party which have not been disclosed to the Agent and which might, if disclosed, have adversely affected the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrower. (u) Completeness of Relevant Documents The copies of any Relevant Documents provided or to be provided by the Borrower to the Agent in accordance with Clause 4 (Conditions of Utilisation) are, or will be, true and accurate copies of the originals and represent, or will represent, the full agreement between the parties to those Relevant Documents in relation to the subject matter of those Relevant Documents and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those Relevant Documents other than in the ordinary course of business or as disclosed to, and approved in writing by, the Agent. (v) Money laundering Any borrowing by the Borrower under this Agreement, and the performance of its obligations under this Agreement and under the other Finance Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities. (w) Sanctions (i) Each Security Party, each Affiliate of any of them or other member of the Group, their joint ventures, and their respective directors, officers, employees, agents or representatives has been and is in compliance with Sanctions Laws; (ii) No Security Party, nor any Affiliate of any of them or other member of the Group, their joint ventures, and their respective directors, officers, employees, agents or representatives: (A) is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or (B) is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws by any Sanctions Authority.;

78 EUROPE/69253930v1EUROPE/69253930v4 (C) is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Restricted Party; (D) is located or resident in, organised or incorporated under the laws of, a country or territory, or whose government is, subject to country-wide or territory-wide Sanctions Laws; (E) is in breach of Sanctions Laws; or (F) has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws by any Sanctions Authority. (iii) No Vessel is a vessel with which any individual, entity or any other person is prohibited or restricted from dealing with under Sanctions Laws. (x) Ownership and control of Collateral Owners Each Collateral Owner is a wholly owned subsidiary of the Borrower and is controlled by the Borrower. (y) No rebates etc. There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to any Security Party or a third party in connection with the Retrofitting, other than as disclosed to the Agent in writing on or before the date of the Deed of Amendment and Restatement. 18.2 Repetition Each Repeating Representation is deemed to be repeated by the Borrower by reference to the facts and circumstances then existing on the date of each Drawdown Request, on each Drawdown Date, on the first day of each Interest Period and, in the case or those contained in Clauses 18.1(l)(iv) and 18.1(l)(vi) (Financial statementsRepresentations) and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, on each day. 19 INFORMATION UNDERTAKINGS The undertakings in this Clause 19 (Information Undertakings) remain in force for the duration of the Facility Period. 19.1 Financial statements The Borrower shall supply to the Agent in sufficient copies for all of the Lenders: (a) as soon as the same become available, but in any event within 150 days after the end of each of its financial years its audited consolidated financial statements for that financial year; and (b) as soon as the same become available, but in any event within 90 days after the end of each quarter during each of its financial years its unaudited consolidated quarterly financial statements for that quarter; and

79 EUROPE/69253930v1EUROPE/69253930v4 (c) if requested by the Agent, as soon as the same become available, but in any event within 90 days after the end of each quarter during each of the Collateral Owner's financial years, the unaudited financial statements of the Collateral Owners for that quarter. 19.2 Compliance Certificate and Sustainability Certificate (a) The Borrower shall supply to the Agent, with each set of its annual financial statements delivered pursuant to Clause 19.1(a) (Financial statements) and each set of its quarterly financial statements in respect of the each financial quarters quarter ending in June and December of each calendar year pursuant to Clause 19.1(b) (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up. (b) The Borrower shall supply to the Agent, with each of its quarterly financial statement in respect of the financial quarter ending in June of each calendar year pursuant to Clause 19.1(b) (Financial statements), a Compliance Certificate attaching the valuations of the Vessels delivered in accordance with Clause 17.11 (Market Value Determination) in order for the Agent to test the VTL Coverage in accordance with Clause 17.10 (Additional Security). (c) The Borrower shall supply to the Agent and the Sustainability Agent, within 210 days after the last day of December in each year during the Facility Period, a Sustainability Certificate setting out the details of the AER Reference Vessels, the AER Trajectory Values, the AER Vessel Delta and the AER Delta Average, in each case as certified by an Approved Classification Society, for that calendar year for the purposes of determining any Sustainable Margin Adjustment in accordance with Clause 8.5(Margin Adjustment). (d) (b)Each Compliance Certificate shall be signed by two officers of the Borrower, one being the Chief Financial Officer. 19.3 Requirements as to financial statements Each set of financial statements delivered by the Borrower under Clause 19.1 (Financial statements): (a) shall be certified by an officer of the relevant company as giving a true and fair view of (in the case of annual financial statements), or fairly representing (in other cases), its financial condition as at the date as at which those financial statements were drawn up; and (b) shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent: (i) a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Agent to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

80 EUROPE/69253930v1EUROPE/69253930v4 Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. 19.4 DAC6 (a) In this Clause 19.4 (DAC6), "DAC6" means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU as may be applicable in the United Kingdom, whether directly or by any replacement legislation. (b) The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (i) promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Transaction Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Transaction Documents contains a hallmark as set out in Annex IV of DAC6; and (ii) promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available). 19.5 19.4Information: miscellaneous The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (a) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Security Party, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect; (b) promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Security Parties with the terms of any Security Documents including without limitation cash flow analyses and details of the operating costs of the Vessels; (c) promptly on request, such further information regarding the financial condition, assets , business and operations of any Security Party (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Security Party under this Agreement as any Finance Party through the Agent may reasonably request); (d) promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws by any Sanctions Authority against it, any of its direct or indirect owners, Subsidiaries or other member of the Group, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives, as well as information on what steps are being taken with regards to answer or oppose such; and

81 EUROPE/69253930v1EUROPE/69253930v4 (e) promptly upon becoming aware that it, any of its direct or indirect owners, Subsidiaries or other member of the Group, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives has become or is likely to become a Restricted Party. 19.6 19.5Notification of default The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. 19.7 19.6"Know your customer" checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of a Security Party after the date of this Agreement; or (iii) an assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of Clause 19.6(a)(iii), 19.7(a)(iii), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in Clause 19.6(a)(iii), 19.7(a)(iii), on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in Clause 19.6(a)(iii), 19.7(a)(iii), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 19.8 19.7Provision of information The Borrower undertakes promptly to supply the Agent with such information concerning each Vessel's condition, location and employment as the Agent may reasonably require. 20 FINANCIAL COVENANTS The Borrower shall on a consolidated basis comply with the following financial covenants to be assessed on a semi-annual quarterly basis based on the Accounting Information received by the Lender in accordance with Clauses 19.1 (Financial statements):

82 EUROPE/69253930v1EUROPE/69253930v4 20.1 Consolidated Group Leverage The Consolidated Group Leverage shall be not more than eighty five per cent. (85%). 20.2 EBITDA to Interest Expense The ratio of EBITDA to Interest Expense on a trailing twelve (12) month's basis shall not at any time be less than 2:1, unless the Borrower pledges cash, equivalent to the amount that would be required to restore the accrued shortfall in the said ratio, for the benefit of the Group's respective lenders (whether under this Facility Agreement or under other similar financial arrangements) at respective bank accounts, as each such lender designates, proportionately to each Group lender's participation in the Group's total outstanding indebtedness. 20.3 Net Worth The Net Worth shall not be less than one hundred and fifty million dollars ($150,000,000). 21 GENERAL UNDERTAKINGS The undertakings in this Clause 21 (General Undertakings) remain in force for the duration of the Facility Period. 21.1 Authorisations The Borrower shall promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and (b) supply certified copies to the Agent of, any Authorisation required under any law or regulation of a Relevant Jurisdiction to: (i) enable any Security Party to perform its obligations under the Finance Documents to which it is a party; (ii) ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and (iii) enable any Security Party to carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect. 21.2 Compliance with laws (a) The Borrower shall comply (and shall procure that each other Security Party and each Affiliate of any of them shall comply), in all respects with all laws. In this Clause 21.1 (Authorisations), "laws" means any law, statute, treaty, convention, regulation, instrument or other subordinate legislation or other legislative or quasi-legislative rule or measure, or any order or decree of any government, judicial or public or other body or authority, or any directive, code of practice, circular, guidance note or other direction issued by any competent authority or agency (whether or not having the force of law).

83 EUROPE/69253930v1EUROPE/69253930v4 (b) The Borrower shall comply (and shall procure that each other Security Party, each other member of the Group and each Affiliate of any of them shall comply) in all respects with all Sanctions Laws. 21.3 Environmental compliance The Borrower shall procure that that each Collateral Owner and the Managers shall: (a) comply with all Environmental Laws; (b) obtain, maintain and ensure compliance with all requisite Environmental Approvals; and (c) implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect. 21.4 Environmental Claims The Borrower shall, and shall procure that each of the Collateral Owners and the Managers shall, promptly upon becoming aware of the same, inform the Agent in writing of: (a) any Environmental Claim against any of the Security Parties which is current, pending or threatened; and (b) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any of the Security Parties, where the claim, if determined against that Security Party, has or is reasonably likely to have a Material Adverse Effect. 21.5 Anti-corruption law (a) The Borrower shall not (and shall procure that no other Security Party will) directly or indirectly use the proceeds of the Loan for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions. (b) The Borrower shall (and shall procure that each other Security Party shall): (i) conduct its businesses in compliance with applicable anti-corruption laws; and (ii) maintain policies and procedures designed to promote and achieve compliance with such laws. 21.6 Taxation (a) The Borrower shall (and shall procure that each other Security Party shall) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that: (i) such payment is being contested in good faith;

84 EUROPE/69253930v1EUROPE/69253930v4 (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 19.1 (Financial statements); and (iii) such payment can be lawfully withheld. (b) The Borrower may not (and no other Security Party may) change its residence for Tax purposes. 21.7 Evidence of good standing The Borrower will from time to time if requested by the Agent provide the Agent with evidence in form and substance satisfactory to the Agent that the Borrower and each of the Collateral Owners remain in good standing. 21.8 Pari passu ranking The Borrower shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies. 21.9 Negative pledge In this Clause 21.9 (Negative pledge) "Quasi-Security" means an arrangement or transaction described in Clause 21.9(b). Except as permitted under Clause 21.9(c): (a) The Borrower shall procure that no Collateral Owner will create nor permit to subsist any Encumbrance over any of its present or future assets. (b) The Borrower shall procure that no Collateral Owner will: (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Security Party; (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (iv) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. (c) Clauses 21.9(a) and 21.9(b) do not apply to any Encumbrance or (as the case may be) Quasi- Security, which is a Permitted Encumbrance or a Permitted Transaction. 21.10 Disposals (a) Except as permitted under Clause 21.10(a), or for the sale of a Vessel provided the relevant prepayment is made in accordance with Clause 7.5 (Mandatory prepayment on sale or Total Loss), the Borrower shall procure that no other Security Party (other than the a Manager) will

85 EUROPE/69253930v1EUROPE/69253930v4 enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset. (b) Clause 21.10(a) does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal or a Permitted Transaction. 21.11 Arm's length basis (a) Except as permitted under Clause 21.11(c), the Borrower shall not (and shall procure that no other Security Party will) enter into any transaction with any third party except on arm's length terms and for full market value. (b) The Borrower shall not (and shall procure that no Collateral Owner will) enter into transactions that are not on arm's length basis with any associated companies, unless any off-market terms agreed are to the benefit of the Borrower or the relevant Collateral Owner. (c) The following transactions shall not be a breach of this Clause 21.11 (Arm's length basis): (i) fees, costs and expenses payable under the Relevant Documents in the amounts set out in the Relevant Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Agent; and (ii) any Permitted Transaction. 21.12 Merger The Borrower shall procure that no other Security Party (other than the a Manager) will enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction. 21.13 Change of business The Borrower shall not (and shall procure that no other Security Party will) make any substantial change to its corporate structure or the general nature of its business from that carried on at the date of this Agreement without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed. Any investments in shipping assets other than bulk carriers will not be considered to be a change of business for the purpose of this Clause. 21.14 No other business The Borrower shall procure that no Collateral Owner will engage in any business other than the ownership, operation, chartering and management of its Vessel. 21.15 No acquisitions The Borrower shall procure that no Collateral Owner will make any investment or acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or incorporate a company. 21.16 No Joint Ventures The Borrower shall procure that no other Security Party will:

86 EUROPE/69253930v1EUROPE/69253930v4 (a) enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or (b) transfer any assets or lend to or guarantee or give an indemnity for or give security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing). 21.17 No borrowings The Borrower shall procure that no Collateral Owner will incur or allow to remain outstanding any Financial Indebtedness, except for: (a) the Loan; (b) any normal trade credits in the ordinary course of business and loans from shareholders and loans from other members of the Group, which are fully subordinated to the Loan and for such trade credits or loans there shall be no payment of principal or interest if an Event of Default has occurred and is continuing. 21.18 No loans or credit The Borrower shall procure that no Collateral Owner will be a creditor in respect of any Financial Indebtedness unless it is a loan made in the ordinary course of business in connection with the chartering, operation or repair of a Vessel. 21.19 No guarantees or indemnities The Borrower shall procure that no Collateral Owner will incur or allow to remain outstanding any guarantee or provide any other form of financial support in respect of any obligation of any person unless it is a Permitted Transaction. 21.20 Inspection of records The Borrower will permit the inspection of its financial records and accounts from time to time by the Agent or its nominee. 21.21 No change in Relevant Documents The Borrower shall not (and shall procure that no other Security Party will) materially amend, vary, novate, supplement, supersede, waive or terminate any term of, any of the Relevant Documents which are not Finance Documents, or any other document delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) or Clause 4.4 (Conditions subsequent). In this Clause 21.21 (No change in Relevant Documents), "materially" means any change, variation or modification relating to the purchase price, payment terms, date of delivery and/or the identity of the vessel, the type of vessel or the vessel's characteristics. 21.22 Further assurance (a) The Borrower shall (and shall procure that each other Security Party shall) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges,

87 EUROPE/69253930v1EUROPE/69253930v4 notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)): (i) to perfect any Encumbrance created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Encumbrance over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; (ii) to confer on the Security Agent or confer on the Finance Parties an Encumbrance over any property and assets of the Borrower (or that other Security Party as the case may be) located in any jurisdiction equivalent or similar to the Encumbrance intended to be conferred by or pursuant to the Security Documents; and/or (iii) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents. (b) The Borrower shall (and shall procure that each other Security Party shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Encumbrance conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents. 21.23 No dealings with Master Agreement The Borrower shall not assign, novate or encumber or in any other way transfer any of its rights or obligations under the Master Agreement, nor enter into any interest rate exchange or hedging agreement with anyone other than the Swap Provider. 21.24 Liquidity The Borrower shall procure that each Collateral Owner will throughout the Facility Period maintain in its Earnings Account at all times a minimum positive account balance free of any Encumbrances (other than in favour of the Security Agent) of not less than one two hundred and fifty thousand dollars ($150,000200,000). 21.25 Subordination of shareholder loans The Borrower shall procure that each Collateral Owner shall subordinate any shareholder loans or inter-company borrowings from any member of the Group to the Indebtedness pursuant to a Subordinated Debt Security. 21.26 No Subsidiaries The Borrower shall procure that no Collateral Owner shall form or acquire any other Subsidiaries than those known to the Agent prior to the Effective Date.

88 EUROPE/69253930v1EUROPE/69253930v4 21.27 No transfer of shares 21.27 Collateral Owner's Shares The Borrower shall procure that no Collateral Owner shall transfer any of its shares to another person or corporate entity (other than an entity wholly owned by the Borrower) and shall not create any Encumbrances on such shares. 21.28 Ownership of Collateral Owners The Borrower shall procure that: (a) each Collateral Owner shall remain a wholly owned direct or indirect Subsidiary of the Borrower; and (b) there shall be no change in the legal ownership and control of a Collateral Owner (which change would result in that Collateral Owner ceasing to be a wholly owned direct or indirect Subsidiary of the Borrower) or the beneficial ownership and control of the Managers without the prior written consent of the Agent such consent not to be unreasonably withheld or delayed. 21.29 Master Agreement The Borrower shall give the Swap Provider at all times throughout the Facility Period, the right of first refusal to enter into one or more hedging of interest rate risk of the Loan or other derivative products on competitive terms. 21.30 Use of proceeds The Borrower shall ensure that no No proceeds of the Loan (or any part thereof) are shall be lent, contributed or otherwise made available , directly or indirectly, to or for the benefit of a Restricted Party (including to fund any activities or business of a Restricted Party) nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Lawsbe lent, contributed or otherwise made available, directly or indirectly, to any person or otherwise be applied (i) to fund any activities or business in any country or territory, that, at the time of such funding, is a country or territory which is subject to Sanctions Laws or (ii) in any other manner that would result in a violation of Sanctions Laws by any person (including any person participating in the Loan, whether as a Finance Party or otherwise) or otherwise in a manner or for a purpose prohibited by Sanctions Laws including, but not limited to, in using any benefits of any money, proceeds or services provided by, or received from, the Lenders under this Agreement, in business activities (including, but not limited to, entering into any ship finance acquisition agreement, ship refinancing agreement or charter agreement relating to a vessel, project or asset) subject to Sanctions Laws or related to a country which is subject to Sanctions Laws and/or a Restricted Party. 21.31 Sanctions The Borrower shall ensure that no Security Party or Affiliate of any of them or other member of the Group, their respective directors, officers, employees, agents , employees or representatives or any other persons acting on any of their behalf becomes a Restricted Party.

89 EUROPE/69253930v1EUROPE/69253930v4 21.32 Stock exchange requirements At all times when the Borrower's shares are quoted on the New York Stock Exchange or any other prime stock exchange acceptable to the Lenders, the Borrower shall comply with all regulatory and listing requirements of such stock exchange. 21.33 Dividends The Borrower shall not declare or pay any dividend or make any other form of distribution in respect of any financial year during the Facility Period if: (a) at the relevant time an Event of Default has occurred and remains continuing or would result from the making of such dividend or distribution; and (a) the Borrower cannot demonstrate compliance with the requirements of Clause 20 (Financial Covenants) both before and after the making of such dividend or distribution. 21.34 Dismantling of Ships The Borrower shall ensure that any Vessel controlled by a Collateral Owner, any other vessel owned or controlled by the Group or sold to an intermediary with the intention of being scrapped, is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner, in accordance with the provisions of The Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and/or EU Ship Recycling Regulation. 21.35 Poseidon Principles The Borrower shall procure that each Collateral Owner shall, upon the request of any Lender and at the cost of the Borrower on or before 31st July in each calendar year, supply (as specified by the relevant Lender) to the Agent (on behalf of that Lender) of all information necessary in order for that Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Vessel owned by it for the preceding calendar year provided always that, for the avoidance of doubt, such information shall be "Confidential Information" for the purposes of Clause 35.1 (Confidential information) but the Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender's portfolio climate alignment. 21.36 Inventory of Hazardous Materials The Borrower shall procure that each Collateral Owner shall ensure that the Vessel owned by it carries an Inventory of Hazardous Material from a reputable classification society approved by the Lender on or before the date such IHM classification becomes mandatory pursuant to any applicable law or regulation (including, without limitation, Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC Text with EEA relevance) and at all times thereafter and shall promptly deliver to the Lender upon its request a copy of the class report noting the same.

90 EUROPE/69253930v1EUROPE/69253930v4 21.37 21.34Retrofitting (a) The Borrower shall advise the Agent in writing in relation to (i) the date on which the Retrofitting of a Scrubber Vessel is scheduled to take place (and the actual date on which the Retrofitting commences) and (ii) the date on which the Retrofitting of that Scrubber Vessel is completed. (b) The Borrower shall provide the Agent within 30 days after the completion of the Retrofitting of a Scrubber Vessel with a written confirmation by way of attestation or otherwise by the relevant class evidencing the successful completion of the Retrofitting on that Scrubber Vessel; and (c) The Borrower shall provide the Agent within 70 days after the completion of the Retrofitting of a Scrubber Vessel with: (i) evidence, in form satisfactory to the Agent, that all the invoices relating to the Retrofitting Cost of that Scrubber Vessel have been paid in full; (ii) the relevant class certificate of that Scrubber Vessel evidencing the successful completion of the Retrofitting; and (iii) any other evidence requested by the Lender for the purpose of determining (i) and (ii) above. 22 EVENTS OF DEFAULT 22.1 Events of Default Each of the events or circumstances set out in this Clause 22.1 (Events of Default) is an Event of Default. (a) Non-payment A Security Party does not pay on the due date any amount payable by it under a Finance Document at the place at and in the currency in which it is expressed to be payable unless payment is made within three days of its due date. (b) Other specific obligations (i) Any requirement of Clause 20 (Financial Covenants) is not satisfied. (ii) A Security Party does not comply with any obligation in a Finance Document relating to the Insurances, with Clause 17.10 (Additional security) and Clause 21.28 (Ownership of Collateral Owners)). (c) Other obligations A Security Party does not comply with any provision of a Finance Document (other than those referred to in Clause 22.1(a) (Non-payment) and Clause 22.1(b) (Other specific obligations)) and such non-compliance is not remedied within 15 Business Days of the Agent giving notice to the Borrower to this effect. (d) Misrepresentation

91 EUROPE/69253930v1EUROPE/69253930v4 Any representation or statement made or deemed to be repeated by a Security Party in any Finance Document or any other document delivered by or on behalf of a Security Party under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made. (e) Cross default Any Financial Indebtedness of a Security Party or of any other member of the Group: (i) is not paid when due nor within any originally applicable grace period; or (ii) is declared to be, or otherwise becomes, due and payable prior to its specified maturity as a result of an event of default (however described). No Event of Default will occur under this Clause 22.1(e) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within (a) to (b) is less than five hundred thousand dollars ($500,000) in respect of a Collateral Owner or five million dollars ($5,000,000) in respect of the Borrower (or its equivalent in any other currency or currencies). (f) Insolvency (i) A Security Party is unable or admits inability to pay its debts as they fall due, is deemed to, or is declared to, be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts. (ii) The value of the assets of a Security Party is less than its liabilities (taking into account contingent and prospective liabilities). (iii) A moratorium is declared in respect of any indebtedness of a Security Party. (g) Insolvency proceedings Any corporate action, legal proceedings or other procedure or step is taken for: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, bankruptcy or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of a Security Party; (ii) a composition, compromise, assignment or arrangement with any creditor of a Security Party; (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or trustee or other similar officer in respect of a Security Party or any of its assets; or (iv) enforcement of any Encumbrance over a substantial portion of the Borrower's assets which has not been remedied within 15 days, or any analogous procedure or step is taken in any jurisdiction. This Clause 22.1(g) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement.

92 EUROPE/69253930v1EUROPE/69253930v4 (h) Creditors' process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a Security Party and is not discharged within 14 days. (i) Unlawfulness and invalidity (i) It is or becomes unlawful for a Security Party to perform any of its obligations under the Finance Documents or any Encumbrance created or expressed to be created or evidenced by the Security Documents ceases to be effective. (ii) Any obligation or obligations of any Security Party under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents. (iii) Any Finance Document ceases to be in full force and effect or any Encumbrance created or expressed to be created or evidenced by the Security Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective. (j) Cessation of business A Security Party ceases, or threatens to cease, to carry on all or a substantial part of its business. (k) Change in ownership or control of a Collateral Owner There is any change in the beneficial ownership or control of a Collateral Owner from that advised to the Agent by the Borrower at the date of this Agreement. (l) Expropriation The authority or ability of a Security Party to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to a Security Party or any of its assets. (m) Repudiation and rescission of agreements (i) A Security Party rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document. (ii) Subject to Clause 22.1(m)(iii), any party to any of the Relevant Documents that is not a Finance Document rescinds or purports to rescind or repudiates or purports to repudiate that Relevant Document in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents. (iii) Any of the Management Agreements is terminated, cancelled or otherwise ceases to remain in full force and effect at any time prior to its contractual expiry date and is not

93 EUROPE/69253930v1EUROPE/69253930v4 immediately replaced by a similar agreement in form and substance satisfactory to the Majority Lenders. (n) Conditions precedent and subsequent Any of the conditions referred to in Clauses 4.4 (Conditions subsequent), 4.5 (No waiver) (in the case where a waiver has been provided pursuant to Clause 4.5 (No waiver) and is not satisfied within the time specified in such waiver) is not satisfied within the time required by the relevant provisions thereof. (o) Revocation or modification of Authorisation Any Authorisation of any governmental, judicial or other public body or authority which is now, or which at any time during the Facility Period becomes, necessary to enable any of the Security Parties or any other person (except a Finance Party) to comply with any of their obligations under any Finance Document is not obtained, is revoked, suspended, withdrawn or withheld, or is modified in a manner which the Agent considers is, or may be, prejudicial to the interests of any Finance Party, or ceases to remain in full force and effect unless a waiver has been obtained from a competent authority. (p) Reduction of capital A Security Party (other than the a Manager) reduces its authorised or issued or subscribed capital, save that the redemption of any redeemable shares, or the buyback of any ordinary shares to preserve its due listing shall not constitute an Event of Default pursuant to this Clause 22 (Events of Default). (q) Loss of Vessel A Vessel suffers a Total Loss or is otherwise destroyed or abandoned, or a similar event occurs in relation to any other vessel which may from time to time be mortgaged to the Security Agent as security for the payment of all or any part of the Indebtedness, except that a Total Loss (which term shall for the purposes of the remainder of this Clause 22.1(q) include an event similar to a Total Loss in relation to any other vessel) shall not be an Event of Default if: (i) the relevant prepayment is made in accordance with Clause 7.5 (Mandatory prepayment on sale or Total Loss); or (ii) that Vessel or other vessel is insured in accordance with the Security Documents and a claim for Total Loss is available under the terms of the relevant insurances; and (iii) no insurer has refused to meet or has disputed the claim for Total Loss and it is not apparent to the Agent that any such refusal or dispute is likely to occur; and (iv) payment of all insurance proceeds in respect of the Total Loss is made in full to the Security Agent within 150 days of the occurrence of the casualty giving rise to the Total Loss in question or such longer period as the Agent may in its discretion agree. (r) Challenge to registration The registration of a Vessel or the Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or the validity or priority of the Mortgage is contested.

94 EUROPE/69253930v1EUROPE/69253930v4 (s) War The country of registration of a Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Agent in its discretion considers that, as a result, the security conferred by any of the Security Documents is materially prejudiced. (t) Notice of determination A Guarantor gives notice to the Security Agent to determine any obligations under the relevant Guarantee. (u) Litigation Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced against a Security Party or its assets which have or are reasonably likely to have a Material Adverse Effect. (v) Material adverse change Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect. (w) Sanctions (i) Any of the Security Parties or any Affiliate of any of them becomes a Restricted Party or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Restricted Party or any of such persons becomes the owner or controller of a Restricted Party. (ii) Any proceeds of the Loan are made available, directly or indirectly, to or for the benefit of a Restricted Party or otherwise is, directly or indirectly, applied in a manner or for a purpose prohibited under Sanctions Laws. (iii) Any of the Security Parties or any Affiliate of any of them is not in compliance with all Sanctions Laws. (x) Arrest Any arrest of a Vessel or its detention in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the relevant Collateral Owner within 30 Business Days of such arrest or detention. 22.2 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent shall, if so directed by the Majority Lenders: (a) by notice to the Borrower cancel the Total Commitments, at which time they shall immediately be cancelled; (b) by notice to the Borrower declare that the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents are immediately due and payable, at which time they shall become immediately due and payable;

95 EUROPE/69253930v1EUROPE/69253930v4 (c) by notice to the Borrower declare that the Loan is payable on demand, at which time it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or (d) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

96 EUROPE/69253930v1EUROPE/69253930v4 SECTION 9 CHANGES TO PARTIES 23 CHANGES TO THE LENDERS 23.1 Assignments and transfers by the Lenders Subject to this Clause 23 (Changes to the Lenders), a Lender (the "Existing Lender") may: (a) assign any of its rights; or (b) transfer by novation any of its rights and obligations, under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender"). 23.2 Conditions of assignment or transfer (a) No assignment or transfer in accordance with Clause 23.1 (Assignments and transfers by the Lenders) can be made without the Borrower's prior written consent unless it is: (i) to an Affiliate of the Original Lender or to a fund which is a Related Fund of that Existing Lender;or (ii) to a bank or financial institution and is made 60 days after the occurrence of an Event of Default which is continuingunder Clause 22.1(a) or 15 days after the occurrence of any other Event of Default; or (iii) to a trust or fund and is made 270 days after the occurrence of an Event of Default which is continuingpursuant to Clause 22.1(a) or 30 days after the occurrence of any other Event of Default. (b) In the cases where the prior written consent of the Borrower is required for an assignment or transfer under Clause 23.2(a), the consent of the Borrower must not be unreasonably withheld or delayed if such assignment or transfer is to a bank or financial institution which has experience in providing financing to the shipping industry and such consent shall be deemed received by the Finance Parties if the Borrower has failed to respond within 15 Business Days of the Finance Parties' request. (c) An assignment will only be effective on: (i) receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and (ii) performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

97 EUROPE/69253930v1EUROPE/69253930v4 (d) A transfer will only be effective if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with. (e) If: (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This Clause 23.2(e) (Conditions of assignment of transfer) shall not apply: (iii) in relation to Clause 12.2 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Clause 12.2(f)(ii)(B) (Tax gross-up) if the Borrower making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender. (f) Each New Lender confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. 23.3 Assignment or transfer fee Unless the Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Loan, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $3,000. 23.4 Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Relevant Documents or any other documents; (ii) the financial condition of any Security Party; (iii) the performance and observance by any Security Party or any other member of the Group of its obligations under the Relevant Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any of the Relevant Documents or any other document,

98 EUROPE/69253930v1EUROPE/69253930v4 and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Security Party and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any of the Relevant Documents; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Security Party and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23 (Changes to the Lenders); or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Security Party of its obligations under the Relevant Documents or otherwise. 23.5 Procedure for transfer (a) Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 23.5(c) when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 23.2(c)(ii), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) On the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations"); (ii) the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender; (iii) the Agent, the Security Agent, the Sustainability Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations

99 EUROPE/69253930v1EUROPE/69253930v4 between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Sustainability Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and (iv) the New Lender shall become a Party as a "Lender". 23.6 Procedure for assignment (a) Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with Clause 23.6(c) when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 23.6(b), as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement. (b) The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. (c) On the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents and expressed to be the subject of the assignment in the Assignment Agreement; (ii) the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents); and (iii) the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations. (d) Lenders may utilise procedures other than those set out in this Clause 23.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Security Party or unless in accordance with Clause 23.5 (Procedure for transfer), to obtain a release by that Security Party from the obligations owed to that Security Party by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 23.2 (Conditions of assignment or transfer). 23.7 Copy of Transfer Certificate or Assignment Agreement to Borrower The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

100 EUROPE/69253930v1EUROPE/69253930v4 24 CHANGES TO THE SECURITY PARTIES 24.1 No assignment or transfer by Security Parties No Security Party may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

101 EUROPE/69253930v1EUROPE/69253930v4 SECTION 10 THE FINANCE PARTIES 25 ROLE OF THE AGENT, THE SECURITY AGENT, THE SUSTAINABILITY AGENT AND THE ARRANGER 25.1 Appointment of the Agent (a) Each of the Arranger , the Sustainability Agent and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents and each of the Arranger, the Lenders and the Agent appoints the Security Agent to act as its security agent for the purpose of the Security Documents. (b) Each of the Arranger , the Sustainability Agent and the Lenders authorises the Agent and each of the Arranger, the Lenders and the Agent authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent or the Security Agent (as the case may be) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. (c) The Swap Provider appoints the Security Agent to act as its security agent for the purpose of the Security Documents and authorises the Security Agent to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Security Documents together with any other incidental rights, powers, authorities and discretions. (d) Except in Clause 25.14 (Replacement of the Agent) or where the context otherwise requires, references in this Clause 25 (Role of the Agent, the Security Agent, the Sustainability Agent and the Arranger) to the "Agent" shall mean the Agent and the Security Agent individually and collectively and references in this Clause 25 (Role of the Agent, the Security Agent, the Sustainability Agent and the Arranger) to the "Finance Documents" or to any "Finance Document" shall not include the Master Agreement. 25.2 Instructions (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 25.2(a)(i). (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether,

102 EUROPE/69253930v1EUROPE/69253930v4 and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent. (d) The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (e) In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (f) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause 25.2(f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents or the enforcement of the Finance Documents. 25.3 Duties of the Agent (a) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature. (b) Subject to Clause 25.3(c), the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (c) Without prejudice to Clause 23.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), Clause 25.3(a) shall not apply to any Transfer Certificate or any Assignment Agreement. (d) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties. (f) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger , the Sustainability Agent or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties. (g) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

103 EUROPE/69253930v1EUROPE/69253930v4 25.4 Role of the Arranger and Sustainability Agent Except as specifically provided in the Finance Documents, neither the Arranger or the Sustainability Agent has no any obligations of any kind to any other Party under or in connection with any Finance Document. 25.5 No fiduciary duties (a) Subject to Clause 25.12 (Trust) which relates to the Security Agent only, nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person. (b) Neither the Agent, the Sustainability Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 25.6 Business with Security Parties The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower, any other Security Party or its Affiliate. 25.7 Rights and discretions of the Agent (a) The Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (C) rely on a certificate from any person: (1) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (2) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of (A), may assume the truth and accuracy of that certificate. (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders or security agent for the Finance Parties (as the case may be)) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Events of Default));

104 EUROPE/69253930v1EUROPE/69253930v4 (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and (iii) any notice or request made by the Borrower (other than a Drawdown Request) is made on behalf of and with the consent and knowledge of all the Security Parties. (c) The Agent may engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts. (d) Without prejudice to the generality of Clause 25.7(c) or Clause 25.7(e), the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable. (e) The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct. (g) Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (h) Without prejudice to the generality of Clause 25.7(g), the Agent: (i) may disclose; and (ii) on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender to the Borrower and to the other Finance Parties. (i) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, the Sustainability Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (j) The Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of Clause 10.2(b) 10.3 (Market Disruption). (k) Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the

105 EUROPE/69253930v1EUROPE/69253930v4 performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 25.8 Responsibility for documentation Neither the Agent nor the Arranger is responsible or liable for: (a) the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Sustainability Agent, the Arranger, a Security Party or any other person given in or in connection with any Relevant Document or the transactions contemplated in the Finance Documents; or (b) the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Relevant Document; or (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 25.9 No duty to monitor The Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 25.10 Exclusion of liability (a) Without limiting Clause 25.10(b) (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent) the Agent shall not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents, unless caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, any Encumbrance created or expressed to be created or evidenced by the Security Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents; (iii) any shortfall which arises on the enforcement or realisation of the Trust Property; or

106 EUROPE/69253930v1EUROPE/69253930v4 (iv) without prejudice to the generality of Clauses 25.10(a)(i), 25.10(a)(ii) and 25.10(a)(iii), any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Relevant Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.7 (Third party rights) and the provisions of the Third Parties Act. (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. (d) Nothing in this Agreement shall oblige the Agent, the Sustainability Agent or the Arranger to carry out: (i) any "know your customer" or other checks in relation to any person; (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to the Agent, the Sustainability Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Sustainability Agent or the Arranger. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

107 EUROPE/69253930v1EUROPE/69253930v4 25.11 Lenders' indemnity to the Agent (a) Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent and every Receiver and Delegate, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the relevant Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.12 (Disruption to payment systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Agent, Receiver or Delegate has been reimbursed by a Security Party pursuant to a Finance Document). (b) Subject to Clause 25.11(c), the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to Clause 25.11(a) (c) Clause 25.11(b) shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to a Security Party. 25.12 Trust The Security Agent agrees and declares, and each of the other Finance Parties acknowledges, that, subject to the terms and conditions of this Clause 25.12 (Trust), the Security Agent holds the Trust Property on trust for the Finance Parties absolutely. Each of the other Finance Parties agrees that the obligations, rights and benefits vested in the Security Agent shall be performed and exercised in accordance with this Clause 25.12 (Trust). The Security Agent shall have the benefit of all of the provisions of this Agreement benefiting it in its capacity as security agent for the Finance Parties, and all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with this Agreement). In addition: (a) the Security Agent and any Delegate may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Security Agent or any Delegate by or pursuant to the Security Documents or in respect of anything else done or omitted to be done in any way relating to the Security Documents; (b) the other Finance Parties acknowledge that the Security Agent shall be under no obligation to insure any property nor to require any other person to insure any property and shall not be responsible for any loss which may be suffered by any person as a result of the lack or insufficiency of any insurance; (c) the Finance Parties agree that the perpetuity period applicable to the trusts declared by this Agreement shall be the period of 125 years from the date of this Agreement; (d) the Security Agent shall not be liable for any failure, omission, or defect in perfecting the security constituted or created by any Finance Document including, without limitation, any failure to register the same in accordance with the provisions of any of the documents of title of any Security Party to any of the assets thereby charged or effect or procure registration of or otherwise protect the security created by any Security Document under any registration

108 EUROPE/69253930v1EUROPE/69253930v4 laws in any jurisdiction and may accept without enquiry such title as any Security Party may have to any asset; (e) the Security Agent shall not be under any obligation to hold any title deed, Finance Document or any other documents in connection with the Finance Documents or any other documents in connection with the property charged by any Finance Document or any other such security in its own possession or to take any steps to protect or preserve the same, and may permit any Security Party to retain all such title deeds, Finance Documents and other documents in its possession; and (f) save as otherwise provided in the Finance Documents, all moneys which under the trusts therein contained are received by the Security Agent may be invested in the name of or under the control of the Security Agent in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Security Agent, and the same may be placed on deposit in the name of or under the control of the Security Agent at such bank or institution (including the Security Agent) and upon such terms as the Security Agent may think fit. The provisions of Part I of the Trustee Act 2000 shall not apply to the Security Agent or the Trust Property. 25.13 Resignation of the Agent (a) The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving 30 days' prior written notice to the other Finance Parties and the Borrower. (b) Alternatively the Agent may resign by giving 30 days' prior written notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after prior consultation and agreement with the Borrower) may appoint a successor Agent. (c) If the Majority Lenders have not appointed a successor Agent in accordance with Clause 25.13(a) within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the United Kingdom). (d) If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under Clause 25.13(b), the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 25 (Role of the Agent, the Security Agent, the Sustainability Agent and the Arranger) and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties. (e) The retiring Agent shall, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

109 EUROPE/69253930v1EUROPE/69253930v4 (f) The Agent's resignation notice shall only take effect upon the appointment of a successor and (in the case of the Security Agent) the transfer of all the Trust Property to that successor. (g) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 25.13(e)) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 25 (Role of the Agent, the Security Agent, the Sustainability Agent and the Arranger) (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (h) The Agent shall resign in accordance with Clause 25.13(a) (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to Clause 25.13(b)) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (i) the Agent fails to respond to a request under Clause 12.8 (FATCA information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 12.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign. 25.14 Replacement of the Agent (a) After consultation with the Borrower, the Majority Lenders may, by giving 30 days' notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom). (b) The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its function as Agent under the Finance Documents. (c) The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 25.14(b)) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 25 (Role of the Agent, the Security Agent and the Arranger) (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

110 EUROPE/69253930v1EUROPE/69253930v4 (d) Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. 25.15 Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. 25.16 Relationship with the Lenders (a) The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and Clause 30.6(a)(ii) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 25.17 Credit appraisal by the Lenders Without affecting the responsibility of any Security Party for information supplied by it or on its behalf in connection with any Relevant Document, each Lender confirms to the Agent, the Sustainability Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Relevant Document including but not limited to: (a) the financial condition, status and nature of each Security Party and each other member of the Group;

111 EUROPE/69253930v1EUROPE/69253930v4 (b) the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Relevant Document; (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Relevant Document, the transactions contemplated by the Relevant Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of under or in connection with any Relevant Document; (d) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any Encumbrance created or expressed to be created or evidenced by the Security Documents or the existence of any Encumbrance affecting the Charged Property. 25.18 Reference Banks If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank. 25.19 Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 26 CONDUCT OF BUSINESS BY THE FINANCE PARTIES No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) other than where expressly provided for, oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 27 SHARING AMONG THE FINANCE PARTIES 27.1 Payments to Finance Parties If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from a Security Party other than in accordance with Clause 28 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then: (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

112 EUROPE/69253930v1EUROPE/69253930v4 (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.6 (Partial payments). 27.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Security Party and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 28.6 (Partial payments) towards the obligations of that Security Party to the Sharing Finance Parties. 27.3 Recovering Finance Party's rights On a distribution by the Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Security Party, as between the relevant Security Party and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Security Party. 27.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and (b) as between the relevant Security Party and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Security Party. 27.5 Exceptions (a) This Clause 27 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Security Party. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and

113 EUROPE/69253930v1EUROPE/69253930v4 (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

114 EUROPE/69253930v1EUROPE/69253930v4 SECTION 11 ADMINISTRATION 28 PAYMENT MECHANICS 28.1 Payments to the Agent On each date on which a Security Party or a Lender is required to make a payment under a Finance Document, that Security Party or that Lender shall make the same available to the Agent for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies. 28.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to a Security Party) and Clause 28.4 (Clawback and pre- funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency. 28.3 Distributions to a Security Party The Agent may (with the consent of a Security Party or in accordance with Clause 29 (Set-Off)) apply any amount received by it for that Security Party in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Security Party under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 28.4 Clawback and pre-funding (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless Clause 28.4(c) applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. (c) If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

115 EUROPE/69253930v1EUROPE/69253930v4 (i) the Agent shall notify the Borrower of that Lender's identity and the Borrower shall on demand refund it to the Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 28.5 Impaired Agent (a) If, at any time, the Agent becomes an Impaired Agent, a Security Party or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 28.1 (Payments to the Agent) may instead either: (i) pay that amount direct to the required recipient(s); or (ii) if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank in relation to which no Insolvency Event has occurred and is continuing, in the name of the Security Party or the Lender making the payment (the "Paying Party") and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the "Recipient Party" or "Recipient Parties"). In each case such payments must be made on the due date for payment under the Finance Documents. (b) All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements. (c) A Party which has made a payment in accordance with this Clause 28.5 (Impaired Agent) shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account. (d) Promptly upon the appointment of a successor Agent in accordance with Clause 25.14 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to Clause 28.5(e)) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 28.2 (Distributions by the Agent). (e) A Paying Party shall, promptly upon request by a Recipient Party and to the extent: (i) that it has not given an instruction pursuant to Clause 28.5(d); and (ii) that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

116 EUROPE/69253930v1EUROPE/69253930v4 28.6 Partial payments (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Security Party under the Finance Documents, the Agent shall apply that payment towards the obligations of that Security Party under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Security Agent under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in Clauses 28.6(a)(ii) to 28.6(a)(iv). (c) Clauses 28.6(a) and 28.6(b) will override any appropriation made by a Security Party. 28.7 No set-off by Security Parties All payments to be made by a Security Party under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 28.8 Business Days Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 28.9 Currency of account (a) Subject to Clauses 28.9(b28.9(a) to 28.9(e), dollars is the currency of account and payment for any sum due from a Security Party under any Finance Document. (b) A repayment or payment of all or part of a Loan or an Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date. (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued. (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

117 EUROPE/69253930v1EUROPE/69253930v4 (e) Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency. 28.10 Control account The Agent shall open and maintain on its books a control account in the name of the Borrower showing the advance of the Loan and the computation and payment of interest and all other sums due under this Agreement. The Borrower's obligations to repay the Loan and to pay interest and all other sums due under this Agreement shall be evidenced by the entries from time to time made in the control account opened and maintained under this Clause 28.10 (Control account) and those entries will, in the absence of error, be conclusive and binding. 28.11 Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency. 28.12 Disruption to payment systems etc. If either the Agent determines in its discretion that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred: (a) the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Loan as the Agent may deem necessary in the circumstances; (b) the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in Clause 28.12(a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to any such changes; (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 28.12(a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers);

118 EUROPE/69253930v1EUROPE/69253930v4 (e) the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation, for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.12 (Disruption to payment systems etc.); and (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 28.12(d) 29 SET-OFF 29.1 Set-off A Finance Party may, while an Event of Default is continuing, set off any matured obligation due from a Security Party under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Security Party, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 29.2 Master Agreement rights The rights conferred on the Swap Provider by this Clause 29 (Set-Off) shall be in addition to, and without prejudice to or limitation of, the rights of netting and set off conferred on the Swap Provider by the Master Agreement. 30 NOTICES 30.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter. 30.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of the Borrower, that identified with its name below; (b) in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; (c) in the case of the Swap Provider, that identified with its name below; and (d) in the case of the Agent, the Sustainability Agent or the Security Agent, that identified with its name below, or any substitute address, fax number, or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

119 EUROPE/69253930v1EUROPE/69253930v4 30.3 Delivery Any communication or document made or delivered by one Party to another under or in connection with the Finance Documents will only be effective: (a) if by way of fax, when received in legible form; or (b) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer. Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Agent's signature below (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose). All notices from or to a Security Party (save in respect of the Master Agreement) shall be sent through the Agent. Any communication or document which becomes effective, in accordance with this Clause 30.3 (Delivery), after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 30.4 Notification of address and fax number Promptly upon changing its address or fax number, the Agent shall notify the other Parties. 30.5 Communication when Agent is Impaired Agent If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed. 30.6 Electronic communication (a) Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties: (i) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (ii) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

120 EUROPE/69253930v1EUROPE/69253930v4 (b) Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose. (c) Any electronic communication which becomes effective, in accordance with Clause 30.6(b), after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 30.7 Use of websites (a) The Borrower may satisfy its obligations under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the "Designated Website") if: (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method; (ii) both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and (iii) the information is in a format previously agreed between the Borrower and the Agent. If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it. (b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent. (c) The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if: (i) the Designated Website cannot be accessed due to technical failure; (ii) the password specifications for the Designated Website change; (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website; (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or (v) the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software. If the Borrower notifies the Agent under Clause 30.7(c)(i) or Clause 30.7(c)(v), all information to be provided by the Borrower under this Agreement after the date of that notice shall be

121 EUROPE/69253930v1EUROPE/69253930v4 supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing. (d) Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days. (e) The Borrower shall be liable for any cost incurred by the Agent or any Website Lender under this Clause. 30.8 English language Any notice given under or in connection with any Finance Document must be in English. All other documents provided under or in connection with any Finance Document must be: (a) in English; or (b) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 31 CALCULATIONS AND CERTIFICATES 31.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Agent pursuant to Clause 28.10 (Control account) are prima facie evidence of the matters to which they relate. 31.2 Certificates and determinations Any certification or determination by the Agent of a rate or amount under any Finance Document is, in the absence of error, conclusive evidence of the matters to which it relates. 31.3 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market London interbank market differs, in accordance with that market practice. 32 PARTIAL INVALIDITY If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 33 REMEDIES AND WAIVERS No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to

122 EUROPE/69253930v1EUROPE/69253930v4 affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. 34 AMENDMENTS AND WAIVERS 34.1 Required consents (a) Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties. (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34 (Amendments and Waivers). (c) Without prejudice to the generality of Clauses 25.7(c), 25.7(d) and 25.7(e) (Rights and discretions of the Agent), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement. 34.2 Exceptions (a) An amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to: (i) the definition of "Majority Lenders" in Clause 1.1 (Definitions); (ii) an extension to the date of payment of any amount under the Finance Documents; (iii) a reduction in the Applicable Margin except in accordance with Clause 8.5 (Margin Adjustment) or a reduction in the amount of any payment of principal, interest, fees or commission payable; (iv) a change in currency of payment of any amount under the Finance Documents; (v) an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably; (vi) any provision which expressly requires the consent of all the Lenders; (vii) Clause 2.2 (Finance Parties' rights and obligations), Clause 23 (Changes to the Lenders), this Clause 34 (Amendments and Waivers), Clause 38 (Governing Law) or Clause 39.1 (Jurisdiction of English courts); (viii) (other than as expressly permitted by the provisions of any Finance Document) the nature or scope of: (A) any Guarantee; (B) the Charged Property; or

123 EUROPE/69253930v1EUROPE/69253930v4 (C) the manner in which the proceeds of enforcement of the Security Documents are distributed; or (ix) the release of any Guarantee or of any Encumbrance created or expressed to be created or evidenced by the Security Documents unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of any Encumbrance created or expressed to be created or evidenced by the Security Documents where such sale or disposal is expressly permitted under this Agreement or any other Finance Document; shall not be made, or given, without the prior consent of all the Lenders. (b) An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent or, as the case may be, the Arranger. 34.3 Replacement of Lender (a) If the Borrower or any other Security Party becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 12.2 (Tax gross-up), Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs) to any Lender: then the Borrower may, on five Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Borrower, which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents. (b) The replacement of a Lender pursuant to this Clause 34.3 (Replacement of Lender) shall be subject to the following conditions: (i) the Borrower shall have no right to replace the Agent or Security Agent; (ii) neither the Agent nor the Lender shall have any obligation to the Borrower to find a Replacement Lender; (iii) in no event shall the Lender replaced under this Clause 34.3 (Replacement of Lender) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and (iv) the Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 34.3 (Replacement of Lender) once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer. (c) A Lender shall perform the checks described in Clause 34.3(b)(iv) as soon as reasonably practicable following delivery of a notice referred to in Clause 34.3 (Replacement of Lender) and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

124 EUROPE/69253930v1EUROPE/69253930v4 34.4 Disenfranchisement of Defaulting Lenders (a) For so long as a Defaulting Lender has any Commitment, in ascertaining: (i) the Majority Lenders; or (ii) whether: (A) any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or (B) the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender's Commitment will be reduced by the amount of its participation in the Loan it has failed to make available and, to the extent that that reduction results in that Defaulting Lender's Commitment being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of (i) and (ii). (b) For the purposes of this Clause 34.4 (Disenfranchisement of Defaulting Lenders), the Agent may assume that the following Lenders are Defaulting Lenders: (i) any Lender which has notified the Agent that it has become a Defaulting Lender; (ii) any Lender in relation to which it is aware that any of the events or circumstances referred to in (a), (b) or (c) of the definition of "Defaulting Lender" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender. 34.5 Replacement of a Defaulting Lender (a) The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving ten Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Borrower which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either: (i) in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents; or (ii) in an amount agreed between that Defaulting Lender, the Replacement Lender and the Borrower and which does not exceed the amount described in (a). (b) Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 34.5 (Replacement of a Defaulting Lender) shall be subject to the following conditions:

125 EUROPE/69253930v1EUROPE/69253930v4 (i) the Borrower shall have no right to replace the Agent or Security Agent; (ii) neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender; (iii) the transfer must take place no later than 7 days after the notice referred to in Clause 34.5(a); (iv) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and (v) the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 34.5(a) once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender. (c) The Defaulting Lender shall perform the checks described in Clause 34.5(b)(v) as soon as reasonably practicable following delivery of a notice referred to in Clause 34.5(a) and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks. 34.6 Replacement of Screen Rate (a) If a Screen Rate Replacement Event has occurred in relation to the Screen Rate for dollars, any amendment or waiver which relates to: (i) providing for the use of a Replacement Benchmark; and (ii) (A) aligning any provision of any Finance Document to the use of that Replacement Benchmark; (B) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Benchmark; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

126 EUROPE/69253930v1EUROPE/69253930v4 (b) If, as at 1 March 2022 this Agreement provides that the rate of interest for the Loan in dollars is to be determined by reference to the Screen Rate for LIBOR: (i) a Screen Rate Replacement Event shall be deemed to have occurred on that date in relation to the Screen Rate for dollars; and (ii) the Agent, (acting on the instructions of the Majority Lenders) and the Borrower shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in relation to dollars in place of that Screen Rate from and including a date no later than 30 September 2022. (c) If any Lender fails to respond to a request for an amendment or waiver described in, or for any other vote of Lenders in relation to, paragraphs (a) or (b) above within 10 Business Days (or such longer time period in relation to any request which the Borrower and the Facility Agent may agree) of that request being made: (i) its Commitment or its participation in the Loan (as the case may be) shall not be included for the purpose of calculating the Total Commitments or the amount of the Loan (as applicable) when ascertaining whether any relevant percentage of Total Commitments or the aggregate of participations in the Loan (as applicable) has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. 35 CONFIDENTIALITY 35.1 Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 35.2 (Disclosure of Confidential Information) and Clause 35.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 35.2 Disclosure of Confidential Information Any Finance Party may disclose: (a) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners , credit insurers and insurers, reinsurers, insurance brokers and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 35.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person:

127 EUROPE/69253930v1EUROPE/69253930v4 (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Security Parties and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (iii) appointed by any Finance Party or by a person to whom Clause 35.2(b)(i) or 35.2(b)(ii) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 25.16(b) (Relationship with the Lenders)); (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 35.2(b)(i) or 35.2(b)(ii); (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (vii) who is a Party; or (viii) with the consent of the Borrower; or (ix) which is a classification society or other entity which a Lender has engaged to make the calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles, in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to Clauses 35.2(b)(i), 35.2(b)(ii) and 35.2(b)(iii), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to Clause 35.2(b)(iv), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

128 EUROPE/69253930v1EUROPE/69253930v4 (C) in relation to Clauses 35.2(b)(v), 35.2(b)(vi), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and (c) to any person appointed by that Finance Party or by a person to whom Clause 35.2(b)(i) or 35.2(b)(ii) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 35.2(c) if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking; and (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Security Parties and/or the Group. 35.3 DAC6 Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU as may be applicable in the United Kingdom, whether directly or by any relevant legislation. 35.4 35.3Disclosure to numbering service providers (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Loan and/or one or more Security Parties the following information: (i) names of Security Parties; (ii) country of domicile of Security Parties; (iii) place of incorporation of Security Parties; (iv) date of this Agreement; (v) Clause 38 (Governing Law); (vi) the names of the Agent and the Arranger; (vii) date of each amendment and restatement of this Agreement; (viii) amount of Total Commitments; (ix) currencies of the Loan; (x) type of Loan;

129 EUROPE/69253930v1EUROPE/69253930v4 (xi) ranking of the Loan; (xii) Termination Date; (xiii) changes to any of the information previously supplied pursuant to (i) to (xii); and (xiv) such other information agreed between such Finance Party and that Security Party, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Loan and/or one or more Security Parties by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) The Borrower represents that none of the information set out in Clauses 35.3(a)(i35.4(a)(i) to 35.3(a)(xiv35.4(a)(xiv) is, nor will at any time be, unpublished price-sensitive information. (d) The Agent shall notify the Borrower and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Loan and/or one or more Security Parties; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Loan and/or one or more Security Parties by such numbering service provider. 35.5 35.4Entire agreement This Clause 35 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 35.6 35.5Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 35.7 35.6Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower: (a) of the circumstances of any disclosure of Confidential Information made pursuant to Clause 35.2(b)(v) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

130 EUROPE/69253930v1EUROPE/69253930v4 (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35 (Confidentiality). 35.8 35.7Continuing obligations The obligations in this Clause 35 (Confidentiality) are continuing. 36 DISCLOSURE OF LENDER DETAILS BY AGENT 36.1 Supply of Lender details to Borrower The Agent shall provide to the Borrower within seven Business Days of a request by the Borrower (but no more frequently than once per calendar month) a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents. 36.2 Supply of Lender details at Borrower's direction (a) The Agent shall, at the request of the Borrower, disclose the identity of the Lenders and the details of the Lenders' Commitments to any: (i) other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and (ii) Security Party. (b) Subject to Clause 36.2(c), the Borrower shall procure that the recipient of information disclosed pursuant to Clause 36.2(a) shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient's own confidential information. (c) The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information. 36.3 Supply of Lender details to other Lenders (a) If a Lender (a "Disclosing Lender") indicates to the Agent that the Agent may do so, the Agent shall disclose that Lender's name and Commitment to any other Lender that is, or becomes, a Disclosing Lender.

131 EUROPE/69253930v1EUROPE/69253930v4 (b) The Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender. 36.4 Lender enquiry If any Lender believes that any entity is, or may be, a Lender and: (a) that entity ceases to have an Investment Grade Rating; or (b) an Insolvency Event occurs in relation to that entity, the Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment. 36.5 Lender details definitions In this Clause 36 (Disclosure of Lender Details by Agent): "Investment Grade Rating" means, in relation to an entity, a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency. "Requisite Lenders" means a Lender or Lenders whose Commitments aggregate 15 per cent . (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent . (or more) of the Total Commitments immediately prior to that reduction). 36.6 Consent to publication Subject to the Borrower's written consent, such consent not to be unreasonably withheld, the Agent and/or the Arranger reserve the right, at their expense, to publish information in connection with their participation in and the agency and arrangements contained in the Finance Documents, in internal and external publications and for such purpose, the Agent or the Arranger may use the Borrower's or the Collateral Owners' logos or trademarks in connection with any such publication. 37 COUNTERPARTS Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

132 EUROPE/69253930v1EUROPE/69253930v4 SECTION 12 GOVERNING LAW AND ENFORCEMENT 38 GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 39 ENFORCEMENT 39.1 Jurisdiction of English courts The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute"). Each Party agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. This Clause 39.1 (Jurisdiction of English courts) is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any Finance Party may take concurrent proceedings in any number of jurisdictions. 39.2 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, the Borrower: (i) irrevocably appoints Mr. John Georgiou, 42 Marble Drive, London, NW2 1XA, England (tel/fax: +44 208 361 2606) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and (ii) agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned. (b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process or terminates its appointment as agent for service of process, the Borrower must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose. 40 BAIL-IN Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation):

133 EUROPE/69253930v1EUROPE/69253930v4 (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. This Agreement has been entered into on the date stated at the beginning of this Agreement.

134 EUROPE/69253930v1EUROPE/69253930v4 SCHEDULE 1 THE ORIGINAL LENDERS Name of Original Lender Commitment Treaty Passport scheme reference number and jurisdiction of residence DNB (UK) Limited 8th Floor The Walbrook Building 25 Walbrook London EC4N 8AF, England Term Commitment: 100% Revolving Commitment: 100% DDTP NUMBER: 58/D/305668/DTTP England

135 EUROPE/69253930v1EUROPE/69253930v4 SCHEDULE 2 PART A CONDITIONS PRECEDENT 1 SECURITY PARTIES 1.1 Constitutional documents (a) Copies of the constitutional documents of each Security Party together with such other evidence as the Agent may reasonably require that each Security Party is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party. (b) A copy of any joint venture, silent partnership agreement or shareholders agreement in respect of each security Party (if applicable). 1.2 Certificates of good standing A certificate of good standing in respect of each Security Party (if such a certificate can be obtained). 1.3 Board resolutions A copy of a resolution of the board of directors of each Security Party: (a) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute those Finance Documents; and (b) authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf. 1.4 Copy passports A copy of the passport of each person authorised by the resolutions referred to in clause 1.3 above. 1.5 Shareholder resolutions If required by law, a copy of a resolution signed by all the holders of the issued shares in each Security Party (other than the Borrower), approving the terms of, and the transactions contemplated by, the Relevant Documents to which that Security Party is a party. 1.6 Officer's certificates An original certificate of a duly authorised officer of each Security Party: (a) certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect; (b) setting out the names of the directors, officers and shareholders of that Security Party and the proportion of shares held by each shareholder; and

136 EUROPE/69253930v1EUROPE/69253930v4 (c) confirming that borrowing or guaranteeing or securing, as appropriate, the Loan would not cause any borrowing, guarantee, security or similar limit binding on that Security Party to be exceeded. 1.7 Evidence of registration Where such registration is required or permitted under the laws of the relevant jurisdiction, evidence that the names of the directors, officers and shareholders of each Security Party are duly registered in the companies registry or other registry in the country of incorporation of that Security Party. 1.8 Powers of attorney The original notarially attested and legalised power of attorney of each of the Security Parties under which the Relevant Documents to which it is or is to become a party are to be executed or transactions undertaken by that Security Party. 2 SECURITY AND RELATED DOCUMENTS 2.1 Vessel documents Photocopies, certified as true, accurate and complete by a director or the secretary of the Borrower, of: (a) any charterparty or other contract of employment of the Vessels which will be in force on the Drawdown Date; (b) the Management Agreements in respect of the Vessels; (c) the Vessels' current Safety Construction, Safety Equipment, Safety Radio Oil Pollution Prevention and Load Line Certificates; (d) evidence of the Vessel's current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990; (e) the Vessels' current SMC; (f) the ISM Company's current DOC; (g) the Vessels' current ISSC; (h) the Vessels' current IAPPC; (i) the Vessels' current Tonnage Certificate; and (j) the Vessels' Inventory of Hazardous Materials, in each case together with all addenda, amendments or supplements. 2.2 Evidence of Collateral Owner's title Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the Approved Flag confirming that each Vessel is permanently registered under that flag in the ownership of the relevant Collateral Owner, (b) each Mortgage has been

137 EUROPE/69253930v1EUROPE/69253930v4 registered with first priority against each Vessel and (c) there are no further Encumbrances registered against any Vessel. 2.3 Evidence of insurance (a) Evidence that the Vessels are insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent. (b) If required by the Agent, an opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the Insurances as the Agent may require. 2.4 Confirmation of class A Certificate of Confirmation of Class for hull and machinery confirming that each Vessel is classed with the highest class applicable to vessels of her type with Lloyd's Register or such other classification society as may be acceptable to the Agent free of recommendations affecting class. 2.5 Valuation Not later than 30 days prior to the date of this Agreement, one or more valuation(s) of each Vessel addressed to the Agent from an Approved Shipbroker certifying the Market Value for each Vessel, acceptable to the Agent. 2.6 Security Documents The Security Documents, duly executed and, where applicable, registered, together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients. 2.7 Mandates Such duly signed forms of mandate, and/or other evidence of the opening of the Earnings Accounts, as the Security Agent may require. 2.8 No disputes The written confirmation of the Borrower that there is no dispute under any of the Relevant Documents as between the parties to any such document. 2.9 Account Holder's confirmation The written confirmation of the Account Holder that the relevant Earnings Accounts have been opened with the Account Holder and to its actual knowledge are free from Encumbrances other than as created by or pursuant to the Security Documents and rights of set off in favour of the Account Holder as account holder. 2.10 Master Agreement The Master Agreement.

138 EUROPE/69253930v1EUROPE/69253930v4 2.11 Other Relevant Documents Copies of each of the Relevant Documents not otherwise comprised in the documents listed in this Part I of Schedule 2. 3 LEGAL OPINIONS The following legal opinions, each addressed to the Agent, the Security Agent, the Swap Provider and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Loan or confirmation satisfactory to the Agent that such opinions will be given: 3.1 a legal opinion of Watson Farley & Williams, legal advisers to the Agent as to English law substantially in the form distributed satisfactory to the Lenders prior to signing this Agreement; 3.2 a legal opinion of the following legal advisers to the Agent: (a) Watson Farley & Williams, as to Liberian law; and (b) Watson Farley & Williams, as to Marshall Islands law; (c) Chrysses Demetriades & Co. LLC, as to Cypriot law; and (d) Arias B. & Associates, as to Panamanian law; and. 4 OTHER DOCUMENTS AND EVIDENCE 4.1 Drawdown Request A duly completed Drawdown Request. 4.2 Process agent Evidence that any process agent referred to in Clause 39.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment. 4.3 Other Authorisations A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document. 4.4 Financial statements A copy of the Original Financial Statements of the Borrower. 4.5 Fees A Fee Letter and evidence that the fees, costs and expenses then due from the Borrower under Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Drawdown Date.

139 EUROPE/69253930v1EUROPE/69253930v4 4.6 "Know your customer" documents Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary "know your customer" or similar identification procedures in relation to the transactions contemplated in the Finance Documents, including any specimen signatures required by Agent. 4.7 Side LetterFLetter The side letter evidencing the Current Shareholders of the Borrower issued by the Borrower in favour of the Agent in such form as the Agent may require. 4.8 Amount in the Earnings Accounts Evidence that the amount of three two hundred thousand dollars ($300,000200,000) is credited to the each Earnings Account. 4.9 Withholding tax Evidence that any withholding tax payable by a Security Party will be paid or application to tax authorities is or will be sent by the Drawdown Date.

140 EUROPE/69253930v1EUROPE/69253930v4 PART B CONDITIONS SUBSEQUENT 1 LETTERS OF UNDERTAKING Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties. 2 ACKNOWLEDGEMENTS OF NOTICES Acknowledgements of all notices of assignment and/or charge given pursuant to the Security Documents. 3 LEGAL OPINIONS Such of the legal opinions specified in Part A of this Schedule 2 as have not already been provided to the Agent. 4 COMPANIES ACT REGISTRATIONS If applicable, evidence that the prescribed particulars of the Security Documents have been delivered to any relevant the Registry of Companies/Corporations within the statutory time limit. 5 MASTER'S RECEIPT If applicable, the master's receipt for the Mortgage. 6 MORTGAGEE'S INSURANCES FEES Payment to the Agent of all fees in relation to inspections, valuations, legal fees and premiums for Mortgagee's Insurances, once notified by the Agent to the Borrower.

141 EUROPE/69253930v1EUROPE/69253930v4 PART C DELIVERY CONDITIONS PRECEDENT 7 OFFICER'S CERTIFICATE A certificate signed by a duly authorised officer of each Security Party confirming that none of the documents and evidence delivered to the Agent pursuant to Clauses 4.1 (Initial conditions precedent) and 4.4(Conditions subsequent) has been amended, modified or revoked in any way since its delivery to the Agent. 8 SECURITY AND RELATED DOCUMENTS 8.1 Vessel documents Photocopies, certified as true, accurate and complete by a director or the secretary of the Borrower, of: (a) the builder's certificate and/or bill of sale transferring title in the Newbuilding Vessel to the Collateral Owner free of all encumbrances, maritime liens or other debts; (b) the protocol of delivery and acceptance evidencing the unconditional physical delivery of the Newbuilding Vessel by the Builder to the Collateral Owner pursuant to the Building Contract; (c) the commercial invoice issued by the Builder in respect of the final contract price of the Newbuilding Vessel; (d) the declaration of warranty issued by the Builder to the Collateral Owner pursuant to the Building Contract; (e) any charterparty or other contract of employment of the Newbuilding Vessel which will be in force on the Delivery Date; (f) the Management Agreements; (g) the Vessel's current Safety Construction, Safety Equipment, Safety Radio and Load Line Certificates; (h) evidence of the Vessel's current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990; (i) the Vessel's current SMC, or an application form submitted by the Borrower; (j) the ISM Company's current DOC; (k) the Vessel's current ISSC, or an application form submitted by the Borrower; (l) the Vessel's current IAPPC, or any application form submitted by the Borrower; (m) the Vessel's current Tonnage Certificate; in each case together with all addenda, amendments or supplements.

142 EUROPE/69253930v1EUROPE/69253930v4 8.2 Evidence of Collateral Owner's title Evidence that any prior registration of the Newbuilding Vessel in the ownership of the Builder and any Encumbrance registered against that ownership have been cancelled (or confirmation from the Builder that there was no such prior registration) and evidence that on the Delivery Date (i) the Newbuilding Vessel will be at least provisionally registered under an Approved Flag in the ownership of the Collateral Owner and (ii) the Mortgage will be capable of being registered against the Newbuilding Vessel with first priority. 8.3 Evidence of insurance Evidence that the Newbuilding Vessel is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent. 8.4 Confirmation of class An interim Certificate of Confirmation of Class for hull and machinery confirming that the Newbuilding Vessel is classed with the highest class applicable to Newbuilding Vessels of her type with Lloyd's Register or such other classification society as may be acceptable to the Agent. 8.5 Survey report If requested by the Agent, a report by a surveyor instructed by the relevant Collateral Owner and acceptable to the Agent to inspect the Newbuilding Vessel confirming to the Agent that the condition of the Newbuilding Vessel is in all respects acceptable to the Agent. 8.6 Valuation Not later than 30 days, or such shorter period as the Agent may agree to, prior to the date of this Agreement, one or more valuation(s) of the Newbuilding Vessel addressed to the Agent from an Approved Shipbroker certifying the Market Value for the Newbuilding Vessel, acceptable to the Agent. 8.7 Security Documents The Mortgage, the Assignments, the Account Security Deed, the Managers' Undertakings and any other Credit Support Documents, together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients. 8.8 Mandates Such duly signed forms of mandate, and/or other evidence of the opening of the Earnings Accounts, as the Security Agent may require. 8.9 Account Holder's confirmation The written confirmation of the Account Holder that the relevant Earnings Accounts have been opened with the Account Holder and to its actual knowledge are free from Encumbrances

143 EUROPE/69253930v1EUROPE/69253930v4 other than as created by or pursuant to the Security Documents and rights of set off in favour of the Account Holder as account holder. 8.10 Other Relevant Documents Copies of each of the Relevant Documents not otherwise comprised in the documents listed in Parts A to C of this Schedule 2. 9 LEGAL OPINIONS The following legal opinions, each addressed to the Agent, the Security Agent, the Swap Provider and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Loan or confirmation satisfactory to the Agent that such opinions will be given: 9.1 a legal opinion of Watson Farley & Williams, legal advisers to the Agent as to English law substantially in the form distributed to the Lenders prior to signing this Agreement; 9.2 a legal opinion of the following legal advisers to the Agent: (a) Watson Farley & Williams, as to Liberian law; and (b) Watson Farley & Williams, as to Marshall Islands law; (c) Chrysses Demetriades & Co. LLC, as to Cypriot law; (d) Arias B. & Associates, as to Panamanian law; and 10 OTHER DOCUMENTS AND EVIDENCE 10.1 Process agent Evidence that any process agent referred to in Clause 39.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment. 10.2 Other Authorisations A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document. 10.3 Fees A Fee Letter and evidence that the fees, costs and expenses then due from the Borrower under Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Drawdown Date.

144 EUROPE/69253930v1EUROPE/69253930v4 PART D DELIVERY CONDITIONS SUBSEQUENT 11 EVIDENCE OF COLLATERAL OWNER'S TITLE Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of an Approved Flag confirming that (a) the Vessel is permanently registered under that flag in the ownership of the Collateral Owner, (b) the Mortgage has been registered with first priority against the Vessel and (c) there are no further Encumbrances registered against the Vessel. 12 LETTERS OF UNDERTAKING Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties. 13 ACKNOWLEDGEMENTS OF NOTICES Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part C of this Schedule 2. 14 LEGAL OPINIONS Such of the legal opinions specified in Part C of this Schedule 2 as have not already been provided to the Agent. 15 COMPANIES ACT REGISTRATIONS If applicable, evidence that the prescribed particulars of any Security Documents received by the Agent pursuant to Part C of this Schedule 2 have been delivered to any relevant Registry of Companies/Corporations within the statutory time limit. 16 MASTER'S RECEIPT If applicable, the master's receipt for the Mortgage. 17 MORTGAGEE'S INSURANCES FEES Payment to the Agent of all fees in relation to inspections, valuations, legal fees and premiums for Mortgagee's Insurances, once notified by the Agent to the Borrower. 18 SAFETY MANAGEMENT CERTIFICATE The Vessel's current SMC. 19 INTERNATIONAL SHIP SECURITY CERTIFICATE The Vessel's current ISSC. 20 INTERNATIONAL AIR POLLUTION PREVENTION CERTIFICATE The Vessel's current IAPPC.

145 EUROPE/69253930v1EUROPE/69253930v4 SCHEDULE 3 DRAWDOWN REQUEST From: SAFE BULKERS, INC. To: DNB BANK ASA Dated: Dear Sirs Safe Bulkers, Inc. – - Loan Agreement relating to a $94,250,000 30,000,000 term loan facility and a $10,000,000 30,000,000 reducing revolving facility dated 22 September 2014 as supplemented by supplemental agreements dated 20 February 2015 and 15 December 2015, as amended and restated on 22 February 2016, as further supplemented by supplemental agreements dated 1 June 2016 and 8 December 2016, as further amended and restated on 26 July 2017, as further amended and restated on 3 October 2018 , as further amended and restated on 28 March 2019, as further supplemented by a supplemental agreement dated 30 May 2020 and as further amended and restated on [●] 2019 2021 (the "Agreement") 1 We refer to the Agreement. This is a Drawdown Request. Terms defined in the Agreement have the same meaning in this Drawdown Request unless given a different meaning in this Drawdown Request. 2 We wish to [make a Drawing under the Term Loan Reducing Revolving Facility] [draw down the Term Loan Facility] on the following terms: Proposed Drawdown Date: [] (or, if that is not a Business Day, the next Business Day) Amount: [] Interest Period: [] 3 We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Drawdown Request. 4 The proceeds of the [Drawing][Loan[Drawing][Term Loan Facility] should be credited to [account] [towards repayment in full of the [Existing Indebtedness]. 5 This Drawdown Request is irrevocable. Yours faithfully ………………………………………… authorised signatory for SAFE BULKERS, INC.

146 EUROPE/69253930v1EUROPE/69253930v4

147 EUROPE/69253930v1EUROPE/69253930v4 SCHEDULE 4 FORM OF TRANSFER CERTIFICATE To: [] as Agent From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender") Dated: Safe Bulkers, Inc. – - Loan Agreement relating to a $94,250,000 30,000,000 term loan facility and a $10,000,000 30,000,000 reducing revolving facility dated 22 September 2014 as supplemented by supplemental agreements dated 20 February 2015 and 15 December 2015, as amended and restated on 22 February 2016, as further supplemented by supplemental agreements dated 1 June 2016 and 8 December 2016 , as further amended and restated on 26 July 2017, as further amended and restated on 3 October 2018 , as further amended and restated on 28 March 2019, as further supplemented by a supplemental agreement dated 30 May 2020 and as further amended and restated on [●] 2019 2021 (the "Loan Agreement") 1 We refer to the Loan Agreement. This agreement (the "Agreement") shall take effect as a Transfer Certificate for the purposes of the Loan Agreement. Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement. 2 We refer to Clause 23.5 (Procedure for transfer) of the Loan Agreement: (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 23.5 (Procedure for transfer) all of the Existing Lender's rights and obligations under the Loan Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in the Loan under the Loan Agreement as specified in the Schedule. (b) The proposed Transfer Date is []. (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule. 3 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 23.4(a)(iii) (Limitation of responsibility of Existing Lenders). 4 The New Lender confirms, for the benefit of the Agent and without liability to any Security Party, that it is: (a) [a Qualifying Lender other than a Treaty Lender;] (b) [a Treaty Lender;] (c) [not a Qualifying Lender]. [5] [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (d) a company resident in the United Kingdom for United Kingdom tax purposes;

148 EUROPE/69253930v1EUROPE/69253930v4 (e) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (f) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.] [5] [The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number []) and is tax resident in [], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Agent notify the Borrower that it wishes that scheme to apply to the Agreement.] [6] This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. [7] This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. [8] This Agreement has been entered into on the date stated at the beginning of this Agreement. Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in any Encumbrance created or expressed to be created or evidenced by the Security Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

149 EUROPE/69253930v1EUROPE/69253930v4 The Schedule Commitment/rights and obligations to be transferred [insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments,] [Existing Lender] [New Lender] By: By: This Agreement is accepted as a Transfer Certificate for the purposes of the Loan Agreement by the Agent and the Transfer Date is confirmed as []. DNB BANK ASA By:

150 EUROPE/69253930v1EUROPE/69253930v4 SCHEDULE 5 FORM OF ASSIGNMENT AGREEMENT To: [] as Agent and [] and [] as Borrower, for and on behalf of each Security Party From: [the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender") Dated: Safe Bulkers, Inc. – - Loan Agreement relating to a $94,250,000 30,000,000 term loan facility and a $10,000,000 30,000,000 reducing revolving facility dated 22 September 2014 as supplemented by supplemental agreements dated 20 February 2015 and 15 December 2015, as amended and restated on 22 February 2016, as further supplemented by supplemental agreements dated 1 June 2016 and 8 December 2016 , as further amended and restated on 26 July 2017, as further amended and restated on 3 October 2018 and , as further amended and restated on 28 March 2019, as further supplemented by a supplemental agreement dated 30 May 2020 and as further amended and restated on [●] 2019 (the "Loan Agreement")2021 1 We refer to the Loan Agreement. This is an Assignment Agreement. This agreement (the "Agreement") shall take effect as an Assignment Agreement for the purpose of the Loan Agreement. Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement. 2 We refer to Clause 23.6 (Procedure for assignment) of the Loan Agreement: (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Loan Agreement, the other Finance Documents and in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents which correspond to that portion of the Existing Lender's Commitment(s) and participations in the Loan under the Loan Agreement as specified in the Schedule. (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment(s) and participations in the Loan under the Loan Agreement specified in the Schedule. (c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b). 3 The proposed Transfer Date is []. 4 On the Transfer Date the New Lender becomes: Party to the relevant Finance Documents as a Lender. 5 The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule. 6 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 23.4(c) (Limitation of responsibility of Existing Lenders). 7 The New Lender confirms, for the benefit of the Agent and without liability to any Security Party, that it is:

151 EUROPE/69253930v1EUROPE/69253930v4 (a) [a Qualifying Lender (other than a Treaty Lender);] (b) [a Treaty Lender;] (c) [not a Qualifying Lender]. 8 [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.] 9 [The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number []) and is tax resident in [], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and hereby notifies the Borrower that it wishes that scheme to apply to the Loan Agreement.] 10 This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 23.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Security Party) of the assignment referred to in this Agreement. 11 This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. 12 This Agreement [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law. 13 This Agreement has been entered into on the date stated at the beginning of this Agreement. Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in any Encumbrance created or expressed to be created or evidenced by the Security Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

152 EUROPE/69253930v1EUROPE/69253930v4 The Schedule Commitment/rights and obligations to be transferred by assignment, release and accession [insert relevant details] [Facility office address, fax number and attention details for notices and account details for payments] [Existing Lender] [New Lender] By: By: This Agreement is accepted as an Assignment Agreement for the purposes of the Loan Agreement by the Agent and the Transfer Date is confirmed as []. Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party. DNB BANK ASA By:

153 EUROPE/69253930v1EUROPE/69253930v4 SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE To: DNB BANK ASA From: SAFE BULKERS, INC. Dated: Dear Sirs Safe Bulkers, Inc. – - Loan Agreement relating to a $94,250,000 30,000,000 term loan facility and a $10,000,000 30,000,000 reducing revolving facility dated 22 September 2014 as supplemented by supplemental agreements dated 20 February 2015 and 15 December 2015, as amended and restated on 22 February 2016, as further supplemented by supplemental agreements dated 1 June 2016 and 8 December 2016 , as further amended and restated on 26 July 2017, as further amended and restated on 3 October 2018 and , as further amended and restated on 28 March 2019, as further supplemented by a supplemental agreement dated 30 May 2020 and as further amended and restated on [●] 2019 (the "Agreement")2021 1 We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate. 2 We confirm that: Agreement Clause Covenant determination/Calculation compliance (min/max amount) 13.2.25 (a) Consolidated Group Leverage Consolidated Total Liabilities USD[ ] ÷ Consolidated Total Assets USD[ ] = Consolidated Group Leverage [ %] [minimum 85%] 13.2.25 (b) EBITDA to Interest Expense ratio EBITDA USD[ ] ÷ Interest Expense USD[ ] = EBITDA to Interest Expense ratio [ ] [maximum 2:1] 13.2.25 (c) Net Worth Consolidated Total Assets USD[ ] (minus) Consolidated Total Liabilities USD[ ] = Net Worth [ %] [min. USD150,000,000] 3 We confirm that the VTL Coverage as at the date hereof is [] per cent.

154 EUROPE/69253930v1EUROPE/69253930v4 4 [We confirm that no Default is continuing.]1*1 Signed: ……………………………………………… ……………………………………………… Officer Officer of of SAFE BULKERS, INC. SAFE BULKERS, INC. [insert applicable certification language]2** ……………………………………………… [for and on behalf of [name of auditors of the Borrower]2 3***] SCHEDULE 7 1 * If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it. 1 If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it. 2 ** To be agreed with the Borrower's auditors and the Lenders prior to signing the Agreement. 2Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. 3 *** Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the Borrower's auditors prior to signing the Agreement.

155 EUROPE/69253930v1EUROPE/69253930v4 SCHEDULE 7 REDUCING REVOLCING FACILITY Reducing Revolving Facility Reduction Dates (save as previously repaid or prepaid) Reduction Amount $ Maximum Available Amount: $10,000,000 30,000,000 as of the date of the Deed of Amendment and Restatement Date as reduced below $ March 29, 2020 June 29, 2020 September 2930, 2020 2025 December 29, 2020 March 29, 2021 June 29, 2021 September 29, 2021 December 29, 2021 March 29, 2022 $500,000 $500,000 $1,000,000 $1,000,000 $1,000,000 $1,000,000 $1,500,000 $1,500,000 $2,000,000 5,000,000 $9,500,000 $9,000,000 $8,000,000 $7,000,000 $6,000,000 $5,000,000 $3,500,000 $2,000,000 - 25,000,000 March 31, 2026 5,000,000 20,000,000 September 30, 2026 20,000,000 0

156 EUROPE/69253930v1EUROPE/69253930v4 SCHEDULE 8 FORM OF SUSTAINABILITY CERTIFICATE POSEIDON CO2 EMISSIONS CERTIFICATE To: DNB Bank ASA, London Branch as Agent and Sustainability Agent From: [ ] Dated: [] Dear Sirs Loan Agreement dated [] 2021 (the "Agreement") 1 We refer to the Agreement. This is a Sustainability Certificate. Terms defined in the Agreement have the same meaning when used in this Sustainability Certificate unless given a different meaning in this Sustainability Certificate. 2 We confirm that: AER details: AER Reference Vessel AER AER Trajectory Values AER Vessel Delta We confirm that the AER Delta Average for the year ending 20[●] is [●] and accordingly the Sustainable Margin Adjustment is [●]. 3 We confirm that no Default is continuing. Signed: ________________________ [Chief Financial Officer]

157 EUROPE/69253930v1EUROPE/69253930v4 SCHEDULE 9 DETAILS OF THE SHIPS Ship Ship name (IMO) Collateral Owner owning the Vessel Approved Flag Approved Classificatio n Society Vessel A MARTINE (9411537) Eniadefhi Republic of Cyprus Lloyd's Register Vessel B ANDREAS K (9438121) Maxdodeka Republic of Cyprus Lloyd's Register Vessel C KYPROS BRAVERY (9694490) Gloverfour Republic of Cyprus Bureau Veritas Vessel D KYPROS LOYALTY (9717424) Gloverfive Republic of Cyprus Bureau Veritas Vessel E PEDHOULAS CHERRY (9738040) Youngone Republic of Cyprus American Bureau of Shipping

158 EUROPE/69253930v1EUROPE/69253930v4 EXECUTION PAGE THE BORROWER SAFE BULKERS, INC. ) ) By: ) ) Address: c/o Safe Bulkers Management ) Limited, 1 Aghias Fylaxeos ) Limassol, Cyprus ) Fax no.: +357 25887220 ) Department/Officer: Konstantinos ) Adamopoulos ) THE ARRANGER DNB BANK ASA(UK) LIMITED ) ) By: ) ) Address: 8th Floor, The Walbrook Building ) 25 Walbrook, London EC4N 8AF, England ) Fax no.: +44 207 283 5935 ) Department/Officer: Shipping, ) Offshore & Logistics ) THE AGENT DNB BANK ASA ) ) By: ) ) Address: 8th Floor, The Walbrook Building ) 25 Walbrook, London EC4N 8AF, England ) Fax no.: +44 207 283 5935 ) Department/Officer: Shipping, ) Offshore & Logistics ) THE SECURITY AGENT DNB BANK ASA ) ) By: ) ) Address: 8th Floor, The Walbrook Building ) 25 Walbrook, London EC4N 8AF, England ) Fax no.: +44 207 283 5935 ) Department/Officer: Shipping, ) Offshore & Logistics )

159 EUROPE/69253930v1EUROPE/69253930v4 THE ORIGINAL LENDERS DNB (UK) LIMITED ) ) By: ) ) Address: 8th Floor, The Walbrook Building ) 25 Walbrook, London EC4N 8AF, England ) Fax no.: +44 207 626 5956 ) Department/Officer: Shipping, ) Offshore & Logistics ) THE SWAP PROVIDER DNB BANK ASA ) ) By: ) ) Address: 8th Floor, The Walbrook Building ) 25 Walbrook, London EC4N 8AF, England ) Fax no.: +44 207 283 5935 ) Department/Officer: Shipping, ) Offshore & Logistics ) THE SUSTAINABILITY AGENT DNB BANK ASA ) ) By: ) ) Address: 8th Floor, The Walbrook Building ) 25 Walbrook, London EC4N 8AF, England ) Fax no.: +44 207 283 5935 ) Department/Officer: Shipping, ) Offshore & Logistics )